Exhibit 4.31

CERTAIN PORTIONS OF THE EXHIBIT THAT ARE NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL HAVE BEEN REDACTED PURSUANT TO ITEM 601(b)(10)(iv) OF REGULATION S-K. [****] INDICATES THAT INFORMATION HAS BEEN REDACTED.

Exhibit A

Amended and Restated Master Development Agreement Exhibit A

EXECUTION VERSION

AMENDED AND RESTATED MASTER DEVELOPMENT AGREEMENT

THIS AGREEMENT dated March 30, 2023 (the “Original Commencement Date”) has been amended and restated on March 30, 2023 (the “A&R Effective Date”) by and among:

(1)	PLK APAC PTE. LTD., a company organized and existing under the laws of Singapore and having a principal place of business at 8 Cross St, Manulife Tower, #28-01/07, Singapore 048424 (“PLK”);

(2)	PLKC HK INTERNATIONAL LIMITED, a limited liability company organized under the laws of Hong Kong (the “Master Franchisee”);

(3)	PLKC INTERNATIONAL LIMITED, a company organized under the laws of Cayman Islands (the “JVC”); and

(4)

TH INTERNATIONAL LIMITED, a limited company organized under the laws of Cayman Islands having a principal place of business at PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands (the “Shareholder”).

For the purposes of this Agreement, the above parties shall be individually referred to as a “Party” and collectively referred to as the “Parties”.

INTRODUCTION

A.

PLK has the exclusive right to use, and possesses the right to license and/or permit third parties to use, the unique Popeyes System and the Popeyes Marks for the development and operation of Quick Service Restaurants known as Popeyes Restaurants throughout the Region.

B.

PLK is engaged in the business of developing, operating and granting franchises to operate Popeyes Restaurants throughout the Region using the Popeyes System and the Popeyes Marks and such other marks as PLK or its Affiliates may authorize from time to time for use in connection with Popeyes Restaurants.

C.

PLK and its Affiliates have established a reputation and image with the public as to the quality of products and services available at Popeyes Restaurants, which reputation and image have been, and continue to be, a unique benefit to PLK, its Affiliates and its franchisees.

D.

On the Original Commencement Date, PLK, Pangaea Three Acquisition Holdings IV, Limited (“Investor”), and Cartesian agreed to develop Popeyes Restaurants in the Territory, and for this purpose the JVC was established as a joint venture company (the “Transaction”). Upon consummation of the Transaction, PLK owned 10% of the Equity Securities of the JVC and the Investor owned 90% of the Equity Securities of the JVC. Master Franchisee is a wholly-owned subsidiary of the JVC.

E.

On the Original Commencement Date, PLK and Master Franchisee entered into the Original Agreement, pursuant to which PLK granted to Master Franchisee and Master Franchisee obtained the exclusive right to develop, open and operate (through itself and the Approved Subsidiaries), and to license Franchisees to develop, open and operate, Popeyes Restaurants in the Territory.

F.

On the A&R Effective Date, as a result of the Combination, the Shareholder owns one hundred percent (100%) of the Equity Securities of the JVC, and the JVC owns one hundred percent (100%) of the Equity Securities of Master Franchisee.

CERTAIN PORTIONS OF THE EXHIBIT THAT ARE NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL HAVE BEEN REDACTED PURSUANT TO ITEM 601(b)(10)(iv) OF REGULATION S-K. [****] INDICATES THAT INFORMATION HAS BEEN REDACTED.

G.

Master Franchisee recognizes, acknowledges, declares and confirms that (i) the benefits to be derived from being identified with and licensed by PLK and being able to utilize the Popeyes System including the Popeyes Marks which PLK makes available to its franchisees are substantial, and

(ii) without such benefits being granted by PLK, Master Franchisee would not be in a position to establish and operate a food chain business in the Territory of the nature, reputation and quality of the Popeyes Restaurants and, as such, Master Franchisee has been provided a business opportunity that would not otherwise be available to Master Franchisee.

H.

In connection with the granting of the Development  Rights to Master Franchisee to ensure that the Standards shall be  complied  with  and maintained, Master Franchisee has agreed to provide services and operational support to all Popeyes Restaurants operating within the Territory.

I.

Master Franchisee acknowledges that it entered into the Original Agreement and is entering into this Agreement after having made an independent investigation of PLK’s operations, and not upon any representation as to the profits and/or sales volumes which it might be expected to realize, nor upon any representations or promises made by PLK or any Person on its behalf which are not contained in this Agreement, except for such representations, warranties, covenants and agreements contained in the Transaction Agreements.

J.	It is the intent of PLK and Master Franchisee to preserve continuing customer confidence in the reliability and quality of all products sold at Popeyes Restaurants.

K.	The Parties now desire to enter into this Agreement, which Agreement will amend, restate, supersede and replace the Original Agreement with effect from the A&R Effective Date.

L.

PLK has delivered to Master Franchisee a pre-contractual disclosure document as required under the applicable Law of the Territory, and Master Franchisee acknowledges that it has received such pre-contractual disclosure document in fulfilment of the requirements of applicable Law of the Territory.

NOW THEREFORE, in consideration of the mutual promises, agreements, obligations and covenants contained in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1    INTERPRETATION

1.1	Definitions

In this Agreement, the terms below have the following meanings. Any of such terms, unless the context otherwise requires, may be used in the singular or plural, depending upon the context.

“A&R Effective Date” has the meaning set out in the preamble.

“Accounting Principles” means the accounting principles of the Shareholder consistent with US GAAP.

“Acquired Restaurant” has the meaning set out in clause 6.2.

“Ad Fund Account” has the meaning set out in clause 11.1(a).

“Ad Fund Breach” has the meaning set out in clause 11.7.

“Administrative Expenses” means all general and administrative expenses and overhead associated with managing, administering and maintaining the Advertising Fund, including, without limitation, salaries of relevant employees of Master Franchisee and/or its Affiliates, and the salaries of relevant employees of PLK and its Affiliates if PLK terminates Master Franchisee’s right to manage the Advertising Fund and provide the Marketing Services and Advertising Services pursuant to clause 11.7.

CERTAIN PORTIONS OF THE EXHIBIT THAT ARE NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL HAVE BEEN REDACTED PURSUANT TO ITEM 601(b)(10)(iv) OF REGULATION S-K. [****] INDICATES THAT INFORMATION HAS BEEN REDACTED.

“Advertising Contributions” has the meaning set out in clause 11.1(a).

“Advertising Fund” means the advertising fund formed by Master Franchisee by combining the Advertising Contributions paid by Master Franchisee and Franchisees under the Company Franchise Agreement and the Franchise Agreements, as applicable, in respect of all Popeyes Restaurants in the Territory, which advertising fund shall be used for the purposes and in the manner stipulated in this Agreement, the Company Franchise Agreement and the Franchise Agreements.

“Advertising Fund Audit” has the meaning set out in clause 11.9.

“Advertising Services” has the meaning set out in clause 11.5.2.

“Affected Area” has the meaning set out in clause 10.2.1.

“Affiliate” means any Person that directly or indirectly Controls, is Controlled by, or is under common Control with another Person.

“Agreement” means this Amended and Restated Master Development Agreement.

“Annual Cap” has the meaning set out in clause 10.2.4.

“Annual Opening Target” has the meaning set out in the Development Schedule.

“Anti-Corruption Laws” means the FCPA, the CFPOA, the Corruption and Disobedience sections of the Canadian Criminal Code, RSC 1985, c C-46, and all other anti-corruption, fraud, kickback, anti-money laundering, anti-boycott laws, regulations or orders, and all similar laws, or regulations or orders applicable to the Parties of this Agreement in the Territory and any other relevant jurisdictions.

“Anti-Terrorism Laws” means Executive Order 13224 issued by the President of the United States, the Terrorism Sanctions Regulations (Title 31, Part 595 of the U.S. Code of Federal Regulations), the Foreign Terrorist Organizations Sanctions Regulations (Title 31, Part 597 of the U.S. Code of Federal Regulations), the Cuban Assets Control Regulations (Title 31, Part 515 of the U.S. Code of Federal Regulations), the USA PATRIOT Act, and all other present and future federal, state, provincial and local laws, ordinances, regulations, policies, lists and any other requirements of any governmental authority (including, without limitation, the United States Department of Treasury Office of Foreign Assets Control and any government agency outside the U.S.) addressing or in any way relating to terrorist acts and/or acts of war, including without limitation any applicable Canadian and UK anti-terrorism legislation.

“Applicable Royalty” has the meaning set out in clause 9.5.1.

“Approvals” has the meaning set out in clause 35.1.1.

“Approved Facility” means the specific facility of an Approved Supplier that is approved by PLK in writing to manufacture and/or distribute the Approved Products in the Territory.

“Approved Plans and Specifications” means the general plans and specifications for the construction and fit-out of a new or remodelled Restaurant in the Territory (including requirements as to signage and equipment) which may be approved from time to time by PLK in its sole discretion, which, for the avoidance of doubt are not specific to an individual site or Restaurant location.

CERTAIN PORTIONS OF THE EXHIBIT THAT ARE NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL HAVE BEEN REDACTED PURSUANT TO ITEM 601(b)(10)(iv) OF REGULATION S-K. [****] INDICATES THAT INFORMATION HAS BEEN REDACTED.

“Approved Products” has the meaning set out in the Company Franchise Agreement.

“Approved Subsidiary” means any entity (a) which will be and remain at all times wholly-owned by Master Franchisee, (b) which will be established in the Territory while the Development Rights are in effect, (c) the business of which will be limited to the operation of Popeyes Restaurants in the Territory,

(d) which PLK will license the right to operate Direct-Owned Restaurants in the Territory pursuant to the Company Franchise Agreement, and (e) which will deliver to PLK a Joinder Agreement. An Approved Subsidiary may operate Direct-Owned Restaurants pursuant to the Company Franchise Agreement, subject to compliance with this Agreement and the Company Franchise Agreement.

“Approved Suppliers” has the meaning set out in the Company Franchise Agreement.

“Audit Report” has the meaning set out in clause 10.3.1.

“Authority” means any federal, state, municipal, local or other governmental department, regulatory body, commission, board, bureau, agency or instrumentality, or any administrative, judicial or arbitral court or panel, with jurisdiction over the applicable matter.

“Background Check Provider” means Guidehouse, Inc. or any similar service provider with reputable standing and relevant experience acceptable to PLK.

“Basic Training Program” has the meaning set out in clause 15.1.1.

“Board Meetings” has the meaning set out in clause 2.15.

“Business Day” means a day, other than a Saturday, Sunday or public holiday in the Territory and Singapore on which banks are open in the Territory and Singapore for general commercial business.

“Cartesian” means, collectively, PANGAEA THREE-B, LP, a legal entity organized and existing under the laws of the Cayman Islands with file registration number of MC-96696, and its Affiliates.

“Cash and Cash Equivalents” means, as of any date of determination, the aggregate amount of cash, cash equivalents and marketable securities (including deposits) of the China Group as of such date, determined on a consolidated basis in accordance with the Accounting Principles.

“CFPOA” means the Canadian Corruption of Foreign Public Officials Act, S.C. 1998, c. 34, as amended or superseded.

“Chicken Competitive Business” means a Quick Service Restaurant business (a) based in and/or operating within the Region, where the combined sales of Chicken Products constitute twenty percent (20%) or more of its overall food and beverage sales and/or total menu items, or (b) based outside and/or operating solely outside the Region, where the combined sales of Chicken Products constitute thirty percent (30%) or more of its overall food and beverage sales and/or total menu items. A Chicken Competitive Business includes businesses that grant franchises or licenses to others to operate any of the types of businesses described in the preceding sentence. Without limiting the generality of the foregoing, the restaurant chains listed on Schedule 1 shall each be considered a Chicken Competitive Business for purposes of this Agreement and the Company Franchise Agreement.

“Chicken Products” means any food products intended for human consumption that are (a) made with poultry or poultry parts or cuts, whether fresh or frozen, skinned or unskinned, boned or boneless, including domesticated chickens, turkeys and quails, or (b) intended to be sold as poultry substitutes, including plant-based poultry substitutes.

CERTAIN PORTIONS OF THE EXHIBIT THAT ARE NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL HAVE BEEN REDACTED PURSUANT TO ITEM 601(b)(10)(iv) OF REGULATION S-K. [****] INDICATES THAT INFORMATION HAS BEEN REDACTED.

“China Group” means the Shareholder, together with all subsidiaries of the Shareholder and all entities Controlled by the Shareholder. A “China Group Company” shall mean any of them.

“China Group Debt” has the meaning set out in clause 2.14.

“Claim” means any lawsuit, litigation, dispute, claim, arbitration, mediation, action, hearing, proceeding, investigation, charge, complaint, demand, injunction, judgment, order, decree, ruling or any other proceeding before a judicial, administrative or arbitral court or panel, whether known or unknown, liquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal or equitable.

“Co-Branded Location” means a location where a Popeyes Restaurant and another restaurant business under another brand (the “Other Restaurant Business”) co-exist and any one of the following characteristics is present: (i) the Popeyes Restaurant and the Other Restaurant Business are staffed with the same employees, or (ii) the Popeyes Restaurant and the Other Restaurant Business share any one of the following: (a) the POS Systems, (b) kitchen or kitchen equipment, (c) seating areas (except that if the Popeyes Restaurant and the Other Restaurant Business are located in a food court, both businesses may share a common seating area), or (d) décor packages.

“Combination” means the sale of one hundred percent (100%) of the Equity Securities of the JVC to the Shareholder on the date hereof.

“Company Franchise Agreement” means the PRC Company Franchise Agreement. The form of Company Franchise Agreement is attached as Exhibit A.

“Competitor” means any Person who (or which), whether directly or indirectly, owns or operates, or licenses to any other Person the right to own and/or operate, (a) any Chicken Competitive Business, and/or (b) any Seafood Competitive Business. For purposes of this definition, the term “Competitor” shall also include (i) any Affiliate of such Person, (ii) any director or officer of such Person or Affiliate, (iii) any entity Controlled by such Person or Affiliate, either through the direct or indirect ownership of Equity Securities, a contractual arrangement with one or more holders of Equity Securities or otherwise, and (iv) any immediate family member of such Person (or any Affiliate of any of the foregoing). Notwithstanding the foregoing, the Existing Businesses are excluded from the definition of “Competitor” for the purposes of this Agreement and the other Transaction Agreements.

“Compliance Plan” is the compliance program and code of business ethics maintained by the JVC (with such modifications and updates as may be agreed to with PLK from time to time) to establish internal controls and reporting mechanisms to prevent, detect, identify, investigate and correct unethical, illegal or improper business practices, including violations of applicable Anti-Corruption Laws.

“Concept Approval” has the meaning described in clause 10.2.1.

“Concept Approval Notice” has the meaning described in clause 10.2.1.

“Confidential Information” has the meaning set out in clause 19.1.

“Confidential Operating Manual” means such sets of manuals, guides and video training materials, memoranda, bulletins, directives, computer programs, and other materials whether stored in a retrieval system or in paper format and whether documented or communicated in writing or electronically, as may exist or be changed by PLK and/or its Affiliates from time to time, in their sole discretion, which together create and maintain uniform standards and specifications of use of the Popeyes Marks and the operation of Restaurants and the Popeyes System.

CERTAIN PORTIONS OF THE EXHIBIT THAT ARE NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL HAVE BEEN REDACTED PURSUANT TO ITEM 601(b)(10)(iv) OF REGULATION S-K. [****] INDICATES THAT INFORMATION HAS BEEN REDACTED.

“Control” or “Controlled” means the direct or indirect ownership, whether by ownership of Equity Securities, contract, proxy or otherwise, of shareholding or contractual rights of a Person that assures (a) the majority of the votes in the resolutions of such Person, or (b) the power to appoint the majority of the managers or directors of such Person, or (c) the power to direct or cause the direction of the management or policies of such Person, and the related terms “Controlled by” “Controlling” or “under common Control with” shall be read accordingly.

“Conversion Rate” means the official exchange rate published by Bloomberg L.P. (or if this rate is unavailable or is no longer published, the rate published by The Wall Street Journal or such other internationally recognized third party financial information publisher designated by PLK from time to time) for the exchange of the currency in question on the date applicable to any currency conversion.

“Core Menu Items” means the items set out in Schedule 5, and such other essential menu items as may be determined by PLK and/or its Affiliates acting in good faith, in their sole discretion, for the Popeyes System globally and not solely with respect to the Territory, from time to time and communicated in writing to Master Franchisee. The publication of any changes to the Core Menu Items in the Confidential Operating Manual shall be considered a “writing” for purposes hereof. PLK shall provide Master Franchisee with reasonable time to implement any new Core Menu Item.

“Core Menu Item Removal Notice” has the meaning set out in clause 10.4.1.

“Cumulative Opening Targets” has the meaning set forth in the Development Schedule.

“Current Image” means the internal and external physical appearance of new or remodeled Popeyes Restaurants including, without limitation, as it relates to signage, fascia, color schemes, menu boards, lighting, furniture, finishes, décor, materials, equipment and other matters generally applicable to PLK’s operations in the Territory as may be changed from time to time by PLK and/or its Affiliates in their sole discretion.

“Days” or “Day” means calendar day or days, unless otherwise expressly provided.

“Debt” means, with respect to China Group, on a consolidated basis, and without duplication, the outstanding principal amount of, together with accrued and unpaid interest on, any (a) indebtedness for borrowed money; (b) other obligations evidenced by any note, bond, debenture or other debt security; and

(c) guarantees of any indebtedness of a third party of the type described in the foregoing (a) and (b). “Debt” shall not include (x) any obligations under operating leases or real property leases, (y) any obligations with respect to surety bonds or undrawn letters of credit, or (z) any intercompany obligations.

“Definitive Agreements” has the meaning set out in clause 4.10.5.

“Delivery Aggregator” means a business that (a) permits a customer to place an order for products provided by a Popeyes Restaurant through an online portal, Mobile Application, call center or other electronic means, (b) transmits such order to the Restaurant for fulfillment, and (c) provides additional services in connection therewith (including delivery and pickup services). The terms of any arrangements between Master Franchisee and a Delivery Aggregator (and any amendments thereto) are subject to approval by PLK (not to be unreasonably withheld or delayed).

“Delivery Aggregator Information” means the data and information arising out of the utilization of a Delivery Aggregator by Master Franchisee and/or Franchisees or otherwise provided to Master Franchisee by the Delivery Aggregator. Delivery Aggregator Information includes sales data, aggregated, per order and per SKU sales and order accuracy data (food subtotal, tax amounts, etc.), Delivery Fees, customer ratings and feedback, metrics relevant to improve in-store  performance, including online time,  wait time at pickup,  total delivery time, unaccepted  or canceled orders, time  to accept orders, preparation time and completed and failed orders, and such other information that PLK may from time to time request.

CERTAIN PORTIONS OF THE EXHIBIT THAT ARE NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL HAVE BEEN REDACTED PURSUANT TO ITEM 601(b)(10)(iv) OF REGULATION S-K. [****] INDICATES THAT INFORMATION HAS BEEN REDACTED.

“Delivery Fee” means the full amount of the commission, service fee or other charge paid to Delivery Aggregators and other third parties in connection with the Delivery Program.

“Delivery Program” means a PLK-approved program pursuant to which customers can order Approved Products (as defined in the Company Franchise Agreement) to be delivered to their home or office through any means, including an online portal which is accessible via a computer or a Mobile Application, call center or other electronic means. Each participating Popeyes Restaurant will (a) manage the Delivery Program in the manner prescribed by PLK from time to time (which is currently through a web-based delivery manager portal), including the management of delivery zones, orders, drivers, product availability and pricing, (b) purchase special equipment approved by PLK from time to time (to the extent applicable to all franchisees in the Region) in order to maintain temperature of the Approved Products and to connect the POS System to the then approved delivery system (currently, the delivery manager portal), and (c) pay all applicable fees to the third party vendor, if any, which is approved by PLK from time to time to administer all or any portion of the Delivery Program, including the online portal, call center and delivery manager portal.

“Delivery Requirements” means the rules, policies, guidelines and Standards established by PLK, in its sole discretion, from time to time in connection with a Delivery Program, taking into consideration local norms, customs and practices, and recommendations from Master Franchisee.

“Development Cure Period” means for any Shortfall Year, a six (6) month period commencing on January 1st of the Development Year immediately following such Shortfall Year.

“Development Default” has the meaning set out in clause 6.8.

“Development Rights” has the meaning set out in clause 4.1.

“Development Schedule” means the schedule attached to this Agreement as Schedule 2.

“Development Services” has the meaning set out in clause 9.13.

“Development  Year”  or  “Year”  means  each  calendar  year  during  the  Term,  except  for  the  first  Development  Year,  which  began  on  the  Original Commencement Date and shall end on December 31, 2023.

“Direct-Owned Restaurants” means the Popeyes Restaurants owned, established and operated by Master Franchisee and/or Approved Subsidiaries in the Territory pursuant to this Agreement and the Company Franchise Agreement. Direct-Owned Restaurants include any Acquired Restaurants.

“Direct-Owned Restaurant Fee Credit” has the meaning set out in clause 8.6.

“Direct-Owned Restaurant Limitation” has the meaning set out in clause 6.1.

“Direct-Owned Restaurant Unit Fee” has the meaning set out in clause 8.5.

“Dispute” has the meaning set out in clause 29.2.

“DTT” has the meaning set out in clause 22.6.

“Early Closure Request” has the meaning set out in clause 6.6.

CERTAIN PORTIONS OF THE EXHIBIT THAT ARE NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL HAVE BEEN REDACTED PURSUANT TO ITEM 601(b)(10)(iv) OF REGULATION S-K. [****] INDICATES THAT INFORMATION HAS BEEN REDACTED.

“Equity Securities” means, with respect to a Person that is a legal entity, any and all shares of the capital stock or other equity interests of such Person, securities of such Person convertible into, or exchangeable or exercisable for, such shares or other equity interests, and options, warrants or other rights, including, but not limited to, subscription rights, to acquire such shares or other equity interests.

“Events of Default” means those events set out in clause 18.1.

“Exclusivity Exclusions” has the meaning set out in clause 4.5.

“Existing Businesses” has the meaning set out in clause 14.3.

“Export Control Laws” means the various export control statutes, regulations, decrees, orders, guidelines and policies of the United States Government and the Government of Canada, collectively referred to as “Export Control Laws,” including, but not limited, to the International Traffic in Arms Regulations (22 C.F.R. Parts 120-130 (2016)) of the U.S. Department of State, the Export Administration Regulations (“EAR”) (15 C.F.R. Parts 730-774 (2016)) of the U.S. Department of Commerce; the U.S. anti-boycott regulations and guidelines, including those under the EAR and U.S. Department of the Treasury regulations; the various economic sanctions regulations and guidelines of the U.S. Department of the Treasury, Office of Foreign Assets Control, as amended, the equivalent laws and regulations of Canada; and restrictions against dealings with certain prohibited, debarred, denied or specially designated entities or individuals under statutes, regulations, orders, and decrees of various agencies of the United States Government or Government of Canada.

“Extension Notice” has the meaning set forth in clause 5.1.1.

“Extension Period” has the meaning set forth in clause 5.1.

“Extension Period Targets” has the meaning set out in the Development Schedule.

“FCPA” means the U.S. Foreign Corrupt Practices Act of 1977, as amended or superseded.

“Final Judgment” has the meaning set out in clause 20.5.

“Final Proposal” has the meaning set out in clause 4.10.5.

“Financial Year” means the fiscal year of the Shareholder and its subsidiaries, including Master Franchisee and the Approved Subsidiaries.

“First Deadline” has the meaning set out in clause 4.10.3.

“Force Majeure Event” has the meaning set out in clause 6.9.

“Franchise Agreement” means a franchise agreement authorized by PLK to be used in the Territory and entered into between Master Franchisee, as franchisor, and a Franchisee, as franchisee, during the Term which grants Franchisee the right to operate a Franchised Restaurant at a specific location in the Territory. Prior to entering into the Franchise Agreement with respect to the first Franchised Restaurant in the Territory, the final form of Franchise Agreement shall be approved in writing by PLK. In addition, PLK shall approve any changes to the form of Franchise Agreement from time to time and may require Master Franchisee to implement changes to the form in the event that PLK’s requirements change from time to time.

“Franchised Restaurants” means, collectively, the Popeyes Restaurants operated by Franchisees pursuant to Franchise Agreements.

CERTAIN PORTIONS OF THE EXHIBIT THAT ARE NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL HAVE BEEN REDACTED PURSUANT TO ITEM 601(b)(10)(iv) OF REGULATION S-K. [****] INDICATES THAT INFORMATION HAS BEEN REDACTED.

“Franchised Restaurant Unit Fee” has the meaning set out in clause 9.4.1.

“Franchisee” means a Person that is not an Affiliate of Master Franchisee who is licensed by Master Franchisee to open and operate a Popeyes Restaurant in the Territory pursuant to a Franchise Agreement.

“Funding Breach” has the meaning set forth in clause 2.17. “FSC” has the meaning set out in clause 20.9.6.

“FSR” has the meaning set out in clause 20.9.6.

“Global Marketing Policy” means the Global Marketing Policy, as such policy may be amended or supplemented by PLK and/or its Affiliates from time to time in their sole discretion. The current version of the Global Marketing Policy is attached as Exhibit F.

“Goods and Services” means the goods and services in respect of which the Popeyes Marks are registered.

“Gross Sales” includes all sums charged or received in cash or by credit (and regardless of collection in the case of credit) for all goods and merchandise sold or otherwise disposed of, or services provided or performed at or from a Restaurant, including all premiums unless exempted by PLK, and all other revenue and income of every kind and nature related to the Restaurant. The sale of Popeyes products away from a Restaurant is not authorized; however, should any such sales, including off-premises services such as catering and delivery, occur or be approved in the future, they will be included within the definition of Gross Sales. For the avoidance of doubt, Gross Sales includes all sums charged or received in cash or by credit by Master Franchisee or a Franchisee for goods or merchandise sold through the provision of delivery or catering services, whether such delivery or catering services are provided by Master Franchisee, a Franchisee or another third party. For further clarity, if the delivery or catering services are provided by a Delivery Aggregator or other third party and a portion of the sum charged to or received in cash or by credit from customers must be paid by Master Franchisee or the Franchisee to the Delivery Aggregator or other third party as a Delivery Fee, such Delivery Fee shall not be deducted from the calculation of Gross Sales. Finally, any fees or costs relating to loyalty programs of Master Franchisee or a third party, including, without limitation, fees paid on the issuance of loyalty points or similar award units, whether or not such fees or costs are paid directly to any loyalty program administrator or service provider or are deducted from amounts otherwise due to Master Franchisee by such loyalty program administrator or service provider for the sale of Popeyes products at a Restaurant, shall not be deducted from the calculation of Gross Sales. Gross Sales excludes taxes that are required by applicable Law: (a) to be levied on the customer at the time of each sales transaction; (b) to be collected by Master Franchisee or a Franchisee and remitted to the Tax Authority by such Persons; and (c) to be based upon the amount of the sale. Gross Sales also excludes cash received as payment in credit transactions where the extension of credit itself has already been included in the figure upon which the Royalty and Advertising Contribution is calculated. In addition, and for certainty only, taxes based on gross income or gross revenue of Master Franchisee or a Franchisee shall not be deducted from the calculation of Gross Sales.

“HK$” means Hong Kong Dollars.

“HK Development Rights” has the meaning set out in clause 4.10.

“ICC Rules” has the meaning set out in clause 29.3.

CERTAIN PORTIONS OF THE EXHIBIT THAT ARE NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL HAVE BEEN REDACTED PURSUANT TO ITEM 601(b)(10)(iv) OF REGULATION S-K. [****] INDICATES THAT INFORMATION HAS BEEN REDACTED.

“Indirect Tax” or “Indirect Taxes” means sales and use tax, goods and services tax, value added tax, ad valorem tax, excise tax, duty, levy or other governmental charges, and other obligations of the same or of a similar nature to any of the foregoing (together with any penalties, interest, or other similar amounts thereon) levied by a Tax Authority.

“Initial Term” has the meaning set out in clause 5.1.

“Intellectual Property Claims” has the meaning set out in clause 20.2.4.

“Interest Notice” has the meaning set out in clause 4.10.3.

“Interim FA” means that certain franchise agreement to be entered into by and between PLK and Mr. Peng Zhang with respect to the Popeyes Marks and/or the Popeyes Restaurants in the Territory.

“Investor” has the meaning set out in Recital D.

“IP Transferee” has the meaning set out in clause 21.2.

“IT Systems” means POS Systems, Order Systems or any other technology for the purpose of (a) communicating with customers of Popeyes Restaurants in the Territory, or (b) collecting, managing, processing, storing and using Popeyes Restaurant data, as well as any other data and information collected from or relating to customers of Popeyes Restaurants in the Territory, which may be mandated or approved by PLK or any of its Affiliates from time to time during the Term, and including any system, equipment, network, wiring, hardware and software in connection with any of the foregoing.

“Joinder Agreement” means the Joinder Agreement executed by Master Franchisee and an Approved Subsidiary and delivered to PLK, pursuant to which the Approved Subsidiary agrees to be bound by the Company Franchise Agreement and jointly and severally liable with Master Franchisee and all other Approved Subsidiaries for all of the liabilities and obligations of Franchisee (as defined in the Company Franchise Agreement) pursuant to the Company Franchise Agreement and each Unit Addendum issued thereunder. The form of Joinder Agreement is attached as Schedule E to the Company Franchise Agreement.

“JVC” has the meaning set out in the preamble.

“Law” or “law” means, collectively, any laws, rules, statutes, decrees, regulations, circulars, writs, injunctions, ordinances or orders, including all applicable public, environmental, and competition laws, and regulations; and any administrative decisions, judgments and other pronouncements enacted, issued, promulgated, enforced or entered by any Authority.

“Level 2 Background Check” means the final report issued by the Background Check Provider based on the level 2 background check to be conducted by the Background Check Provider, which will be limited to:

(a)

the standard scope of work of Guidehouse, Inc. for a Level 2 Background Check, a copy of which is in the agreed form attached as Exhibit B hereto, as such scope may be modified by applicable Law (the “Level 2 Agreed Scope”); or

(b)

to the extent that Guidehouse, Inc. from time to time amends its standard scope for work for completing a background check of an equivalent level to that contemplated by the Level 2 Agreed Scope, such amended scope; or

CERTAIN PORTIONS OF THE EXHIBIT THAT ARE NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL HAVE BEEN REDACTED PURSUANT TO ITEM 601(b)(10)(iv) OF REGULATION S-K. [****] INDICATES THAT INFORMATION HAS BEEN REDACTED.

(c)

to the extent that a provider other than Guidehouse, Inc. is used, its standard scope of work at the relevant time for completing a background check of an equivalent level to that contemplated by the Level 2 Agreed Scope.

“Local Currency” has the meaning set out in clause 22.1.

“Losses” means any losses, amounts paid in settlement, penalties, fines, damages (including special, indirect and consequential damages), lost profits, liabilities, costs and expenses (including reasonable attorneys’ fees and expenses incurred in investigating, preparing or defending any Claims covered hereby).

“LTM EBITDA” means, as of any date of determination, the consolidated earnings before interest, taxes, depreciation and amortization of China Group for the 12-month period ending as of the last day of the month ended immediately prior to such date, determined in accordance with the Accounting Principles.

“Mainland China” means the PRC, excluding Taiwan and the Special Administrative Regions of Hong Kong and Macau.

“Marketing Agencies” means all service providers or agencies retained directly or indirectly by Master Franchisee to provide Marketing Services during the Term.

“Marketing Calendar” means the annual marketing calendar for the Territory, to be delivered to PLK and/or its Affiliates under clause 11.4.

“Marketing Services” has the meaning set out in clause 11.5.1.

“Master Franchisee” means the Party designated in the preamble above as Master Franchisee, its successors and permitted assigns.

“Material Change in Ownership” has the meaning set out in clause 18.9.

“MDA Termination Event” means the (a) expiration of this Agreement, or (b) termination of this Agreement or the termination of the Development Rights, whichever occurs first.

“Mobile Application” means any application software, platform, application or functionality embedded within social media applications or platforms or any other software configurations or systems designed to run on smartphones, tablets, computers and other mobile devices.

“MOFCOM” means the Ministry of Commerce of the PRC.

“Monitoring Services” has the meaning set out in clause 16.1.

“MOP” means Macanese pataca, the currency of the Macau Special Administrative Region of the PRC.

“Net Debt” means, as of any date of determination, the aggregate amount of Debt of China Group outstanding as of such date, minus the aggregate amount of Cash and Cash Equivalents of China Group as of such date, in each case determined on a consolidated basis in accordance with the Accounting Principles.

“Notice of Completion” means a written notice from Master Franchisee to PLK, advising PLK that Master Franchisee or an Approved Subsidiary will open a Direct-Owned Restaurant and providing the scheduled opening date and location of the Direct-Owned Restaurant.

CERTAIN PORTIONS OF THE EXHIBIT THAT ARE NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL HAVE BEEN REDACTED PURSUANT TO ITEM 601(b)(10)(iv) OF REGULATION S-K. [****] INDICATES THAT INFORMATION HAS BEEN REDACTED.

“Notice of Dispute” has the meaning set out in clause 29.2.

“Offer Date” has the meaning set out in clause 4.10.2.

“Offer Notice” has the meaning set out in clause 4.10.2.

“Opening Supervision Services” has the meaning set out in clause 15.4.

“Optional Training Programs” has the meaning set out in clause 15.1.3.

“Original Agreement” means the Master Development Agreement dated March 30, 2023 by and between PLK and Master Franchisee.

“Original Commencement Date” has the meaning set out in the preamble.

“Order Systems” means any technology-based methods of taking, processing, routing and delivering orders or receiving payment for such orders as mandated or approved by PLK or any of its Affiliates from time to time during the Term, including restaurant kiosks, websites, and Mobile Applications.

“Other Brands” has the meaning set out in clause 4.4.

“Other Distribution Channels” means distribution channels other than Popeyes Restaurants, such as retail channels, including supermarkets, grocery and convenience stores, catering and unmanned machines and petrol filling stations.

“Other Marks” means worldwide trademarks, service marks, trade names, trade dress, logos, slogans, designs, copyrights, other intellectual property and other commercial symbols and source-identifying indicia (and the goodwill associated therewith) that are similar, either in whole or in part, to those of any PLK Affiliate.

“P&L Information” means the following information, by hard copy or electronic format prescribed by or otherwise acceptable to PLK: (a) monthly, quarterly and fiscal year-to-date profit and loss statements prepared as management accounts in accordance with generally accepted accounting principles in the Territory for each Direct-Owned Restaurant or Franchised Restaurant and the total operations of Master Franchisee and the applicable Franchisees, as the case may be, including, without limitation, all Popeyes Restaurants operated by Franchisee which for the avoidance of doubt includes the main office function and any distribution function and (b) such other information and records of any kind as PLK may reasonably require from time to time, including, without limitation, quarterly balance sheets and income statements and copies of any other documentation provided to the Tax Authorities relating to the Direct-Owned Restaurants or Franchised Restaurants, as the case may be.

“Parent” has the meaning set out in clause 18.2(d).

“Party” and “Parties” has the meaning set out in the preamble above.

“Payment Restriction” has the meaning set out in clause 22.4.

“Permitted Closure Restaurant” has the meaning set out in clause 6.7.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Authority, statutory organization or other entity.

“PLK” means the Party designated in the preamble above as PLK, its successors and assigns.

CERTAIN PORTIONS OF THE EXHIBIT THAT ARE NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL HAVE BEEN REDACTED PURSUANT TO ITEM 601(b)(10)(iv) OF REGULATION S-K. [****] INDICATES THAT INFORMATION HAS BEEN REDACTED.

“PLK Designee” has the meaning set out in clause 2.15.

“PLK Indemnified Parties” means PLK, its Affiliates and their respective directors, officers, employees, shareholders, advisors and agents.

“Polling Information” means information or data about Popeyes Restaurants and customers of Popeyes Restaurants that is transmitted to or from an IT System operated by Master Franchisee, a Franchisee or their respective agents into a computer or system operated by PLK or its agents in the manner and format prescribed by or on behalf of PLK from time to time. For the avoidance of doubt, Polling Information includes, without limitation, daily sales, daily transaction level data, number of items sold and their respective prices, coupon data, sales per visit, digital sales and products and combinations of products sold, otherwise known as product mix data or “PMIX” and inventory data, as well as any other data and information collected from or relating to customers of Popeyes Restaurants in the Territory.

“Popeyes Advertising Materials” means all advertising, marketing, promotional, and public relations materials used to advertise or promote Popeyes Restaurants, including video, audio, print, mobile, digital, and electronic advertisements, pamphlets, brochures, collateral materials, merchandising and in- restaurant point of purchase materials, and internet materials (including websites), created, developed or obtained by Master Franchisee in connection with the provision of the Services during the Term.

“Popeyes Core Marks” means the marks set forth on Schedule 4A.

“Popeyes Curriculum” means those training manuals, lesson plans and other guidelines, in hard copy or electronic format, including online training materials, in relation to the provision of Training Services which have been developed or approved by PLK and/or its Affiliates and made available in writing to Master Franchisee from time to time.

“Popeyes Domain Names” means all internet or global computing network addresses or locations, including all top-level domains (and the goodwill associated therewith) used to advertise or promote Popeyes Restaurants, including domain names developed, acquired or used by Master Franchisee in connection with the operation of the Restaurants and the provision of the Services during the Term.

“Popeyes Global Initiatives” means global, regional and other advertising, promotional, marketing and research initiatives intended for the benefit of the Popeyes System, as determined by PLK and its Affiliates, from time to time in their sole discretion.

“Popeyes Intellectual Property Rights”  means all  industrial and  intellectual property  rights subsisting  (but excluding  any industrial and intellectual property rights that may be owned by third parties) in the Popeyes System, Popeyes Curriculum, Popeyes Advertising Materials, Popeyes Packaging Materials, and any other material or information provided to Master Franchisee or any Franchisee under this Agreement, the Company Franchise Agreement, any Franchise Agreement or any other agreement (excluding the Popeyes Marks and Popeyes Domain Names). For purposes of this Agreement, the Popeyes Intellectual Property Rights shall also include social media accounts (including Facebook, Twitter, Google, Pinterest, Instagram and YouTube) and other digital assets currently administered by Master Franchisee as of the Original Commencement Date and those which may be administered by Master Franchisee on and after the Original Commencement Date and (to the extent permitted by applicable Law), all User Data.

“Popeyes Logo” means the principal logo used by PLK and/or its Affiliates from time to time in respect of the Popeyes System.

CERTAIN PORTIONS OF THE EXHIBIT THAT ARE NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL HAVE BEEN REDACTED PURSUANT TO ITEM 601(b)(10)(iv) OF REGULATION S-K. [****] INDICATES THAT INFORMATION HAS BEEN REDACTED.

“Popeyes Marks” means the worldwide trademarks, service marks, trade names, trade dress, logos (including, but not limited to, the Popeyes Logo), slogans, designs and other commercial symbols and source-identifying indicia (and the goodwill associated therewith) used in the operation  of  the Restaurants and the Popeyes System, whether registered, applied for or unregistered.

“Popeyes Master GTCs” means the Master General Terms and Conditions of Supply for PLK governing the supply of Approved Products to the Popeyes System in the Territory as determined by PLK and/or its Affiliates from time to time in their sole discretion. All Approved Suppliers shall accept the Popeyes Master GTCs.

“Popeyes Packaging Materials” means and includes all tags, labels, cartons, bags, containers, wrapping, and other materials used in the Restaurants, including, but not limited to packaging materials developed, acquired or used by Master Franchisee in connection with the operation of the Restaurants and the provision of the Services during the Term.

“Popeyes QA Program” means all written quality assurance processes, testing procedures and other requirements of PLK and/or its Affiliates relating to the design, manufacture and/or distribution of Approved Products in the Popeyes System, including, but not limited to, the Product Specifications and all documents and procedures referenced or incorporated therein, as any and/all of the same shall be amended from time to time by PLK and/or its Affiliates in its and/or their sole discretion.

“Popeyes Restaurants” and “Restaurants” means restaurants operating under the Popeyes System and utilizing the Popeyes Marks in a format approved by PLK and/or its Affiliates, in their sole discretion. A “Popeyes Restaurant” or “Restaurant” means any of them. Popeyes Restaurants include Direct-Owned Restaurants and Franchised Restaurants.

“Popeyes System” means the unique restaurant format and operating system developed or owned by PLK and/or its Affiliates for the development and operation of Quick Service Restaurants, and to which PLK has the right to license in the Territory, including proprietary designs and colour schemes for restaurant buildings, equipment, layout and décor, proprietary menu and food preparation and service formats, uniform product and quality specifications, training programs, restaurant operations manuals, bookkeeping and report formats, marketing and advertising formats, promotional marketing items and procedures for inventory and management control, and also includes the Current Image and Popeyes Marks, Popeyes Domain Names, Popeyes Intellectual Property Rights, Popeyes Logo and all Confidential Information, other proprietary information, copyrights and other intellectual property rights relating to the system, and any modifications, amendments, improvements and/or other changes PLK and/or any of its Affiliates may make to the system from time to time, in their sole discretion.

“POS System” means a point of sale system approved by PLK and/or an Affiliate of PLK in its sole discretion, after consultation with Master Franchisee, for use in the Territory consisting of electronic hardware and software technology (including hardware and software updates approved and prescribed by PLK and/or its Affiliates after consultation with Master Franchisee), which captures, records and transmits sales, taxes on sales, type and price of each item sold, coupon redemptions, number, date and time of transactions, products and combinations of products sold and employees using the system and such other related information as may be required by PLK from time to time, in its sole discretion.

“PRC” means the People’s Republic of China.

“PRC Company Franchise Agreement” means the Company Franchise Agreement, of even date herewith, by and among PLK, as franchisor, Master Franchisee, as parent, and an Approved Subsidiary, as franchisee, pursuant to which, among other things, PLK will grant the franchisee a license to use the Popeyes Marks in connection with the operation of Direct-Owned Restaurants in Mainland China and Macau.

CERTAIN PORTIONS OF THE EXHIBIT THAT ARE NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL HAVE BEEN REDACTED PURSUANT TO ITEM 601(b)(10)(iv) OF REGULATION S-K. [****] INDICATES THAT INFORMATION HAS BEEN REDACTED.

“Pre-Opening Services” has the meaning set out in clause 15.4.

“Prior Agreements” has the meaning set out in clause 18.6.

“Product Approval Notice” has the meaning set out in clause 10.3.1.

“Product Specifications” means (i) all written processes, procedures and requirements of PLK and/or its Affiliates as they relate to the design, development and manufacture of Approved Products, as they may be amended by PLK and/or its Affiliates from time to time in their sole discretion; and (ii) all product descriptions, as may be amended by PLK and/or its Affiliates from time to time in their sole discretion (e.g., commodity type, raw materials and ingredient listing, finished product standards, product formulation, processing control points, packaging, labelling and nutritional information, if applicable).

“Product Supplier Documents” has the meaning set out in clause 10.3.1.

“Prohibited Person” means a Person (a) for whom evidence exists that such Person has been blacklisted or identified as a defaulting entity or its equivalent by any Authority, (b) that has engaged in prior or current criminal activity which would (or would reasonably be expected to) rise to the level of an offense punishable by imprisonment, (c) for whom evidence exists of moral turpitude or reputational issues, or (d) that has been accused by a competent regulator, voluntarily disclosed or admitted to, or has otherwise been found by a court of competent jurisdiction to have violated, attempted to violate, aided or abetted another party to violate, or conspired to violate, any of the Anti-Corruption Laws.

“Proposal” has the meaning set out in clause 4.10.3.

“Public Company” means a Person that has listed its Equity Securities on a recognized stock exchange and complies with the applicable reporting requirements of such stock exchange and any applicable Authority.

“Qualified Expenditures” means those expenditures that may be paid out of the Advertising Fund, as more particularly described in the Global Marketing Policy.

“Quick Service Restaurant” means any restaurant that does not offer table service as its principal method of ordering or food delivery.

“RBI” means Restaurant Brands International Inc., a public company incorporated under the laws of Canada, and the indirect parent company of PLK.

“RBI Brands” means the restaurant brands and franchise systems or trademarks owned, operated, licensed or acquired at any time by RBI or an Affiliate of RBI. The current RBI Brands are BURGER KING®, TIM HORTONS®, POPEYES®, and FIREHOUSE SUBS®.

“RBI Franchisee”  means  (a)  a  Person  that  holds  (or  formerly  held)  one  or  more  licenses  (whether  exclusive  or  non-exclusive)  to  own,  operate  or subfranchise any of the RBI Brands, and (b) an Affiliate of such Person.

“Region” means the Asia and the Pacific region (as defined by PLK from time to time, in its sole discretion), which includes the Territory. “Relevant Persons” has the meaning set out in clause 4.10.1.

CERTAIN PORTIONS OF THE EXHIBIT THAT ARE NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL HAVE BEEN REDACTED PURSUANT TO ITEM 601(b)(10)(iv) OF REGULATION S-K. [****] INDICATES THAT INFORMATION HAS BEEN REDACTED.

“Renewal Fee” means the sum of [****] to be paid by Master Franchisee to PLK upon renewal of a Unit Addendum or a Franchise Agreement for a twenty (20) year term (which amount will be prorated if the term of the applicable Renewal Unit Addendum or Franchise Agreement renewal is less than twenty (20) years).

“Replacement Restaurant” has the meaning set out in clause 8.6.

“Required Country” has the meaning set out in clause 22.1.

“Required Currency” has the meaning set out in clause 22.1.

“Reserve Account” has the meaning set out in clause 22.4.

“Restaurant Management” means restaurant managers, assistant managers and shift supervisors in respect of a Popeyes Restaurant.

“Retail Opportunity” has the meaning set out in clause 4.6.

“Retail Opportunity Notice” has the meaning set out in clause 4.6.

“Right of First Offer” has the meaning set out in clause 4.10.1.

“RMB” means the lawful currency of the PRC.

“Royalty” or “Royalty Fee” means the non-refundable amounts payable by Master Franchisee to PLK or its designee pursuant to clauses 8.7 and 9.5.

“Sales Report” means the monthly overview of sales provided by Franchisees with respect to each of their Franchised Restaurants pursuant to their respective Franchise Agreements.

“Seafood Competitive Business” means any Quick Service Restaurant business where the combined sales of Seafood Products constitute twenty percent (20%) or more of its overall food and beverage sales and/or total menu items. A Seafood Competitive Business includes businesses that grant franchises or licenses to others to operate any of the types of businesses described in the preceding sentence.

“Seafood Products” means any food products intended for human consumption that are (i) made with fish or shellfish, or fish or shellfish parts or cuts, whether fresh or frozen, skinned or unskinned, boned or boneless, including marine or freshwater fish, shrimp or crawfish, or (ii) intended to be sold as seafood substitutes, including plant-based seafood substitutes.

“Second Deadline” has the meaning set out in clause 4.10.3.

“Services” means the services to be provided by Master Franchisee to Direct-Owned Restaurants and Franchised Restaurants in accordance with this Agreement, in each case including Advertising Services, Marketing Services, Training Services, Monitoring Services, Development Services, Opening Supervision Services and Pre-Opening Services.

“Shareholder” has the meaning set out in the preamble.

“Shareholder Board” has the meaning set out in clause 2.15.

“Shortfall Year” has the meaning set out in clause 6.8.

CERTAIN PORTIONS OF THE EXHIBIT THAT ARE NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL HAVE BEEN REDACTED PURSUANT TO ITEM 601(b)(10)(iv) OF REGULATION S-K. [****] INDICATES THAT INFORMATION HAS BEEN REDACTED.

“Site Approval” has the meaning set out in clause 7.2.

“Site Information” has the meaning set out in clause 7.3.1.

“Standards” means the standards, including the operating standards established from time to time by PLK and/or its Affiliates as to quality of service, cleanliness, health and sanitation, requirements, specifications and procedures for Popeyes Restaurants issued, directed and amended by PLK and/or its Affiliates from time to time, in their sole discretion, including those contained from time to time in the Confidential Operating Manual (and such superseding or additional documents as may be issued by PLK and/or its Affiliates from time to time).

“Subsidiary” means a wholly owned direct subsidiary of Master Franchisee.

“Substitute Master Franchisee” has the meaning set out in clause 22.4.

“Survey Program” has the meaning set out in clause 11.2.4.

“Surviving Provisions” means the provisions of this Agreement that shall survive an MDA Termination Event. The Surviving Provisions are the following: clause 1.1 (Definitions); clause 1.2 (Construction); clause 2 (Master Franchisee), except for clause 2.2; clause 4.1.2, but only with respect to the Prior Agreements, it being understood that the reference to “Franchise Agreements” in such clause shall refer to “Prior Agreements” and that no right to license Franchisees to develop, establish, own and operate any Franchised Restaurants after the Termination Date shall be conferred on Master Franchisee pursuant hereto; clause 9.2.5 through clause 9.3.3 (inclusive), clause 9.5 through clause 9.10 (inclusive) and clause 9.12, it being understood that all references in such clauses to “Franchise Agreements” shall refer to “Prior Agreements”; clause 12 (Popeyes Marks and Popeyes Domain Names);  clause  13  (Popeyes Intellectual Property Rights); clause 14 (Competition); clause 18.4, 18.6, 18.7 and 18.8; clause 19 (Confidentiality); clause 20  (Indemnification  and Insurance); clause 22 (Currency, Exchange Control and Taxation); clause 23 (Audit Rights); clause 24 (Severability); clause 26 (Notices); clause 27 (Non- Waiver); clause 28 (Relationship of Parties); clause 29 (Governing Law & Jurisdiction; Language); clause 30 (No Third Party Enforcement Rights); clause 31 (Survival); clause 32 (Parties to This Agreement All Legally Advised); and clause 33 (Interest).

“Targets” means, collectively, the Cumulative Opening Targets, Annual Opening Targets and Extension Period Targets (if applicable).

“tax” or “taxes” means all taxes, however denominated, including any interest, penalties, or other additions that may become payable in respect thereof, imposed by any Tax Authority, which taxes shall include all income or profits taxes (including federal income taxes and provincial or state income taxes), capital taxes, withholding taxes, payroll and employee withholding taxes, employment insurance (including provincial health insurance, old age benefits, welfare funds, pensions and annuities and disability insurance), social insurance taxes, Indirect Taxes, customs duties, tariffs, franchise taxes, gross receipts taxes, business license taxes, occupation taxes, real and personal property taxes, stamp taxes, environmental taxes, transfer taxes, workers’ compensation, other governmental charges, and other obligations of the same or of a similar nature to any of the foregoing (together with any penalties, interest, or other similar amounts thereon).

“Tax Authority” means any Authority having or purporting to have power to impose, administer or collect any tax.

“Term” has the meaning set out in clause 5.1.

“Termination Date” has the meaning set out in clause 18.4.

CERTAIN PORTIONS OF THE EXHIBIT THAT ARE NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL HAVE BEEN REDACTED PURSUANT TO ITEM 601(b)(10)(iv) OF REGULATION S-K. [****] INDICATES THAT INFORMATION HAS BEEN REDACTED.

“Termination Notice” has the meaning set out in clause 18.3.1.

“Termination Period” has the meaning set out in clause 18.3.

“Territory” means the de jure boundaries of the PRC (as depicted in the map attached as Schedule 3), which for the purposes of this Agreement excludes Taiwan and the Special Administrative Region of Hong Kong, but includes the Special Administrative Region of Macau.

“Territory Development Agreements” has the meaning set out in clause 4.1.4.

“Third Deadline” has the meaning set out in clause 4.10.5.

“Total Equity Contribution”has the meaning set forth in clause 2.17.

“Training Services” has the meaning set out in clause 15.1.

“Transaction” has the meaning set out in the Recitals.

“Transaction Agreements” means this Agreement, the Company Franchise Agreement, each Unit Addendum and any other written agreement between the Parties entered into in connection with the Transaction.

“Transfer” and “Transferred” have the meaning set out in clause 21.1.

“Transition Period” has the meaning set out in clause 18.7.

“Unit Addendum” means Schedule B to the Company Franchise Agreement, which will identify the location of a Direct-Owned Restaurant and any Renewal Unit Addendum (as defined in the Company Franchise Agreement) with respect thereto.

“Unit Addendum Term” has the meaning set out in clause 8.4.

[****]

“Unregistered Marks” has the meaning set out in clause 12.1.4. “US$” means United States Dollars.

“US GAAP” means generally accepted accounting principles in the United States of America.

“User Data” means all log-in information and personal data of all users/fans/followers of the Popeyes Intellectual Property Rights.

“VAT” means the value added tax payable under applicable Law of the Territory.

[****]

CERTAIN PORTIONS OF THE EXHIBIT THAT ARE NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL HAVE BEEN REDACTED PURSUANT TO ITEM 601(b)(10)(iv) OF REGULATION S-K. [****] INDICATES THAT INFORMATION HAS BEEN REDACTED.

“Withholding Income Tax” means a retention tax on income, to be paid to a Tax Authority by the payor of the income rather than the recipient of the income. Withholding Income Tax is withheld or deducted by the payor from the income due to the recipient.

1.2	Construction

(a)

Capitalized terms used herein, which are not defined in this Agreement but are defined in the Company Franchise Agreement shall have the same meaning as in the Company Franchise Agreement unless the context otherwise requires.

(b)

In this Agreement, unless otherwise specified (i) singular words include the plural and plural words include the singular; (ii) words importing any gender include the other gender; (iii) references to any Law include all applicable rules, regulations and orders adopted or made thereunder and all statutes or other laws amending, consolidating or replacing the statute or law referred to; (iv) references to any agreement or other document, including this Agreement, include all subsequent amendments, modifications or supplements to such agreement or document made in accordance with the terms hereof and thereof; (v) references to clauses, Exhibits and Schedules are to the clauses, Exhibits and Schedules of this Agreement, unless the context otherwise requires; (vi) numberings and headings of clauses, Exhibits and Schedules are inserted as a matter of convenience and shall not affect the construction of this Agreement; (vii) the term “including” as used herein means “including but not limited to”; and (viii) all Exhibits and Schedules to this Agreement are incorporated herein by this reference thereto as if fully set forth herein, and all references herein to this Agreement shall be deemed to include all such incorporated Exhibits and Schedules.

(c)

In all cases where Master Franchisee is required to obtain PLK’s prior consent, authorization or approval, such consent, authorization or approval shall be granted or withheld in the sole and absolute discretion of PLK, unless otherwise indicated, and any such consent, authorization or approval must be in a writing signed by a duly authorized officer of PLK.

(d)	References to a Party shall include such Party’s permitted successors and assigns.

(e)

Reference to any specific standard, policy, procedure, form, agreement or process of PLK and/or any of its Affiliates includes a reference to any policy, procedure, form, agreement or process described by any other name which has been issued by PLK and/or any of its Affiliates in substitution thereof or with substantially similar effect.

(f)

The headings as to contents of particular clauses are inserted only for convenience and reference and are in no way to be construed as part of this Agreement or as a limitation on the scope of any of the terms or provisions of this Agreement.

(g)	A writing includes any mode of representing or reproducing words in tangible and permanently visible forms, and includes electronic mail and, with respect to PLK, the posting on PLK’s intranet.

(h)

In the event that any Day on which a payment is due from Master Franchisee under this Agreement falls on a day other than a Business Day, then Master Franchisee shall make such payment on the prior Business Day.

(i)

References to Master Franchisee, including the references in clause 8 and clause 22, shall be deemed, where appropriate, to include the Approved Subsidiaries, and references to the development, establishment, ownership, operation and/or closure of Direct-Owned  Restaurants by Master Franchisee shall be deemed, where appropriate, to include the development, establishment, ownership, operation and/or closure of such Restaurants by Approved Subsidiaries; provided, however, that Master Franchisee and any such Approved Subsidiary shall have executed a Joinder Agreement and delivered such executed Joinder Agreement to PLK in accordance with the terms of this Agreement and the Company Franchise Agreement.

CERTAIN PORTIONS OF THE EXHIBIT THAT ARE NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL HAVE BEEN REDACTED PURSUANT TO ITEM 601(b)(10)(iv) OF REGULATION S-K. [****] INDICATES THAT INFORMATION HAS BEEN REDACTED.

2          MASTER FRANCHISEE

2.1

Upon PLK’s request, Master Franchisee shall, at Master Franchisee’s expense, within ten (10) Business Days following receipt of the request, furnish PLK with certified copies of any amendments to, or restatements of, articles of incorporation, bylaws and other governing documents of Master Franchisee and the Approved Subsidiaries.

2.2

Master Franchisee shall at all times during the Term, at its sole cost and expense, maintain a business office and premises within the Territory. The business office and premises will be located so as to permit Master Franchisee to adequately (a) sell franchises for Popeyes Restaurants within the Territory, (b) supervise and promote Popeyes Restaurants within the Territory, and (c) provide the Services to Direct-Owned Restaurants and Franchised Restaurants in accordance with this Agreement. For the avoidance of doubt, Master Franchisee may not solicit Franchisees for business of any kind except as approved by PLK in writing in its sole discretion.

2.3

PLK hereby engages Master Franchisee to provide the Services in the Territory in accordance with this Agreement, and Master Franchisee hereby accepts such engagement. Master Franchisee will at all times provide the Services in compliance with this Agreement and  the  Franchise Agreements to ensure that the Standards shall be complied with and maintained, and Master Franchisee understands and acknowledges that the foundation of the Popeyes System is the adherence to the Standards by Franchisees, including Master Franchisee, and provides the basis for the valuable good will and wide acceptance of the Popeyes System.

2.4

Master Franchisee shall secure and maintain in force in all material respects all licenses, permits and certificates relating to the operation of the Direct-Owned Restaurants, pay promptly or ensure payment of all material taxes and assessments when due and operate or ensure operation of the Direct-Owned Restaurants in compliance with all applicable Laws in all material respects, including those relating to occupational hazards, health, workers’ compensation insurance, unemployment insurance, payment of taxes owed to any Authority, and the Anti-Corruption Laws. If applicable, Master Franchisee agrees that it shall register for VAT with the applicable Authority and stay registered for VAT and require that Franchisees register for VAT with the applicable Authority and stay registered for VAT. Master Franchisee shall provide PLK with evidence of such tax registrations upon PLK’s request.

2.5

Master Franchisee shall use commercially reasonable efforts to procure that all Franchisees shall secure and maintain in force all required licenses, registrations, approvals, permits and certificates relating to the operation of the Franchised Restaurants. Further, Master Franchisee shall use commercially reasonable efforts to procure that all Franchisees, (a) pay promptly or ensure payment of all taxes and assessments when due, retain proof of such payment for review by PLK, and (b) ensure operation of the Franchised Restaurants in full compliance with all applicable Law, including those relating to occupational hazards, health, workers’ compensation insurance, payment of taxes owed to any Authority, and/or Anti- Corruption Laws. Master Franchisee shall require Franchisees to register for all applicable taxes with the applicable Authority and stay registered for such taxes. Master Franchisee shall provide PLK with evidence of such tax registrations upon PLK’s request.

2.6

Master Franchisee shall notify PLK in writing as soon as Master Franchisee learns of the commencement of any action, proceeding or suit, or the issuance of any order, writ, injunction, award or decree of any court, agency or other Authority, that might have a material adverse effect on the operation or financial condition of the Popeyes System in the Territory.

CERTAIN PORTIONS OF THE EXHIBIT THAT ARE NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL HAVE BEEN REDACTED PURSUANT TO ITEM 601(b)(10)(iv) OF REGULATION S-K. [****] INDICATES THAT INFORMATION HAS BEEN REDACTED.

2.7

Prior to entering into the first Franchise Agreement with a Franchisee in the Territory, Master Franchisee shall complete the commercial franchise filing with MOFCOM required for Master Franchisee to be a duly qualified and filed franchisor in the PRC and shall submit such first Franchise Agreement to MOFCOM within the time period specified by applicable Law. Thereafter, Master Franchisee shall comply with all applicable Laws necessary for the maintenance of its status as a duly qualified and filed franchisor in the PRC, including the timely submission of the annual reporting form through the Filing System of Commercial Franchises of MOFCOM. In addition, Master Franchisee shall comply with all franchising codes and any other Law applicable to the offering and sale of franchises in effect in the Territory as well as any and all other applicable Law (including personal data legislation). Master Franchisee shall ensure that all necessary consents are obtained to process personal data as contemplated under this Agreement in connection with the operations of Master Franchisee and its Affiliates. Under no circumstances will PLK or any of its Affiliates be liable for any act, omission, debt or other obligation of Master Franchisee or Affiliates thereof or any Franchisee or any Affiliates thereof.

2.8

Master Franchisee (a) has conducted such due diligence and investigation as it desires; (b) recognizes that the business venture described in this Agreement involves business and commercial risks; and (c) acknowledges that the success of such business venture is dependent upon Master Franchisee’s performance of its obligations hereunder. PLK EXPRESSLY DISCLAIMS THE  MAKING OF, AND MASTER FRANCHISEE ACKNOWLEDGES THAT IT HAS NOT RECEIVED OR RELIED UPON, ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THE POTENTIAL PERFORMANCE OR VIABILITY OF THE BUSINESS VENTURE CONTEMPLATED BY THIS AGREEMENT.

2.9

Master Franchisee acknowledges that it has received, read and understands this Agreement and the documents referred to herein and the Schedules and Exhibits to this Agreement. All such Schedules and Exhibits are deemed part of this Agreement. Master Franchisee also acknowledges that it has had ample time and opportunity to consult with its advisors concerning the potential benefits and risks of entering into this Agreement.

2.10

Master Franchisee may not, and will procure that its Affiliates will not, include any of the following words/expressions in its name without the prior written consent of PLK or its Affiliates: the initials “RBI”, the words “Restaurant Brands”, “Restaurant Brands International”, “Popeyes”, “Popeyes Louisiana Kitchen”, the initials “PLK” or anything similar to or resembling the same in appearance, sound, or in any other way.

2.11

Master Franchisee hereby represents and warrants to PLK that this Agreement constitutes a valid and binding obligation of Master Franchisee, enforceable against it in accordance with the terms hereof. Master Franchisee further represents and warrants that neither the execution of this Agreement nor the performance by it of its obligations hereunder violate any provision of any applicable Law or results in a material breach or material default under any indenture, contract, commitment or restriction to which Master Franchisee or any of its Affiliates is a party or by which Master Franchisee or any of its Affiliates is bound. Master Franchisee further represents and warrants that no consent, approval, filing  or authorization from any Authority is necessary or shall be obtained for the signature and performance by Master Franchisee of this Agreement, except as would not, or would not reasonably be expected to, individually or in the aggregate, materially impair or delay Master Franchisee’s ability to perform its obligations hereunder. Master Franchisee further represents and warrants that it complies with the Anti-Corruption Laws as well as any other Law binding upon it intended to control, prohibit and/or penalize bribery, kickbacks, the giving of unlawful gratuities and benefits and other similar unlaws practices, no notice has been received by nor has any investigation commenced against it or any of its Affiliates related to breach of the Anti-Corruption Laws as in effect in the Territory and/or any other Law applicable to it intended to control, prohibit and/or penalize bribery, kickbacks, the giving of unlawful gratuities and benefits, and other similar unlawful practices under such Laws, and it is not currently subject to or in violation of any Export Control Laws or owned or Controlled in any manner by any Person that is subject to, or in violation of, any Export Control Laws.

CERTAIN PORTIONS OF THE EXHIBIT THAT ARE NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL HAVE BEEN REDACTED PURSUANT TO ITEM 601(b)(10)(iv) OF REGULATION S-K. [****] INDICATES THAT INFORMATION HAS BEEN REDACTED.

2.12	During the Term, PLK may request P&L Information, and Master Franchisee shall provide the requested information, in a format acceptable to PLK, within thirty (30) Days from receipt of such request.

2.13

Master Franchisee shall promptly notify PLK of any potential improvements or new features which it intends to use or identifies as capable of benefiting the Popeyes System. Master Franchisee agrees that all right, title and interest in and to such potential improvements or new features are hereby transferred to, vest in and remain the exclusive property of PLK on and from their creation, without payment by PLK, and PLK and/or its Affiliates may evaluate, modify and introduce any such potential improvements or new features into the Popeyes System for the benefit of PLK and other franchisees. Master Franchisee shall do all things and sign all documents necessary to give effect to this clause 2.13. PLK shall have no obligation to use the improvements or new features. Master Franchisee shall not use potential improvements or new features at any of the Direct- Owned Restaurants unless and until first approved by PLK.

2.14

After the third (3rd) anniversary of the A&R Effective Date, the members of the China Group shall be entitled to incur Debt (such borrowing, the “China Group Debt”) provided that (a) immediately after the incurrence of such Debt, the ratio of Net Debt to LTM EBITDA does not exceed 3.0 to 1.0 except and solely to the extent approved in writing by PLK, (b) the terms of such Debt are non-recourse to PLK or THRI (or any of their permitted successors and assigns), and (c) such Debt is not secured by a pledge, hypothecation, mortgage or other lien on the Equity Securities of any member of the China Group. The China Group shall use the proceeds of the China Group Debt to expand the business of the China Group, to finance the working capital needs of the China Group and for other corporate purposes consistent with such activities.

2.15

The Shareholder agrees that all shares of the Shareholder received by PLK in connection with the Combination and pursuant to that certain Share Purchase Agreement, dated as of March 30, 2023 (the “SPA”), by and among PLK, Investor and the Shareholder (including shares received as Aggregate Consideration (as defined in the SPA) and any additional shares of the Shareholder issued to PLK pursuant to Section 5.2 (Unvested Shares) of the SPA) shall be considered together with the shares of the Shareholder held by any of PLK’s Affiliates (including Tim Hortons Restaurants International GmbH (“THRI”)) for purposes of satisfying the threshold for THRI to remain entitled to nominate one director of the board of the Shareholder (the “Shareholder Board”) pursuant to that certain Amended and Restated Master Development Agreement, by and among THRI, the Shareholder and the other parties signatory thereto, dated as of August 13, 2021, as amended from time to time.

2.16

Without prejudice to PLK’s right in clause 2.15, the Shareholder will permit a person designated by PLK to attend all meetings of the Shareholder Board or any committee of the Shareholder Board as an observer, and the Shareholder Board (or the applicable committee) shall furnish to such observer, at the same time and in the same manner as furnished to the directors of the Shareholder Board or members of any applicable committee, notice of each such meeting, including such meeting’s time and place and any materials relevant to such meeting.

CERTAIN PORTIONS OF THE EXHIBIT THAT ARE NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL HAVE BEEN REDACTED PURSUANT TO ITEM 601(b)(10)(iv) OF REGULATION S-K. [****] INDICATES THAT INFORMATION HAS BEEN REDACTED.

2.17

The Shareholder undertakes and agrees to contribute an aggregate amount of sixty million United States Dollars (US$60,000,000) (the “Shareholder Equity Contribution”), and the JVC acknowledges and agrees that on or prior to the A&R Effective Date it has already contributed an aggregate amount of thirty million United States Dollars (US$30,000,000) (such US$30,000,000 together with the Shareholder Equity Contribution, the “Total Equity Contribution”) into Master Franchisee to be used to fund the growth of the Popeyes business in the Territory and for no other purpose. The Shareholder Equity Contribution will be made in two (2) installments as follows: (a) thirty million United States Dollars (US$30,000,000) on or before the first anniversary of the A&R Effective Date; and (b) an additional thirty million United States Dollars (US$30,000,000) on or before the second anniversary of the A&R Effective Date. On or prior to the applicable payment date of each installment of the Shareholder Equity Contribution, the Shareholder shall provide evidence proving that such installment of the Shareholder Equity Contribution has been made in accordance with this clause 2.17. Failure to make any installment of the Shareholder Equity Contribution within thirty (30) days after such payment becomes due, or to provide evidence of payment of each installment of the Shareholder Equity Contribution within thirty (30) days after such payment becomes due (in each case, a “Funding Breach”) will be an Event of Default under this Agreement and cause for termination of this Agreement with immediate effect, and none of Master Franchisee, the JVC or the Shareholder will have any ability to cure. In the event of a Funding Breach, Master Franchisee, JVC and the Shareholder, on behalf of themselves and their respective Affiliates, successors and permitted assigns, (a) agree not to dispute the termination of this Agreement or the Development Rights due to a Funding Breach, (b) knowingly and voluntarily waive and relinquish all Claims against PLK and its Affiliates purportedly arising from or in connection with PLK’s termination of this Agreement or the Development Rights as a result of the Funding Breach, and (c) release and fully discharge PLK and its Affiliates from any liability of any kind arising out of or related to the termination of this Agreement or the Development Rights as a result of the Funding Breach.

3     PLK

3.1

PLK hereby represents and warrants that this Agreement constitutes a valid and binding obligation of PLK, enforceable against it in accordance with the terms hereof. Except for MOFCOM Approval, no consent, approval, filing or authorization from any Authority is necessary or shall be obtained for the signature and performance by PLK of this Agreement, except as would not, or would not reasonably be expected to, individually or in the aggregate, materially impair or delay the ability of it to perform its obligations hereunder.

3.2

PLK represents and warrants as of the date hereof that (a) to PLK’s actual knowledge, there are no pending or threatened Claims against PLK relating to the grant of rights to develop Popeyes brand restaurants in the Territory; and (b) except for the Interim FA, no other Person has the right to develop and operate, or license to another Person the right to develop and operate, Popeyes brand restaurants in the Territory.

3.3

PLK shall comply in all material respects with all material applicable Laws necessary for the maintenance of its status as a duly qualified and filed franchisor in the PRC, including the timely submission of the annual reporting form through the Filing System of Commercial Franchises of MOFCOM.

       4    GRANT

4.1

PLK hereby grants to Master Franchisee the exclusive right, except for the Interim FA, subject to the limitations set out in this Agreement, and Master Franchisee hereby accepts the obligation, pursuant to the terms and conditions of this Agreement, to (together, the “Development Rights”):

4.1.1	Develop, establish, own and operate Direct-Owned Restaurants in the Territory, subject to the terms of this Agreement and the Company Franchise Agreement;

CERTAIN PORTIONS OF THE EXHIBIT THAT ARE NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL HAVE BEEN REDACTED PURSUANT TO ITEM 601(b)(10)(iv) OF REGULATION S-K. [****] INDICATES THAT INFORMATION HAS BEEN REDACTED.

4.1.2

License to Franchisees the right to develop, establish, own and operate Franchised Restaurants in the Territory (which license does not include the right to license Franchisees to grant sublicenses for Restaurants in the Territory), subject to the terms of this Agreement and the Franchise Agreements;

4.1.3

Use and permit Franchisees to use (subject to the terms of this Agreement, the Company Franchise Agreement and the Franchise Agreements) the Popeyes Marks and the Popeyes System in its capacity as Master Franchisee or Franchisee in the Territory, as the case may be, in order to engage in the activities described above; and

4.1.4

Enter into exclusive or non-exclusive development agreements with Franchisees in the Territory (the “Territory Development Agreements”), provided that such Territory Development Agreements provide for their termination in accordance with clause 18.4.4 upon the occurrence of an MDA Termination Event and provided further that no Territory Development Agreement shall provide for the grant of any rights that are inconsistent with the terms and conditions of this Agreement.

4.2

For purposes of this Agreement and the grant of the Development Rights, operations at a Popeyes Restaurant include dine-in, take-out, delivery and catering from a Popeyes Restaurant, provided that, in the case of delivery and catering, PLK has approved the Delivery Requirements in its sole discretion. Accordingly, subject to the provisions of clause 4.8, Master Franchisee and its Franchisees will have the right to conduct delivery and catering operations and services at or from each Popeyes Restaurants during the Term of this Agreement, the Company Franchise Agreement, or any Franchise Agreement, as applicable.

4.3

By no later than nine (9) months after the A&R Effective Date, and in any event prior to the opening of the first Direct-Owned Restaurant pursuant to this Agreement, PLK, Master Franchisee and an Approved Subsidiary will enter into the PRC Company Franchise Agreement, which agreement shall further define the rights and obligations of Master Franchisee and the Approved Subsidiaries, in establishing, owning and operating Direct- Owned Restaurants. Upon formation of a new Approved Subsidiary, Master Franchisee and the Approved Subsidiary will execute the Joinder Agreement and deliver a copy of such agreement to PLK. Prior to the opening of the first Direct-Owned Restaurant, Master Franchisee and an Approved Subsidiary will execute and deliver to PLK the PRC Company Franchise Agreement, and prior to the opening of each Direct-Owned Restaurant, Master Franchisee or the applicable Approved Subsidiary will execute and deliver to PLK a Unit Addendum for such Direct-Owned Restaurant.

4.4

PLK, on behalf of itself, its Affiliates and its designees, reserves all rights not expressly granted to Master Franchisee under this Agreement, and Master Franchisee hereby accepts and acknowledges such reserved rights of PLK, its Affiliates and designees. Accordingly, except as described below, nothing in this Agreement or at Law shall prevent PLK, its Affiliates, designees and licensees or any other Person from one or all of the following: (a) operating or granting to any Person a franchise or license to operate Popeyes Restaurants outside the Territory, (b) operating or granting to any Person a franchise or license to operate, in or outside the Territory, a restaurant business using one or more of the other brands and franchise systems or trademarks now or hereafter owned or licensed by PLK or any Affiliate of PLK (the “Other Brands”), regardless of whether such business is in competition with the Popeyes System or its menu items or located in close proximity to any Restaurant; or (c) subject to clause 4.6, distributing, selling or offering or granting to any Person the right to distribute, sell or offer, in the Territory, menu or other items or services which are the same as or similar to Popeyes menu items, using the Popeyes System and the Popeyes Marks through Other Distribution Channels, whether located in close proximity to any Restaurant or otherwise, of a temporary or permanent nature; provided, however, that such distribution, sale or offering through Other Distribution Channels shall not include the distribution, sale or offering of such item by means of sales or distribution at a Popeyes Restaurant or by catering or delivery from a Popeyes Restaurant anywhere in the Territory, which the Parties acknowledge and agree are reserved to Master Franchisee and its Franchisees, subject to clause 4.7.

CERTAIN PORTIONS OF THE EXHIBIT THAT ARE NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL HAVE BEEN REDACTED PURSUANT TO ITEM 601(b)(10)(iv) OF REGULATION S-K. [****] INDICATES THAT INFORMATION HAS BEEN REDACTED.

4.5

The Development Rights will not apply with respect to PLK’s global and regional operation and promotion of the Popeyes System, including (a) any global and/or regional activities of PLK and/or its Affiliates such as global and/or regional marketing and promotional campaigns, public relations or other activities of PLK and/or its Affiliates relating to the Popeyes System globally and/or regionally (including any programs pursuant to which any gift cards are provided to guests in the Territory); or (b) any global and/or regional Internet-related activity of PLK and/or its Affiliates or global and/or regional internet activities of a third party authorized by PLK (collectively, the “Exclusivity Exclusions”). Master Franchisee acknowledges and agrees that in connection with the Exclusivity Exclusions set forth above, PLK may authorize third party vendors, contractors, suppliers and promotional parties to use elements of the Popeyes System, including the Popeyes Marks, Popeyes Domain Names and Popeyes Intellectual Property Rights, in connection with the global and/or regional activities of PLK and/or its Affiliates and that such use may include the Territory. Nothing herein shall prevent PLK from appropriately responding to any consumer, governmental body, regulatory body and/or other matters relating to the Popeyes System in the Territory where PLK is required to do so by Law and/or to otherwise appropriately manage PLK’s brand reputation. For the avoidance of doubt, use of the term regional or regionally in this clause 4.4 shall refer to the Region of which the Territory is a part but shall not refer exclusively to the Territory.

4.6

During the Term, if PLK, in its sole discretion, elects to distribute or sell Approved Products using the Popeyes System and the Popeyes Marks in the Territory through any designated Retail Distribution Channel (a “Retail Opportunity”), PLK will first  approach  Master  Franchisee  by providing Master Franchisee with a written notice containing the proposed terms of the Retail Opportunity (the “Retail Opportunity Notice”). For a period of up to ninety (90) Days after the date that Master Franchisee receives the Retail Opportunity Notice, Master Franchisee and PLK shall enter into discussions regarding the Retail Opportunity, it being understood that PLK shall not be obligated to enter into the Retail Opportunity with Master Franchisee. If the Parties fail to enter into a written agreement with respect to the terms of the Retail Opportunity within the ninety (90) Day period, (a) PLK may cease all discussions with Master Franchisee regarding the Retail Opportunity, and (b) PLK or an Affiliate of PLK may immediately enter into the Retail Opportunity either on its own or with any other party or parties.

4.7

Master Franchisee may at any time request to exercise its right to distribute, sell or offer Approved Products in the Territory through a Delivery Program. PLK agrees to work with Master Franchisee to develop the Delivery Requirements for implementing a Delivery Program in the Territory and, once such Delivery Requirements are approved by PLK, in its sole discretion, Master Franchisee may sell Approved Products in the Territory through such Delivery Program in compliance with such Delivery Requirements. Master Franchisee agrees not to implement a Delivery Program until PLK has approved, in its sole discretion, the Delivery Requirements applicable to such Delivery Program.

4.8	While the Development Rights are in effect, PLK will not itself operate, or franchise, license or authorize any Person other than Master Franchisee to operate, Restaurants in the Territory.

CERTAIN PORTIONS OF THE EXHIBIT THAT ARE NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL HAVE BEEN REDACTED PURSUANT TO ITEM 601(b)(10)(iv) OF REGULATION S-K. [****] INDICATES THAT INFORMATION HAS BEEN REDACTED.

4.9	The Parties agree that in the event of conflict or confusion as to the exact boundaries of the Territory, the description of the boundaries in, and the map attached to, Schedule 3 will prevail.

4.10

PLK may, in its sole discretion, grant a license to develop, establish, own, open and operate Popeyes Restaurants in the Special Administrative Region of Hong Kong (the “HK Development Rights”), subject to the following right of first offer which shall be available to Master Franchisee on the terms and conditions contained in this clause 4.10.

4.10.1

PLK shall not grant the HK Development Rights to any Person unless and until PLK shall have first offered the HK Development Rights to Master Franchisee in accordance with this clause 4.10 (the “Right of First Offer”); provided, that (a) the Development Rights remain in effect from the date hereof through the Offer Date (as defined below), (b) Master Franchisee is in compliance with the Cumulative Opening Targets as set forth in the Development Schedule as of the Offer Date, (c) there has not been an uncured Event of Default at any time during the one (1) year period prior to the Offer Date, and (d) the results of updated background checks conducted at PLK’s request and at Master Franchisee’s sole expense by a service provider acceptable to PLK on Master Franchisee,  Principal and their  respective shareholders  (collectively, the “Relevant Persons” and, individually, a “Relevant Person”) must be satisfactory to PLK, in its sole discretion.

4.10.2

If PLK desires to grant the HK Development Rights to any Person, PLK will deliver written notice thereof to Master Franchisee (the “Offer Notice”). The date of the Offer Notice is referred to as the “Offer Date”.

4.10.3

Master Franchisee shall have a period of ten (10) days following the Offer Date (the “First Deadline”) to inform PLK in writing of its interest in the HK Development Rights (the “Interest Notice”). PLK and Master Franchisee shall then negotiate, on an exclusive basis, for a period of up to thirty (30) days from the date of the Interest Notice (the “Second Deadline”), the financial and other material terms upon which Master Franchisee would offer PLK to acquire the HK Development Rights. On or prior to the Second Deadline, Master Franchisee will present a binding written offer to PLK (the “Proposal”) for the acquisition of the HK Development Rights. The Proposal shall set forth the financial and other material terms and conditions for the HK Development Rights, including the proposal development plan.

4.10.4

The failure by Master Franchisee (a) to provide an Interest Notice by the First Deadline or (b) submit a Proposal by the Second Deadline shall each be deemed an irrevocable waiver by Master Franchisee of the Right of First Offer, and PLK and/or any of its Affiliates may grant all or any portion of the HK Development Rights to any Person on any terms and conditions whatsoever.

4.10.5

PLK shall have the unrestricted right to reject any Proposal, in its sole discretion. If PLK elects, in its sole discretion, to grant the HK Development Rights (or any portion thereof) to Master Franchisee following receipt of the Proposal, the Proposal, as may be modified by Master Franchisee and PLK through their negotiations will become binding and enforceable on Master Franchisee (the “Final Proposal”), and the relevant parties will use commercially reasonable efforts to enter into final and  binding agreements incorporating the commercial terms set forth in the Final Proposal (the “Definitive Agreements”) within forty-five (45) Days of the date of the Final Proposal (the “Third Deadline”).

CERTAIN PORTIONS OF THE EXHIBIT THAT ARE NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL HAVE BEEN REDACTED PURSUANT TO ITEM 601(b)(10)(iv) OF REGULATION S-K. [****] INDICATES THAT INFORMATION HAS BEEN REDACTED.

4.10.6

If (a) PLK elects, in its sole discretion, not to grant the HK Development Rights following receipt of the Proposal, or (b) the relevant parties fail to enter into Definitive Agreements by the Third Deadline, PLK and/or its Affiliates may grant all or any portion of the HK Development Rights (on either an exclusive or non-exclusive basis) to any Person on terms no less favorable to PLK than the commercial terms set forth in the Proposal or the Final Proposal, as applicable.

4.10.7

For the avoidance of doubt, if Master Franchisee has not been in compliance with the Development Schedule at all times prior to the signing of the Definitive Agreements, PLK shall have no obligation to comply with the foregoing Right of First Offer.

4.10.8

Master Franchisee acknowledges and agrees that PLK is under no obligation to grant to Master Franchisee or any Affiliate thereof the HK Development Rights and such decision will be made by PLK in its sole discretion.

      5    DURATION

5.1

The initial term of this Agreement shall be for a period of twenty (20) years commencing on the Original Commencement Date, subject to earlier termination in accordance with the terms of this Agreement (the “Initial Term”). Master Franchisee shall have the option to extend the Initial Term for ten (10) years, subject to earlier termination in accordance with the terms of this Agreement (the “Extension Period”, and together with the Initial Term, the “Term”), provided that:

5.1.1

Master Franchisee has given PLK and/or its Affiliates written notice of its intention to exercise its option  to  extend  this Agreement no later than the first Day of Development Year 19 (the “Extension Notice”);

5.1.2	Master Franchisee has, as determined on the date of the Extension Notice and the last Day of the Initial Term, fully complied with the applicable Targets set forth in the Development Schedule;

5.1.3

there has been no uncured Event of Default during the one (1) year period prior to the date of the Extension Notice or during the period commencing on the date of the Extension Notice and ending on the last Day of the Initial Term;

5.1.4

there has been no uncured default (for which Master Franchisee received a formal notice of default) under the Company Franchise Agreement or any Unit Addendum during the one (1) year period prior to the date of the Extension Notice and during the period commencing on the date of the Extension Notice and ending on the last Day of the Initial Term;

5.1.5	Master Franchisee, on behalf of itself and its Affiliates, executes a general release in favor of PLK and its Affiliates, in form and substance acceptable to PLK.

CERTAIN PORTIONS OF THE EXHIBIT THAT ARE NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL HAVE BEEN REDACTED PURSUANT TO ITEM 601(b)(10)(iv) OF REGULATION S-K. [****] INDICATES THAT INFORMATION HAS BEEN REDACTED.

If all of the foregoing conditions are not satisfied, this Agreement shall expire at the end of the Initial Term.

                                             6     DEVELOPMENT OBLIGATIONS

6.1

Master Franchisee shall (a) develop and open for business (and keep open to the extent required hereby), and (b) license Franchisees to develop and open for business (and keep open to the extent required hereby) a minimum number of new Popeyes Restaurants within the Territory in strict compliance with the Development Schedule, and such new Restaurants may be either Direct-Owned Restaurants or Franchised Restaurants; provided, however, that for each Development Year, the aggregate number of Direct-Owned Restaurants shall be at least sixty percent (60%) of the total number of Popeyes Restaurants open and operating in the Territory on a cumulative basis (rounded up to the nearest whole number), as determined on the last Day of such Development Year (the “Direct-Owned Restaurant Limitation”).

6.2

For the avoidance of doubt, any Franchised Restaurants purchased or otherwise acquired by Master Franchisee or any of its Affiliates (the “Acquired Restaurants”) shall not be included for purposes of determining Master Franchisee’s compliance with the Targets set forth in the Development Schedule; provided, however, that such Acquired Restaurants shall be counted as Direct-Owned Restaurants for purposes of satisfying the Direct-Owned Restaurant Limitation.

6.3

All of the Targets set forth in the Development Schedule are net of closures, without distinction as to the reason for such closure (expiration, early termination, [****] or otherwise), and without distinction between closures of Direct-Owned Restaurants or Franchised Restaurants.

6.4

Master Franchisee may develop Restaurants at a faster rate than as set out in the Development Schedule. Any Restaurants developed faster than as provided for in the Development Schedule shall be included in determining Master Franchisee’s compliance with the Development Schedule and shall carry forward to be used in calculating the satisfaction of the next Development Year’s Target.

6.5	Master Franchisee will not develop any Restaurant in a Co-Branded Location without the prior written consent of PLK.

6.6

Except as set forth in clause 6.7, if Master Franchisee desires to close a Direct-Owned Restaurant prior to the expiration of the term of the applicable Unit Addendum, Master Franchisee will provide written notice to PLK at least ninety (90) Days prior to the proposed closure date setting out the reasons for the closure of the Direct-Owned Restaurant and documentary evidence supporting any reasons cited in support of closure (the “Early Closure Request”). PLK may either approve or disapprove an Early Closure Request in its reasonable discretion. PLK will respond in writing within thirty (30) Days as to whether it approves or disapproves the Early Closure Request and, if PLK decides, in its reasonable discretion, to disapprove the Early Closure Request, PLK will specify a reason therefor. If PLK requests further information or documents in relation to the Early Closure Request, Master Franchisee will provide such further information or documents to PLK within a reasonable period, and PLK will render its decision within thirty (30) Days of receipt from Master Franchisee of such further information or documents. If PLK does not respond to an Early Closure Request within the thirty (30) Day period, the Early Closure Request shall be deemed to be denied.

CERTAIN PORTIONS OF THE EXHIBIT THAT ARE NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL HAVE BEEN REDACTED PURSUANT TO ITEM 601(b)(10)(iv) OF REGULATION S-K. [****] INDICATES THAT INFORMATION HAS BEEN REDACTED.

6.7

Notwithstanding the foregoing (but subject to clause 6.3), Master Franchisee may close (a) up to ten (10) Direct-Owned Restaurants during each Development Year of the Term (each, a “Permitted Closure Restaurant”), [****] without PLK’s consent and without penalty or other payment to PLK, except for amounts due and payable to PLK prior to the closing date of the Permitted Closure Restaurant [****]. Upon the occurrence of an MDA Termination Event, Master Franchisee’s right to close Direct-Owned Restaurants in the Territory pursuant to this clause 6.7 will automatically terminate. Master Franchisee has the sole discretion to determine which Direct-Owned Restaurants are designated as Permitted Closure Restaurants [****]. For the avoidance  of doubt, if PLK  approves the closure of a Direct-Owned Restaurant  pursuant to clause 6.6, such Direct-Owned Restaurant shall not be counted as a Permitted Closure Restaurant for purposes of this clause 6.7; provided, however, that the closure of such Direct- Owned Restaurant will not modify or extend any of the Targets, and Master Franchisee will replace any such Direct-Owned Restaurant by the end of the Development Year in which such Direct-Owned Restaurant was closed.

6.8

If Master Franchisee fails to achieve the Target specified in the Development Schedule for any Development Year commencing with Development Year 3 (a “Development Default”) on or before the last Day of such Development Year (a “Shortfall Year”), Master Franchisee will have until the expiration of the Development Cure Period to achieve the Target for the Shortfall Year. If Master Franchisee fails to achieve the Target for the Shortfall Year by the expiration of the Development Cure Period, then, in addition to any other legal rights and remedies available to PLK set out in this Agreement or at Law, PLK may, in its sole discretion, terminate the Development Rights or terminate this Agreement in its entirety. PLK will not be required to provide any notice (whether oral or written) to Master Franchisee of a Development Default or the commencement of the Development Cure Period. For the avoidance of doubt, if a Restaurant is counted for purposes of determining Master Franchisee’s compliance with the applicable Annual Opening Target or Extension Period Target, if applicable, for a Shortfall Year, it will not be counted for purposes of determining compliance with the applicable Annual Opening Target or Extension Period Target for the Development Year in which the Restaurant actually opened.

6.9

Notwithstanding the foregoing, provided that it has complied with all of the provisions of this clause 6, Master Franchisee shall not be deemed to be in breach of the Development Schedule if its failure to perform its obligations as set out in the Development Schedule results from any of the following events, which must have a continuous impact on any of the major metropolitan areas centered on or around Shanghai, Beijing or Shenzhen for a period of two (2) months or more, and make it impossible or commercially impracticable to achieve any of the Targets by the applicable deadlines set forth in the Development Schedule (a “Force Majeure Event”):

6.9.1	compliance with any Law, ruling, order, regulation, requirement, instruction of any Authority or governmentally imposed moratorium that prohibits such performance;

CERTAIN PORTIONS OF THE EXHIBIT THAT ARE NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL HAVE BEEN REDACTED PURSUANT TO ITEM 601(b)(10)(iv) OF REGULATION S-K. [****] INDICATES THAT INFORMATION HAS BEEN REDACTED.

6.9.2	acts of God, earthquake, blizzard or flood; or

6.9.3	fires, strikes, actions of labor unions, embargoes, technological disaster, war, riot or terrorist acts, release of nuclear radiation or bio-toxic or bio-chemical agents.

Any delay in Master Franchisee’s performance of its obligations set out in the Development Schedule resulting from any of these Force Majeure Events will extend performance or excuse performance, in whole or in part, as reasonably determined by PLK according to the circumstances, but shall not in any event extend performance by more than one (1) Development Year. Notwithstanding the foregoing, no Force Majeure Event will relieve or suspend any payment obligation of Master Franchisee, and currency restrictions, fluctuations or devaluations will not be deemed to be Force Majeure Events.

6.10	Upon the occurrence of a Force Majeure Event, Master Franchisee shall comply with the following:

6.10.1	it shall promptly notify PLK in writing of the nature and extent of the Force Majeure Event causing its failure or delay in performance; and

6.10.2

it shall use all commercially reasonable efforts to mitigate the effect of the Force Majeure Event to carry out its obligations under the Development Schedule in any way that is reasonably practicable and to resume the performance of its obligations as soon as reasonably possible.

7    DEVELOPMENT PROCEDURES FOR DIRECT-OWNED RESTAURANTS

7.1

This Agreement is not a franchise for the operation of Popeyes Restaurants. The terms and conditions applicable to Master Franchisee for the operation of each Direct-Owned Restaurant are set forth in the Company Franchise Agreement and Unit Addendum for such Direct-Owned Restaurant, and the terms and conditions applicable to Franchisees for the operation of each Franchised Restaurant are set forth in the Franchise Agreement for such Franchised Restaurant.

7.2

Until the occurrence of an MDA Termination Event, Master Franchisee will not be required to obtain PLK’s prior written approval for the development of any potential site in the Territory (“Site Approval”). After the occurrence of an MDA Termination Event, Master Franchisee shall have no further right or entitlement to develop and establish Direct-Owned Restaurants in the Territory, or to license to Franchisees the right to establish and operate Franchised Restaurants in the Territory, without first receiving Site Approval from PLK, which PLK may withhold in its sole discretion. If, after the occurrence of an MDA Termination Event, Master Franchisee enters into any legally binding commitment with vendors or lessors of a potential site before PLK has granted Site Approval, then Master Franchisee shall bear the entire risk of loss or damage resulting from a subsequent decision of PLK not to give Site Approval.

7.3	The following requirements relating to site acquisition and construction of Direct-Owned Restaurants shall apply throughout the Term:

7.3.1

For each Direct-Owned Restaurant, Master Franchisee shall provide PLK, prior to filing for permit applications with the relevant Authorities to construct the Direct-Owned Restaurant, with the following detailed information regarding the proposed site and the market around the site in a format prescribed by PLK: (i) profit and loss projections for five (5) years, (ii) capital expense breakdown, (iii) trade area information, including information regarding customers, (iv) interior and exterior renderings of the proposed site, complete with signage, (v) aerial maps of the proposed site and pictures of the main access point for the direction of the traffic flow, if applicable, and (vi) to the extent available, such other information as PLK may from time to time reasonably request in electronic format or any other formats prescribed by PLK from time to time (the “Site Information”).

CERTAIN PORTIONS OF THE EXHIBIT THAT ARE NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL HAVE BEEN REDACTED PURSUANT TO ITEM 601(b)(10)(iv) OF REGULATION S-K. [****] INDICATES THAT INFORMATION HAS BEEN REDACTED.

7.3.2	Master Franchisee shall notify PLK when a Direct-Owned Restaurant is under construction so that PLK can issue the unique identifier for the Direct-Owned Restaurant.

7.3.3

Master Franchisee assumes all cost, liability, expense and responsibility in procuring the location, acquisition and development of sites and the construction of Direct-Owned Restaurants. Master Franchisee shall provide copies of all documents related to title and possession of each site at PLK’s request.

7.3.4

All Direct-Owned Restaurants shall be constructed, equipped and furnished in accordance with plans and specifications in compliance with Approved Plans and Specifications. These plans and specifications shall include the architectural design of the building, style, size and interior décor and colour schemes, internal and external signage as well as the proposed kitchen layout, service format and equipment. If, and to the extent that, Master Franchisee requires architectural and engineering services, it will contract for those services independently at its own expense and obtain all necessary approvals and permissions from the relevant Authority for such purposes.

7.4

Master Franchisee agrees that PLK is not and shall not be deemed to be making, and no Affiliate of PLK or any Person on behalf of PLK is or shall be deemed to be making, any representation or warranty relating directly or indirectly to the success or viability of, or any other matter relating to, a Direct-Owned Restaurant, and any such representation or warranty is hereby expressly excluded, including in the event that PLK has granted Site Approval or provided Approved Plans and Specifications or of any other matter relating to the development of the Direct-Owned Restaurant. No reliance shall be placed by Master Franchisee or any of its Affiliates on any warranty, representation or advice that may be given by any Person by or on behalf of PLK and/or its Affiliates unless such representation, warranty or advice is expressly given in writing by PLK.

7.5

PLK shall have the right to require Master Franchisee to use commercially reasonable efforts to have the landlord of any Direct-Owned Restaurant include any or all of the following provisions in the lease or purchase agreement, which will:

7.5.1

Allow Master Franchisee and PLK the right to elect to assign the leasehold interest and the lease contract to PLK or an Affiliate or a franchisee of PLK and/or Master Franchisee, in each case, without landlord consent or any increase in rent or change in any other material term; and

7.5.2

in case of lease of the site, require the lessor to provide PLK with a copy of any notice of deficiency under the lease sent to Master Franchisee, at the same time as such notice is sent to Master Franchisee (as the lessee under the lease), and which grants PLK the right (but not the obligation) to cure any of Master Franchisee’s deficiencies under the lease within fifteen (15) business Days after the expiration of the period in which Master Franchisee has to cure any such default, should Master Franchisee fail to do so.

CERTAIN PORTIONS OF THE EXHIBIT THAT ARE NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL HAVE BEEN REDACTED PURSUANT TO ITEM 601(b)(10)(iv) OF REGULATION S-K. [****] INDICATES THAT INFORMATION HAS BEEN REDACTED.

8    GRANT OF FRANCHISE FOR DIRECT-OWNED RESTAURANTS

8.1

Direct-Owned Restaurants. Upon fulfilment of the following conditions precedent in relation to each proposed Direct-Owned Restaurant, PLK shall grant Master Franchisee or the relevant Approved Subsidiary, as applicable, a license to operate the relevant Direct-Owned Restaurant on the terms set out in the Company Franchise Agreement and Unit Addendum for the relevant Direct-Owned Restaurant:

8.1.1	completion of the construction and fitting out of the Direct-Owned Restaurant in accordance with PLK’s then current Approved Plans and Specifications;

8.1.2

delivery to PLK of a Notice of Completion at least ten (10) Days prior to the scheduled opening date of the Direct-Owned Restaurant, which Notice of Completion will identify the operator of the Direct-Owned Restaurant;

8.1.3	payment to PLK or its designee of the applicable Direct-Owned Restaurant Unit Fee required in respect of the Direct-Owned Restaurant to be opened as specified in clause 8.5 below;

8.1.4

Master Franchisee having provided PLK with a fully executed Joinder Agreement (if the operator of the Direct-Owned Restaurant is a new Approved Subsidiary) at least thirty (30) Days prior to the scheduled opening date of the Direct-Owned Restaurant;

8.1.5

Master Franchisee having provided PLK with at least two (2) original counterparts of the Unit Addendum for the Direct-Owned Restaurant executed by Master Franchisee or the Approved Subsidiary, such counterparts to be delivered to PLK at least thirty (30) Days prior to the scheduled opening date of the Direct-Owned Restaurant;

8.1.6	evidence, satisfactory to PLK in its sole discretion of compliance in all material respects by Master Franchisee with the requirements of this Agreement and the Company Franchise Agreement;

8.1.7	evidence of property control, reasonably satisfactory to PLK, for the Unit Addendum Term (defined below); and

8.1.8	Master Franchisee or the Approved Subsidiary having obtained and continuing to hold all relevant approvals, permits and licenses required by applicable Law to operate the Direct-Owned Restaurant.

In addition, by not later than the later to occur of (i) the first (1st) Business Day of the month following the month in which a Direct-Owned Restaurant was opened or (ii) five (5) Business Days following the date on which a Direct-Owned Restaurant was opened, Master Franchisee will provide PLK with a written communication advising of the date that the Direct-Owned Restaurant opened for business, together with digital photographs (geotagged with the location of the Direct-Owned Restaurant) of the interior and exterior of the Direct-Owned Restaurant, showing that such Direct-Owned Restaurant is open and serving guests and that the kitchen is stocked with food and supplies adequate to serve such guests. Additionally Master Franchisee will comply with all requirements established by PLK from time to time to evidence the opening of new Direct- Owned Restaurants in the Territory.

8.2

Acquired Restaurants. Upon the purchase of an Acquired Restaurant by Master Franchisee or an Approved Subsidiary, PLK, Master Franchisee or the Approved Subsidiary and the applicable Franchisee will enter into an agreement to terminate the Franchise Agreement for such Acquired Restaurants in a form to be provided by PLK, and Master Franchisee will provide to PLK at least two (2) original counterparts of the Unit Addendum for the Acquired Restaurant executed by Master Franchisee or the Approved Subsidiary, such counterparts to be delivered to PLK on the acquisition date of the Acquired Restaurant.

CERTAIN PORTIONS OF THE EXHIBIT THAT ARE NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL HAVE BEEN REDACTED PURSUANT TO ITEM 601(b)(10)(iv) OF REGULATION S-K. [****] INDICATES THAT INFORMATION HAS BEEN REDACTED.

8.3

Unit Addendum. Until the Unit Addendum has been executed and delivered to PLK pursuant to clause 8.1.5 for a particular Direct-Owned Restaurant and the applicable Direct-Owned Restaurant Unit Fee has been paid, the proposed Direct-Owned Restaurant shall not open for business.

8.4

Unit Addendum Term. The term of each Unit Addendum will be up to twenty (20) years from the commencement date of the Unit Addendum (the “Unit Addendum Term”), with a minimum term of five (5) years (subject to renewal in accordance with clause 2.5 of the Company Franchise Agreement). The Unit Addendum Term for an Acquired Restaurant will be the remaining term of the relevant Franchise Agreement for such Acquired Restaurant.

8.5

Direct-Owned Restaurant Unit Fee. During the Term, Master Franchisee will pay the following fee to PLK or its designee for the opening of each Direct-Owned Restaurant: (a) [****] for each Direct-Owned Restaurant opened during Development Year 1, Development Year 2 and Development Year 3, and (b) [****] for each Direct-Owned Restaurant opened during Development Year 4 and at any time thereafter (the “Direct-Owned Restaurant Unit Fee”), each for a twenty (20) year term (which amount will be prorated if the term of the applicable Unit Addendum is less than twenty (20) years). The Direct-Owned Restaurant Unit Fee will be due and payable no later than five (5) Days after receipt of an invoice from PLK and/or an Affiliate or five (5) Days after the opening of the Direct-Owned Restaurant, whichever is earlier. Upon the renewal of any Unit Addendum of a Direct-Owned Restaurant in accordance with the terms of the Company Franchise Agreement, Master Franchisee will pay the Renewal Fee to PLK or its designee prior to the expiration of the Unit Addendum for the applicable Direct-Owned Restaurant.

8.6

Direct-Owned Restaurant Fee Credit. While the Development Rights are in effect, Master Franchisee will be entitled to receive a credit in the amount of the unused portion of the Direct-Owned Restaurant Unit Fee paid for a Permitted Closure Restaurant previously operated by Master Franchisee (the “Direct-Owned Restaurant Fee Credit”). The Direct-Owned Restaurant Fee Credit will be applied to the applicable Direct-Owned Restaurant Unit Fee charged in connection with the next Direct-Owned Restaurant opened by Master Franchisee located in the province, autonomous region or direct-controlled municipality in which the Permitted Closure Restaurant was located (the “Replacement Restaurant”); provided, however, that if Master Franchisee fails to open a Direct-Owned Restaurant located in such province, autonomous region or direct- controlled municipality within a period of eighteen (18) months after the closure of the Permitted Closure Restaurant, Master Franchisee will have no right to receive the Direct-Owned Restaurant Fee Credit and, in the event Master Franchisee opens a Direct-Owned Restaurant located in such province, autonomous region or direct-controlled municipality after the expiration of the 18-month period, Master Franchisee will pay the full amount of the applicable Direct-Owned Restaurant Unit Fee in connection therewith. The Direct-Owned Restaurant Fee Credit will be calculated on a pro rata basis as follows: the Direct-Owned Restaurant Unit Fee originally paid by Master Franchisee for the Permitted Closure Restaurant divided by the number of years of the Unit Addendum Term for the Permitted Closure Restaurant, multiplied by the full period remaining in the term of the Permitted Closure Restaurant. The result is subtracted from the Direct-Owned Restaurant Unit Fee (as set forth above) to arrive at the Direct-Owned Restaurant Unit Fee for the Replacement Restaurant. For the avoidance of doubt, the Direct-Owned Restaurant Fee Credit will not be available to Master Franchisee after the occurrence of an MDA Termination Event. By way of illustration only, if the Direct-Owned Restaurant Unit Fee was [***], the initial term was 20 years, and the Permitted Closure Restaurant closed at the end of the second year of the term, the Direct-Owned Restaurant Fee Credit would be [***] ÷ 20, and that amount ([***]) would be multiplied by 18 (the unused portion of the term), to obtain a Direct- Owned Restaurant Fee Credit of [***]. If the next Direct-Owned Restaurant required a Direct-Owned Restaurant Unit Fee of [***], Master Franchisee would receive a credit of [***] and would be obligated to pay [***].

CERTAIN PORTIONS OF THE EXHIBIT THAT ARE NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL HAVE BEEN REDACTED PURSUANT TO ITEM 601(b)(10)(iv) OF REGULATION S-K. [****] INDICATES THAT INFORMATION HAS BEEN REDACTED.

8.7	Royalty.

8.7.1	During the Term, Master Franchisee will pay a monthly fee (the “Royalty Fee”) for each Direct-Owned Restaurant to PLK or its designee as follows: [****]

8.7.2

During the Unit Addendum Term for each Acquired Restaurant, the Royalty Fee due in respect of such Acquired Restaurant will be the Royalty Fee set forth in the relevant Franchise Agreement for such Acquired Restaurant.

8.7.3

Master Franchisee will pay the Royalty Fee due in respect of each Direct-Owned Restaurant to PLK or its designee by no later than the tenth (10th) day of each month for the entire Unit Addendum Term (and any renewal term, if applicable) based on Gross Sales for the preceding month in accordance with the Company Franchise Agreement.

8.7.4

In the event that applicable Law requires the calculation of the Royalty Fee payable pursuant to this clause 8.7 to be based on any figure other than monthly Gross Sales, which calculation results in a sum payable to PLK which is less than what would have been payable had the Royalty Fee been calculated based on monthly Gross Sales, then Master Franchisee undertakes and agrees to pay such difference from its global assets and bank accounts so that the final amount paid to PLK amounts to the Royalty Fee calculated based on monthly Gross Sales.

CERTAIN PORTIONS OF THE EXHIBIT THAT ARE NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL HAVE BEEN REDACTED PURSUANT TO ITEM 601(b)(10)(iv) OF REGULATION S-K. [****] INDICATES THAT INFORMATION HAS BEEN REDACTED.

8.8	Advertising Contribution.

8.8.1

During the Term, Master Franchisee will pay an Advertising Contribution in respect of each Direct-Owned Restaurant calculated by multiplying the monthly Gross Sales at the Direct-Owned Restaurant by five percent (5.0%) for the entire Unit Addendum Term (and any renewal term, if applicable), subject to clause 11.

8.8.2

During the Term, the Advertising Contribution for Direct-Owned Restaurants will be contributed by no later than the tenth (10th) day of each month to the Advertising Fund to be managed by Master Franchisee, subject to clause 11 of this Agreement.

9    GRANT OF FRANCHISE FOR FRANCHISED RESTAURANTS

9.1

General. The Development Rights include the right during the Term for Master Franchisee to enter into Franchise Agreements with Franchisees for the operation of Franchised Restaurants in the Territory. Master Franchisee will provide the Services to Franchisees and Franchised Restaurants in the Territory in strict compliance with the terms of this Agreement. Master Franchisee shall use commercially reasonable  efforts  to  ensure compliance by Franchisees with the Popeyes System in the Territory and enforce all of the obligations of Franchisees as set forth in the Franchise Agreements. Except as set forth in this Agreement, Master Franchisee shall not charge any fees or other amounts to Franchisees without the prior written consent of PLK.

9.2

Approval of Franchisees and Franchise Agreements. Master Franchisee will utilize PLK’s guidelines for approving Franchisees. In addition, Master Franchisee will, at its sole cost and expense procure mandatory Level 2 Background Checks conducted by the Background Check Provider on each proposed Franchisee and all principals and shareholders thereof, and provide copies of the background checks to PLK for review. Master Franchisee will not enter into a Franchise Agreement with any proposed Franchisee if the results of the background check reveal, in PLK’s sole judgment, that the proposed Franchisee or any of the principals or shareholders thereof is (i) a Competitor, (ii) a Person that directly or indirectly provides marketing, advertising, training, monitoring, development, reporting and/or collection or similar services to a Competitor; (iii) a Person which acts as a franchisee or master franchisee for any Competitor, or (iv) a Prohibited Person, as determined in PLK’s sole judgment based on the background check and any follow-up or additional diligence, if any, required by PLK based on the background check. In addition, Master Franchisee will not enter into a Franchise Agreement with any current or former RBI Franchisee without the prior written consent of PLK. The failure to comply with this provision is a material default under this Agreement.

9.2.1

Franchisees who desire to open Franchised Restaurants will enter into a Franchise Agreement with Master Franchisee for each Franchised Restaurant opened in the Territory during the Term. If Master Franchisee desires to sell, transfer or otherwise dispose of a Direct-Owned Restaurant to a Franchisee, then PLK and Master Franchisee will terminate the Unit Addendum with respect to such Direct-Owned Restaurant prior to Master Franchisee entering into a Franchise Agreement with respect to such Restaurant.

9.2.2

The term of each Franchise Agreement will be up to twenty (20) years from the date on which such Franchise Agreement is signed, as determined by Master Franchisee, in its sole discretion, with a minimum term of five (5) years and with one (1) option to renew for ten (10) years on the condition that Master Franchisee will consult with PLK before such renewal.

CERTAIN PORTIONS OF THE EXHIBIT THAT ARE NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL HAVE BEEN REDACTED PURSUANT TO ITEM 601(b)(10)(iv) OF REGULATION S-K. [****] INDICATES THAT INFORMATION HAS BEEN REDACTED.

9.2.3	Master Franchisee will provide PLK with the Site Information for each proposed Franchised Restaurant within ten (10) Days after receipt of same from the relevant Franchisee.

9.2.4

Master Franchisee will provide PLK with written notice of the opening of a Franchised Restaurant within five (5) Days of the opening date. Master Franchisee will provide PLK with one (1) copy of each Franchise Agreement on or prior to the opening of the Franchised Restaurant, together with a signed acknowledgment from each Franchisee certifying in the manner set out in the Franchise Agreement that all applicable franchise disclosures, if any were required under applicable Law, were made by Master Franchisee to each Franchisee on a timely basis. Additionally, by not later than the later to occur of (i) the first (1st) Business Day of the month following the month in which a Franchised Restaurant was opened or (ii) five (5) Business Days following the date on which a Franchised Restaurant was opened, Master Franchisee will provide PLK with digital photographs (geotagged with the location of the Franchised Restaurant) of the interior and exterior of the Franchised Restaurant, showing that such Franchised Restaurant is open and operating and is serving guests and that the kitchen is stocked with food and supplies adequate to serve such guests. Additionally, Master Franchisee will comply with, and will cause all Franchisees to comply with, all requirements established by PLK from time to time to evidence the opening of new Franchised Restaurants in the Territory.

9.2.5

Master Franchisee will not amend a Franchise Agreement in any material respect, nor waive a Franchisee’s obligation to comply with a material condition under a Franchise Agreement, without PLK’s prior written consent. Master Franchisee will provide to PLK in advance a copy of any such amendment or statement describing a waiver to be granted. In addition, at PLK’s request, Master Franchisee will provide to PLK a signed copy of each such amendment within ten (10) Days after such amendment is signed. Without limiting the generality of the foregoing, Master Franchisee will not amend a Franchise Agreement to delete PLK and its Affiliates as “FRANCHISOR INDEMNIFIED PARTIES” thereunder.

9.2.6

Master Franchisee will ensure that PLK or any employee, agent or designee of PLK, shall have the unrestricted right to enter the Franchised Restaurants to conduct such inspections and other activities as PLK deems necessary to ascertain or ensure compliance with the Standards, including without limitation, to conduct interviews with Franchisee’s employees. The inspections and other activities may be conducted without prior notice at any time determined by PLK, subject to the requirement that PLK will use commercially reasonable efforts to ensure that the inspections and other activities will not disrupt the normal business operations of the Franchised Restaurants.

9.2.7

Master Franchisee will fulfil all of the duties of the “Franchisor” under each Franchise Agreement executed pursuant to this Agreement and will use best efforts to maintain compliance by each Franchisee under, and enforce, each Franchise Agreement. However, Master Franchisee will not without PLK’s prior written consent;

CERTAIN PORTIONS OF THE EXHIBIT THAT ARE NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL HAVE BEEN REDACTED PURSUANT TO ITEM 601(b)(10)(iv) OF REGULATION S-K. [****] INDICATES THAT INFORMATION HAS BEEN REDACTED.

9.2.7.1	Approve any changes to the Approved Plans and Specifications;

9.2.7.2	Authorize any alteration, addition or improvement to the interior or exterior of a Franchised Restaurant not in compliance with the Standards;

9.2.7.3	Make any material changes to the form of the Franchise Agreement;

9.2.7.4

Approve the use of any products, fixtures, furnishings, signs, equipment, interior or exterior design, or methods of operation not specified in the Confidential Operating Manual or otherwise approved in writing by PLK;

9.2.7.5	Approve or disapprove suppliers or distributors to the Franchised Restaurant;

9.2.7.6

Approve the sale or use in a Franchised Restaurant of any product that has not previously been approved in writing by PLK or that has been disapproved by PLK for sale or use in the Franchised Restaurant; or

9.2.7.7	Except as otherwise permitted or authorized by PLK in writing, knowingly permit any material deviation by a Franchisee from the Standards.

9.2.8	Master Franchisee will ensure that all Franchisees install equipment in their Franchised Restaurants as required by PLK.

9.2.9

Master Franchisee will use commercially reasonable efforts to obtain P&L Information from each Franchisee. Master Franchisee will provide PLK with P&L Information provided to Master Franchisee by each Franchisee pursuant to its Franchise Agreements at such times as PLK designates and in an electronic format prescribed by or otherwise acceptable to PLK. The Franchise Agreement shall require each Franchisee to provide Master Franchisee with P&L Information and authorize Master Franchisee to provide such P&L Information to PLK.

9.2.10

Master Franchisee’s failure to perform in a diligent and timely manner any material obligation owed to any Franchisee will constitute a breach of this Agreement, such breach to be cured within sixty (60) Days after written notification from PLK to Master Franchisee. Failure to cure following notification will constitute a material breach of this Agreement, and PLK may after giving reasonable consideration to the nature of the relevant default, either terminate the Development Rights or terminate this Agreement in its entirety.

9.2.11

If Master Franchisee fails to carry out its material obligations under a Franchise Agreement within the time provided in the Franchise Agreement and in a manner consistent with the terms of the Franchise Agreement, PLK may, with the written approval of Master Franchisee (which shall not be unreasonably withheld) itself take such steps necessary to enforce the terms and conditions of the Franchise Agreement. Master Franchisee will cooperate with PLK to give effect to this clause, including, by providing and executing such documents deemed necessary by PLK.

CERTAIN PORTIONS OF THE EXHIBIT THAT ARE NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL HAVE BEEN REDACTED PURSUANT TO ITEM 601(b)(10)(iv) OF REGULATION S-K. [****] INDICATES THAT INFORMATION HAS BEEN REDACTED.

9.2.12

Each Franchised Restaurant shall be operated according to the Franchise Agreement and the Standards. Master Franchisee will immediately report to PLK any termination or renewal of, or refusal to renew, any Franchise Agreement, including any notice of intent not to renew by any Franchisee, and all information PLK may reasonably request concerning any termination, renewal or refusal to renew.

9.2.13

If Master Franchisee fails to operate any Franchised Restaurant in compliance with the terms of the Franchise Agreement, PLK may direct, as it deems best, Master Franchisee to terminate the Franchise Agreement for that Franchised Restaurant and/or require the closure (either temporary or permanent) of the Franchised Restaurant.

9.2.14

If Master Franchisee fails to pay PLK (or its designee) (other than a failure to pay due to a Payment Restriction which shall be governed by the terms of clause 22.4) when due any amounts payable under clause 9.4 or clause 9.5 at any time with respect to any Franchised Restaurant, either during the Term or, if applicable, thereafter, and does not cure such failure within twenty (20) Days of written notice from PLK, then PLK may notify, or may direct Master Franchisee to notify, Franchisees in writing to pay the Franchised Restaurant Unit Fee and/or Royalty Fee and submit Sales Reports directly to PLK or its designee with respect to all periods after the date of such notice. The Franchise Agreements shall provide for payment of such amounts and the submission of Sales Reports directly to PLK upon receipt of written notice from PLK or Master Franchisee. For purposes of enforcing this provision, PLK will be named as a third party beneficiary under the Franchise Agreements. Master Franchisee shall be liable and shall pay or reimburse PLK on demand for all reasonable costs, including legal costs, incurred by PLK in connection with the enforcement of PLK’s third party beneficiary rights under the Franchise Agreements.

9.2.15

If at any time, Master Franchisee receives a termination payment or other amount from a Franchisee or any other Person for future royalties as a result of the closure of a Franchised Restaurant or termination of the Franchise Agreement, Master Franchisee and PLK will share such payment (reduced by the amount of any documented out of pocket collection costs incurred by Master Franchisee) pro rata in accordance with their respective Royalty Fee percentages. Master Franchisee will promptly notify PLK and remit payment to PLK within thirty (30) Days after receipt thereof. For the avoidance of doubt, Master Franchisee will have no obligation to pursue collection of a termination payment or other amount as a result of the closure of a Franchised Restaurant or termination of a Franchise Agreement and may determine in its sole discretion whether or not to initiate such collection activities.

9.3	IT Systems.

9.3.1

Master Franchisee will, at its sole cost and expense, provide PLK with Polling Information and Delivery Aggregator Information (to the extent received from Delivery Aggregators) at such time or times as may be reasonably required by PLK and ensure that Master Franchisee and all Franchisees install POS Systems and adopt polling and data collection systems prescribed by PLK. Master Franchisee will only use the information received from the Franchisees’ POS Systems and Franchisees’ Polling Information in order to provide the Services.

CERTAIN PORTIONS OF THE EXHIBIT THAT ARE NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL HAVE BEEN REDACTED PURSUANT TO ITEM 601(b)(10)(iv) OF REGULATION S-K. [****] INDICATES THAT INFORMATION HAS BEEN REDACTED.

9.3.2

PLK may at any time prescribe a POS System for use in the Territory so long as (i) such POS System is at least equivalent in functionality to the POS System currently in use in the Territory and (ii) the cost of such POS System is equivalent to or less than comparable POS Systems available in the Territory from third parties.

9.3.3

PLK shall have the right to approve the vendor that Master Franchisee engages to develop any website, applications, including Mobile Applications, or other digital assets for use in the Territory. Such approval shall not be unreasonably withheld. In addition, upon written notice to Master Franchisee, PLK may require Master Franchisee to purchase websites, applications or other digital assets from PLK, an Affiliate of PLK or a vendor approved by PLK.

9.4	Franchised Restaurant Unit Fee.

9.4.1

During the Term, Master Franchisee will pay to PLK or its designee (a) US$[****] for each Franchised Restaurant opened during Development Year 1, Development Year 2 and Development Year 3, and (b) US$[****] for each Franchised Restaurant opened during Development Year 4 and at any time thereafter (the “Franchised Restaurant Unit Fee”), each for a twenty (20) year term (which amount will be prorated if the term of the applicable Franchise Agreement is less than twenty (20) years), whether or not Master Franchisee actually charges or collects a franchise fee for such Franchised Restaurant.

9.4.2

The Franchised Restaurant Unit Fee will be due and payable no later than five (5) Days after the receipt of an invoice from PLK and/or an Affiliate of PLK or five (5) Days after the scheduled opening date of the Franchised Restaurant, whichever occurs first.

9.4.3

Upon renewal of the Franchise Agreement for any Franchised Restaurant Master Franchisee will pay the Renewal Fee to PLK prior to the expiration of the term of the Franchise Agreement, whether or not Master Franchisee actually charges or collects a renewal fee for such Franchised Restaurant.

9.4.4

For the avoidance of doubt, Master Franchisee may not charge a Franchised Restaurant Unit Fee or Renewal Fee in an amount in excess of the amount set forth in clause 9.4.1 or as set forth in the definition of “Renewal Fee”, respectively, it being understood that PLK will receive the entire amount of the fee paid by the Franchisee in connection with the opening of a Franchised Restaurant or the renewal of a Franchise Agreement.

9.5	Royalty Fee.

9.5.1

In consideration of the license and other rights granted under this Agreement during the Term, Master Franchisee will pay a Royalty Fee for each new Franchised Restaurant to PLK or its designee [****].

CERTAIN PORTIONS OF THE EXHIBIT THAT ARE NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL HAVE BEEN REDACTED PURSUANT TO ITEM 601(b)(10)(iv) OF REGULATION S-K. [****] INDICATES THAT INFORMATION HAS BEEN REDACTED.

9.5.2

The maximum royalty Master Franchisee may charge a Franchisee under a Franchise Agreement is [****]. Notwithstanding the foregoing, the Parties agree to discuss and consider in good faith any future proposals by Master Franchisee for an increase to the maximum royalty that Master Franchisee may charge Franchisees. Unless otherwise authorized by PLK in writing, the portion of the royalty fee collected and retained by Master Franchisee will be Master Franchisee’s sole compensation related to the Franchise Agreements and  the Services to be provided to Franchisees. For the avoidance of doubt, regardless of the  royalty  Master Franchisee charges for a Franchised Restaurant, Master Franchisee will pay PLK (or its designee) the full amount of the Royalty Fee required under clause 9.5.1, even if the royalty Master Franchisee actually charges Franchisee is less and regardless of whether or not Master Franchisee charges and/or collects a fee for such Franchised Restaurant.

9.5.3

In the event that applicable Law requires the calculation of the Royalty Fee payable pursuant to this clause 9.5 to be based on any figure other than monthly Gross Sales, which calculation results in a sum payable to PLK which is less than what would have been payable had the Royalty Fee been calculated based on monthly Gross Sales, then Master Franchisee undertakes and agrees to pay such difference from its global assets and bank accounts so that the final amount paid to PLK amounts to the Royalty Fee calculated based on monthly Gross Sales.

9.6

Advertising Contribution. Master Franchisee will require each Franchisee to contribute no less than five percent (5.0%) of Gross Sales on a monthly basis, beginning the first month after each Franchised Restaurant has commenced operations, to an Advertising Fund to be managed by Master Franchisee during the Term pursuant to clause 11 of this Agreement. Master Franchisee will deposit all Advertising Contributions received pursuant to the Franchise Agreements into the Ad Fund Account. To the extent that the amount remitted by a Franchisee or Affiliate in connection with a Franchised Restaurant is insufficient to pay the Royalty Fee required under clause 9.5.1 and Advertising Contribution, the payment will be applied first to the Royalty Fee and the balance, if any, will be applied to the Advertising Contribution.

9.7

Invoices; Taxes. On a monthly basis, Master Franchisee will calculate the royalties for all Franchised Restaurants based on the Sales Reports provide by Franchisees. Master Franchisee will provide PLK with a copy of the Sales Reports within five (5) Business Days from receipt thereof. Master Franchisee will invoice Franchisees for royalties, together with any taxes (including applicable VAT) which Master Franchisee is required by applicable Law to collect and remit to the Tax Authority in the Territory. Master Franchisee agrees to indemnify the PLK Indemnified Parties for any Claims or Losses, including penalties and interest, resulting from Master Franchisee’s failure to properly remit any such tax payment (including applicable VAT) collected from Franchisees. Notwithstanding the foregoing, Master Franchisee shall procure that Franchisees provide the Sales Report for each month utilizing such sales reporting and invoicing process as may be implemented by PLK for franchisees in the Territory from time to time. The failure of any Franchisee to submit a Sales Report on three (3) or more occasions during any twelve (12) month period shall be an event of default under the Franchise Agreement.

CERTAIN PORTIONS OF THE EXHIBIT THAT ARE NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL HAVE BEEN REDACTED PURSUANT TO ITEM 601(b)(10)(iv) OF REGULATION S-K. [****] INDICATES THAT INFORMATION HAS BEEN REDACTED.

9.8

Method of Payment. PLK may, at its option, and provided the same is permissible under the applicable Law of the Territory, require payment of the Royalty and/or Advertising Contribution and any other amount payable under this Agreement (including pursuant to clause 8 and 9 hereof) by such method or methods as may best align or accord with PLK’s global payment policy standards in effect from time to time, including, without limitation, by international wire transfer, electronic funds transfer, ACH credit transfer, international drawdown and/or by direct weekly or monthly withdrawals in the form of an electronic, wire, automated transfer or other similar electronic funds transfer in the appropriate amount(s) from Master Franchisee’s bank or other financial institution account. If PLK exercises the latter option to automatically pull funds from  Master Franchisee’s bank account, Master Franchisee will: (a) execute and deliver to its financial institution and to PLK those documents necessary to authorize such withdrawals and to make payment or deposit as directed by PLK; (b) not thereafter terminate such authorization so long as any payments are owed to PLK hereunder or any other agreement with PLK, whether this Agreement is in effect or this Agreement has expired or been terminated or any other such agreement is in effect or has expired or been terminated, without the prior approval of PLK; (c) not close such account without prior notice to PLK and the establishment of a substitute account permitting such withdrawals; and (d) take all reasonable and necessary steps to establish an account at a financial institution which has a direct electronic funds transfer or other withdrawal program if such a program is not available at Master Franchisee’s financial institution.

9.9

Master Franchisee Must Not Withhold Payment. Master Franchisee shall not, unless required by Law, for any reason withhold or offset payment of any amount due to PLK under this Agreement (including pursuant to clause 8 and 9 hereof). This applies even if Master Franchisee alleges that PLK has not performed or is not performing an obligation imposed upon it under this Agreement or any other agreement with PLK. PLK may accept any partial payment without prejudice to its right to recover the balance due or pursue any other remedy.

9.10

Application of Payments. PLK, in its sole discretion, may apply any payment received from Master Franchisee or from any other Person on behalf of Master Franchisee against any past due indebtedness of Master Franchisee as PLK may see fit, notwithstanding any contrary instruction or designation given by Master Franchisee or any other Person as to the application or imputation of any such payment.

9.11

Marketing Plan. Master Franchisee will develop a marketing plan to attract qualified Franchisee candidates within the Territory. Master Franchisee will consult with PLK about the plan and provide a copy of the plan to PLK.

9.12

Mobile Applications. If PLK approves the use of any Mobile Applications in the Territory, Master Franchisee shall comply with, and shall cause Franchisees to comply with, such standards PLK may require for the use of Mobile Applications.

9.13	Development Services. Master Franchisee will provide, at Master Franchisee’s sole cost and expense, the following development services (the “Development Services”) to Franchisees:

9.13.1	Administer PLK’s development processes and procedures as described in Exhibit C attached hereto;

CERTAIN PORTIONS OF THE EXHIBIT THAT ARE NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL HAVE BEEN REDACTED PURSUANT TO ITEM 601(b)(10)(iv) OF REGULATION S-K. [****] INDICATES THAT INFORMATION HAS BEEN REDACTED.

9.13.2	Provide the Approved Plans and Specifications for all types of Restaurants;

9.13.3	Provide architectural advice and consultation as necessary on plan revisions, layout and signs;

9.13.4

Provide assistance, advice and consultation on zoning and other matters conducive to the development of a Restaurant for the approved location; provided, however, that none of these responsibilities should be construed to suggest that it is Master Franchisee’s responsibility to perform the tasks of, or undertake tasks normally undertaken by, any kind of engineer, architect, surveyor or other professional Person or to otherwise provide any engineering, architectural, quantity surveying or other professional services;

9.13.5

analyze site packages prepared by Franchisees, administer PLK’s site selection policies in relation to proposed sites of Franchisees and grant Site Approval (subject to compliance with Exhibit C) for a proposed location of a Popeyes Restaurant; provided, however, that upon the occurrence of an MDA Termination Event, at PLK’s option and upon notice to Master Franchisee, PLK may terminate Master Franchisee’s right to grant Site Approval pursuant hereto;

9.13.6

Conduct all necessary site-related studies (or procure that Franchisees conduct such studies), as may be called for by the Popeyes System or are otherwise appropriate, such as demographics and traffic studies;

9.13.7	Inspect such site during construction and provide advice to Franchisees as necessary in relation to the franchise requirements; and

9.13.8	Verify that each Franchised Restaurant has been constructed in accordance with the Approved Plans and Specifications.

10 RIGHTS AND OBLIGATIONS OF MASTER FRANCHISEE IN RELATION TO MENU AND SUPPLIERS

10.1	Approved Suppliers and Approved Products.

10.1.1

To ensure goods and services meet PLK’s Standards, Master Franchisee shall only procure such goods  and  services  from Approved Suppliers in connection with the development, improvement or operation of the Restaurants. Such goods include the Approved Products, including, without limitation, food and supplies, packaging and paper products, furnishings, fixtures, signage, equipment, uniforms and premiums. The decision to approve or disapprove proposed suppliers and/or distributors shall be made by PLK in its sole discretion. PLK may consider any factors it deems relevant in establishing specifications and standards and in approving suppliers and/or distributors, and is not obligated to approve multiple suppliers and/or distributors of any good or service. To the extent that PLK or any of its Affiliates negotiates any cost recovery fees with Approved Suppliers after the Original Commencement Date, PLK may use these funds in its sole discretion.

10.1.2

Additionally, Master Franchisee agrees to implement, at its sole cost and expense, the complaint reporting system approved by PLK and/or its Affiliates for use in the Popeyes System, for all Popeyes Restaurants in the Territory, prior to the shipment of any products from an Approved Facility to a Popeyes Restaurant in the Territory. Such complaint reporting system must be operated at Master Franchisee’s sole cost and expense, by such Approved Facility, the Master Franchisee or a third party approved by PLK. Master Franchisee must also implement, at its sole cost and expense, a customer complaint system, approved by PLK, for the purposes of receiving and addressing customer complaints and ensuring compliance with the Standards. Master Franchisee shall provide PLK with  PLK-required customer complaint reports, monthly,  or more frequently upon PLK’s request in a format approved by PLK.

CERTAIN PORTIONS OF THE EXHIBIT THAT ARE NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL HAVE BEEN REDACTED PURSUANT TO ITEM 601(b)(10)(iv) OF REGULATION S-K. [****] INDICATES THAT INFORMATION HAS BEEN REDACTED.

10.1.3

Master Franchisee may negotiate pricing and other terms and conditions with Approved Suppliers in the Territory regarding Approved Products. Notwithstanding the foregoing, Master Franchisee may not negotiate terms and conditions with any Approved Supplier in the Territory which would negate or conflict with any agreements that PLK has with such Approved Supplier without PLK’s prior written consent. Master Franchisee may negotiate with Approved Suppliers for rebates and/or supply chain and/or marketing allowances to be paid directly to the Advertising Fund for the benefit of all of the PLK Restaurants in the Territory; provided, however, that Master Franchisee will promptly disclose to PLK the terms of any such rebates and/or supply chain and/or marketing allowances. For the avoidance of doubt, the rights granted to Master Franchisee pursuant to this clause 10.1.3 will automatically terminate upon the occurrence of an MDA Termination Event.

10.2

Local Menu Customization. During the Term and without prejudice to the rights reserved to PLK in this Agreement and the Company Franchise Agreement, Master Franchisee may seek to establish local menu items for Restaurants operating within the Territory; provided that (i) all of the Core Menu Items are required to be offered for sale at all Restaurants in the Territory, (ii) all suppliers and product ingredients are approved by PLK in writing in accordance with PLK’s standard processes and procedures for such approval, as supplemented below, and (iii) all local menu items are approved by PLK in accordance with the procedures set forth below.

10.2.1

If Master Franchisee wishes to establish a local menu item, it must undertake (i) an analysis to assess the financial feasibility to Restaurants and (ii) consumer research in the part of the Territory in which Master Franchisee wishes to introduce the local menu item (the “Affected Area”) to assess whether that menu item has “concept appeal” and “taste ratings” in the Territory which are reasonably equivalent to the level of concept appeal and taste ratings of the Core Menu Items and local menu items already implemented in accordance with these procedures. Master Franchisee will permit PLK to review the financial analysis and consumer research conducted by Master Franchisee pursuant to this clause 10.2.1. Master Franchisee will submit its request for concept approval of the local menu item in the Affected Area (“Concept Approval”) to PLK in writing (the “Concept Approval Notice”), which PLK may approve or disapprove in its sole discretion. PLK will review the Concept Approval Notice and use commercially reasonable efforts to notify Master Franchisee within thirty (30) Days of its decision or that it requires additional time in order to review the Concept Approval Notice. Unless PLK approves any request for Concept Approval in writing, such request shall be deemed disapproved. Failure to notify Master Franchisee of its decision within thirty (30) Days shall not operate as a deemed consent by PLK in respect of the local menu item. If PLK decides to disapprove the local menu item, PLK will provide Master Franchisee with written notice of such disapproval, specifying the reasons for such determination, which reasons may not be challenged or appealed by Master Franchisee.

CERTAIN PORTIONS OF THE EXHIBIT THAT ARE NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL HAVE BEEN REDACTED PURSUANT TO ITEM 601(b)(10)(iv) OF REGULATION S-K. [****] INDICATES THAT INFORMATION HAS BEEN REDACTED.

10.2.2

For the avoidance of doubt, the rights granted to Master Franchisee pursuant to this clause 10.2 shall terminate in the event that the Development Rights are terminated for any reason or this Agreement expires or terminates. Termination shall not affect rights granted to Master Franchisee pursuant to this clause 10.2 prior to such termination, subject always to PLK’s discretion to revoke or terminate any such prior approval given to Master Franchisee in the event that the required Standards in respect of such local menu items are not maintained by Master Franchisee and/or any suppliers as determined by the Popeyes QA Program.

10.2.3

Master Franchisee shall require that, upon PLK’s request, Approved Suppliers of the ingredients for such local menu item shall promptly submit samples of the Approved Products or samples of any components of the Approved Products to a third party laboratory facility identified by PLK for analytical testing and/or specifications technical review according to the Popeyes QA Program. PLK may also authorize the laboratory facility to obtain such samples directly from Approved Suppliers or Popeyes Restaurants pursuant to a testing schedule established by PLK. Master Franchisee shall pay, or ensure that Approved Suppliers pay, all costs and expenses in connection with such analytical testing and/or specifications technical review according to the Popeyes QA Program.

10.2.4

Any trademarks or other intellectual property rights created or subsisting in connection with the establishment of any local menu item, including any pre-existing marks or intellectual property rights of Master Franchisee, will become Popeyes Marks and Popeyes Intellectual Property Rights hereunder. Master Franchisee hereby disclaims any right or interest in or to such Popeyes Marks and/or Popeyes Intellectual Property Rights, and Master Franchisee hereby assigns to PLK such rights (if any) which Master Franchisee has or may acquire in such Popeyes Marks and/or Popeyes Intellectual Property Rights. If PLK elects to register the assignment or such trademarks or other intellectual property rights under applicable Law, PLK will be responsible for any costs associated with any such recordal or registration. Notwithstanding the foregoing, Master Franchisee will bear the cost of screening the potential new trademarks for use in the Territory in an amount not to exceed US$30,000 annually (the “Annual Cap”), which amount may be paid out of the Advertising Fund at Master Franchisee’s sole discretion. For the avoidance of doubt, if the Annual Cap is exhausted, PLK may deny approval of any further proposed marks, slogans or product names for that year, it being understood that PLK will not be responsible for the cost of any trademark screenings for the Territory.

10.2.5

Master Franchisee agrees that it shall not enter into a supply or distribution agreement or any other commercial agreement with a supplier and/or distributor until such supplier and/or distributor is an Approved Supplier. If Master Franchisee enters into any legally binding commitment with a supplier and/or distributor before such supplier and/or distributor is an Approved Supplier, then Master Franchisee shall bear the entire risk of loss or damage resulting from a subsequent decision of PLK not to approve such supplier and/or distributor. Additionally, Master Franchisee may not enter into any supply or distribution agreement or any other commercial agreement with an Approved Supplier with terms inconsistent with or contradictory to the Popeyes Master GTCs.

CERTAIN PORTIONS OF THE EXHIBIT THAT ARE NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL HAVE BEEN REDACTED PURSUANT TO ITEM 601(b)(10)(iv) OF REGULATION S-K. [****] INDICATES THAT INFORMATION HAS BEEN REDACTED.

10.3	Approval of Local Menu Ingredients and Suppliers.

10.3.1

If PLK has granted Concept Approval for a local menu item, Master Franchisee will identify proposed suppliers of the ingredients for such local menu item and provide PLK with the written report of an independent audit company approved by PLK, confirming that, with respect to each such supplier, the supplier’s products and the facilities where such products will be manufactured comply with the Popeyes QA Program (the “Audit Report”). Additionally, if Master Franchisee proposes that PLK approve a new supplier of Approved Products, Master Franchisee will identify the proposed suppliers and provide PLK with the Audit Report. Master Franchisee will be responsible for the fees of the independent audit company if the supplier does not agree to pay such fees. Alternatively, PLK may, in its sole discretion, perform the audit itself, in which case Master Franchisee will be responsible for PLK’s costs incurred in conducting the audit and all incidental out-of-pocket expenses. Master Franchisee will submit this information to PLK, together with the notice in the form attached as Exhibit D hereto (the “Product Approval Notice”), and provide any additional information reasonably requested by PLK. For purposes of this Agreement, the Product Approval Notice, Audit Report, Popeyes Master GTCs executed by the proposed supplier, together with all other information reasonably requested by PLK, are collectively referred to as the “Product Supplier Documents”.

10.3.2

PLK will use commercially reasonable efforts to notify Master Franchisee of its decision regarding a new supplier within sixty (60) Days following the receipt of the Product Supplier Documents. Failure by PLK to notify Master Franchisee of its decision during such sixty (60) Day period shall not operate as a deemed consent of the proposed supplier(s). If PLK disapproves of the proposed supplier(s), PLK will provide Master Franchisee with written notice of such disapproval, specifying the reasons for such disapproval, which reasons may not be challenged or appealed by Master Franchisee. Unless PLK approves any request for a proposed supplier in writing, such request shall be deemed disapproved. For the avoidance of doubt, the rights granted to Master Franchisee pursuant to this clause 10.3 shall terminate in the event that the Development Rights are terminated for any reason or this Agreement expires or terminates. Termination shall not affect rights granted to Master Franchisee pursuant to this clause 10.3 prior to such termination, subject always to PLK’s discretion to revoke or terminate any such prior approval given to Master Franchisee in the event that the required Standards are not maintained by any such Approved Suppliers as determined by the Popeyes QA Program.

10.3.3

Any trademarks or other intellectual property rights created in connection with the establishment of proposed suppliers shall become Popeyes Marks and Popeyes Intellectual Property Rights hereunder unless Master Franchisee and PLK agree otherwise. Master Franchisee hereby disclaims any right or interest in or to such Popeyes Marks and/or Popeyes Intellectual Property Rights, and Master Franchisee hereby assigns to PLK or its designee such rights (if any) which Master Franchisee has or may acquire in such Popeyes Marks and/or Popeyes Intellectual Property Rights. Master Franchisee shall assist in the recordal or registration of such assignment(s) as required under applicable Law.

CERTAIN PORTIONS OF THE EXHIBIT THAT ARE NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL HAVE BEEN REDACTED PURSUANT TO ITEM 601(b)(10)(iv) OF REGULATION S-K. [****] INDICATES THAT INFORMATION HAS BEEN REDACTED.

10.4

Removal of Core Menu Items. During the Term, all of the Core Menu Items are required to be offered for sale at all Restaurants in the Territory. Notwithstanding the foregoing Master Franchisee may request the removal of a Core Menu Item in the Territory pursuant to this clause 10.4.

10.4.1

If Master Franchisee wishes to discontinue selling a Core Menu Item, Master Franchisee will submit its request for removal of the Core Menu Item to PLK in writing (the “Core Menu Item Removal Notice”), which PLK may approve or disapprove in its sole discretion based on the following factors: (i) Master Franchisee and Franchisee profitability in the Territory, (ii) appeal of the Core Menu Item in the Territory, (iii) historical sales data for the applicable Core Menu Item, (iv) advertising and promotional efforts in the Territory related to such Core Menu Item, (v) Popeyes global brand identity and essence, and/or (vi) such other factors as PLK deems relevant, in its sole discretion. PLK will review the Core Menu Item Removal Notice and use commercially reasonable efforts to notify Master Franchisee within thirty (30) Days of its decision or that it requires additional time in order to review the Core Menu Item Removal Notice. Failure to notify Master Franchisee of its decision within thirty (30) Days shall not operate as a deemed consent by PLK in respect of the removal of such Core Menu Item. If PLK decides to disapprove the removal of the Core Menu Item, PLK will provide Master Franchisee with written notice of such disapproval, specifying the reasons for such determination, which reasons may not be challenged or appealed by Master Franchisee. Otherwise, PLK will give approval to Master Franchise to remove the Core Menu Item in the Territory.

10.4.2

For the avoidance of doubt, the rights  granted to Master Franchisee pursuant to this clause 10.4 shall terminate  upon  the occurrence of an MDA Termination Event. Termination shall not affect rights granted to Master Franchisee pursuant to this clause 10.4 prior to such termination, subject always to PLK’s discretion to revoke or terminate any such prior approval.

10.5

Prices. To the extent permitted under applicable Law, and provided that the Development Rights are in effect, Master Franchisee shall have the right to determine and adjust at its sole discretion the prices of all products and services offered in any of the Restaurants in the Territory. However, once the Development Rights expire or are terminated, Master Franchisee will participate in national promotions sponsored by PLK in the Territory at the recommended price point.

11  MARKETING AND ADVERTISING SERVICES

11.1	Advertising Fund.

(a)

Master Franchisee will pay, and  will ensure  that each Franchisee in the  Territory will  pay, a  monthly advertising contribution (the “Advertising Contributions”) into an account to be owned and maintained (until, if ever, such rights are terminated pursuant to clause

11.7 or upon the occurrence of an MDA Termination Event) by Master Franchisee (the “Ad Fund Account”). The Advertising Fund is made up of the Advertising Contributions deposited by Master Franchisee pursuant to the Company Franchise Agreement, and Franchisees pursuant to their respective Franchise Agreements, plus any interest earned on such amounts. Master Franchisee will at all times keep the Ad Fund Account separate from and not commingle the Ad Fund Account with any other bank accounts. Master Franchisee will not utilize such Ad Fund Account for any other purpose or in any other manner other than the purposes and manner stipulated in this Agreement and in the Company Franchise Agreement. Master Franchisee acknowledges that PLK has no obligation to contribute to the Advertising Fund or to make any payment if there are insufficient funds in the Ad Fund Account to satisfy Advertising Fund expenditures, and Master Franchisee will be responsible for managing the Advertising Fund to ensure that it is able to discharge all of its liabilities, obligations and commitments.

CERTAIN PORTIONS OF THE EXHIBIT THAT ARE NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL HAVE BEEN REDACTED PURSUANT TO ITEM 601(b)(10)(iv) OF REGULATION S-K. [****] INDICATES THAT INFORMATION HAS BEEN REDACTED.

(b)

Notwithstanding the foregoing, Master Franchisee may delegate to an Approved Subsidiary the rights and obligations under this clause 11 with respect to the management of the Advertising Fund to be established in Mainland China; provided, however,  that  (a)  Master Franchisee will provide prior written notice to PLK of any such delegation to an Approved Subsidiary; (b) such arrangement complies with the relevant Franchise Agreements and the applicable Law in Mainland China; (c) Master Franchisee will provide PLK with  an undertaking signed by such Approved Subsidiary in favour of PLK, pursuant to which such Approved Subsidiary agrees to comply with the terms and conditions of this clause 11 in all respects; and (d) no such delegation will relieve Master Franchisee from liability for its obligations hereunder.

11.2	Management of Advertising Fund; Withdrawals from Ad Fund Account. Master Franchisee agrees to manage the Advertising Fund on the following terms and conditions:

11.2.1

Other than as described in clause 11.2.5 below, Master Franchisee may withdraw sums from the Ad Fund Account only in connection with Marketing Services and for payment or reimbursement of Qualified Expenditures pursuant to the Company Franchise Agreement, the Global Marketing Policy and the applicable provisions of the Franchise Agreements;

11.2.2

Franchisees shall never be required to contribute more to the Advertising Fund in respect of any Franchised Restaurant than the advertising contribution as set forth in the Franchise Agreement for such Franchised Restaurant;

11.2.3

Master Franchisee may pay Administrative Expenses from the Advertising Fund, subject to the limitations set forth in the Global Marketing Policy. The Parties agree that: (i) for each of Development Year 1 through and including Development Year 3, the Administrative Expenses must not exceed in the aggregate fifty percent (50%) of the aggregate Advertising Contributions during such Development Year and (ii) for Development Year 4 and each Development Year thereafter, the Administrative Expenses must not exceed in the aggregate fifteen percent (15%) of the aggregate Advertising Contributions during such Development Year, without the written consent of PLK.

11.2.4

At PLK’s request, Master Franchisee shall implement a guest experience survey program (the “Survey Program”) approved by PLK for the Territory and the costs associated with the implementation and management of the Survey Program shall be paid out of the Ad Fund Account;

11.2.5

Master Franchisee shall remit to PLK or its designee from the Advertising Fund on a monthly basis, two percent (2%) of the total amount of Advertising Contributions for all of the Restaurants in the Territory to fund the Popeyes Global Initiatives, such payment to be made by the fifteenth (15th) day of each month based on Gross Sales for the previous month;

11.2.6	Master Franchisee shall comply in all respects with the Global Marketing Policy; and

CERTAIN PORTIONS OF THE EXHIBIT THAT ARE NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL HAVE BEEN REDACTED PURSUANT TO ITEM 601(b)(10)(iv) OF REGULATION S-K. [****] INDICATES THAT INFORMATION HAS BEEN REDACTED.

11.2.7	Master Franchisee and the Direct-Owned Restaurants will not receive any direct or indirect benefit in respect of the management of the Advertising Fund which is not afforded to the Franchisees.

11.3

Invoices; Taxes. On a monthly basis, Master Franchisee will calculate the Advertising Contributions for all of the Franchised Restaurants owned by a Franchisee based on the Sales Report provided by Franchisee. Master Franchisee will invoice each Franchisee for Advertising Contributions, together with any taxes (including applicable VAT) which Master Franchisee is required by applicable Laws to collect and remit to the Tax Authorities in the Territory. Master Franchisee agrees to indemnify the PLK Indemnified Parties for any Claims or Losses, including penalties and interest, resulting from Master Franchisee’s failure to properly remit any such tax payment collected from Franchisees.

11.4

Marketing Calendar. Master Franchisee will establish the Marketing Calendar for all Restaurants in the Territory prior to the beginning of each calendar year and submit a copy to PLK for review. If Master Franchisee makes any material changes to the Marketing Calendar, it will promptly provide a copy of the revised Marketing Calendar to PLK.

11.5

Provision of Marketing Services and Advertising Services. Master Franchisee must provide Marketing Services and Advertising Services with respect to Direct-Owned Restaurants and Franchised Restaurants as follows:

11.5.1

Marketing Services. Except as otherwise provided herein, Master Franchisee shall provide the following marketing services in respect of  all  Restaurants in  the  Territory (collectively,  the  “Marketing Services”): (i) advertising, sales promotion, media buying, design, development, and public relations for the benefit of Franchisees and the Restaurants located in the Territory; (ii) administering the Advertising Fund; and (iii) any other related services required to be performed by Master Franchisee pursuant to the Company Franchise Agreement and the Franchise Agreements with Franchisees.

11.5.2	Advertising Services. Master Franchisee shall provide the following services in connection with the administration of the Advertising Fund (collectively, the “Advertising Services”):

11.5.2.1

Seek to spend the Advertising Fund on a fair and reasonable basis for suitable advertising, sales promotions and public relations in or affecting the market area in which a particular contributing Restaurant is located and on a local, state or national basis;

11.5.2.2	Seek to allocate expenditures on a fair and reasonable basis for advertising of the Direct-Owned Restaurants and advertising of Franchised Restaurants;

11.5.2.3	Comply with and perform all obligations of applicable Laws in the Territory which relate to a marketing, advertising or other cooperative fund;

11.5.2.4	Comply with the Advertising Fund financial reporting requirements set forth in the Global Marketing Policy;

CERTAIN PORTIONS OF THE EXHIBIT THAT ARE NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL HAVE BEEN REDACTED PURSUANT TO ITEM 601(b)(10)(iv) OF REGULATION S-K. [****] INDICATES THAT INFORMATION HAS BEEN REDACTED.

11.5.2.5	Keep track of the Advertising Fund’s receipts and expenses as required by any applicable Laws;

11.5.2.6	Keep records of and in relation to the Advertising Fund expenses during each year, including details of the percentage spent on production, advertising, administration and other stated expenses;

11.5.2.7

Prepare and deliver to PLK an annual financial statement of the Advertising Fund expenses for each Development Year and all other financial information required under the Global Marketing Policy or as otherwise reasonably requested by PLK;

11.5.2.8	Provide to Franchisees such statements and information in relation to the Advertising Fund, which Master Franchisee is obligated to provide under any Franchise Agreement;

11.5.2.9	Consider any submissions by Franchisees on planning of advertising, sales promotions and public relations;

11.5.2.10Comply with any reasonable directions of PLK in relation to the financial administration of the Advertising Fund;

11.5.2.11Use its commercially reasonable efforts to cause Franchisees to deposit their Advertising Contributions into the Advertising Fund;

11.5.2.12Use its commercially reasonable efforts to ensure that no marketing, promotion or advertising material is objectionable, obscene, offensive or otherwise likely, in the reasonable opinion of PLK, to bring the Popeyes Marks or Popeyes System (or any part thereof) into disrepute;

11.5.2.13Provide Franchisees with reasonable assistance in the development of local marketing calendars and budget planning process;

11.5.2.14Seek to identify, develop and implement new product and/or promotional opportunities that will build the Popeyes brand while increasing sales and traffic;

11.5.2.15Track and report country pre/post promotion analysis; and

11.5.2.16Assist in the identification and execution of local sales building and public relations opportunities.

11.6	Advertising Standards.

11.6.1

Master Franchisee must comply with all applicable Laws and industry codes of practice in relation to advertising, marketing, sales promotion and public relations in all material respects and to the advertising, marketing, sales promotion and public relations standards of PLK described herein in all material respects.

CERTAIN PORTIONS OF THE EXHIBIT THAT ARE NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL HAVE BEEN REDACTED PURSUANT TO ITEM 601(b)(10)(iv) OF REGULATION S-K. [****] INDICATES THAT INFORMATION HAS BEEN REDACTED.

11.6.2

Master Franchisee must request PLK’s prior approval of all Popeyes Advertising Materials and Popeyes Packaging Materials which contain one or more of the Popeyes Marks and/or Popeyes Domain Names. Requests for the approval of  Popeyes Advertising Materials and Popeyes Packaging Materials shall be simultaneously sent to the marketing and legal representative designated by PLK, for approval on behalf of PLK in accordance with the procedures set forth in clause 11.6.3. Approval of the materials shall be evidenced by the signature of a representative of each respective functional director designated by PLK. PLK’s review and approval of any materials prepared under this Agreement shall not constitute a waiver by PLK of Master Franchisee’s other obligations hereunder.  Master Franchisee agrees that any or all of its rights and interests in relation to the  Popeyes Advertising Materials and Popeyes Packaging Materials are hereby transferred to, vest in and remain the exclusive property of PLK on and from their creation, as part of the consideration from PLK for this Agreement and without any further payment by PLK. Master Franchisee will do all things and sign all documents necessary to give effect to this clause.

11.6.3

Without limiting clause 11.6.1 and PLK’s rights under clause 11.6.2 Master Franchisee must comply with the review mechanism for adherence to PLK’s advertising, marketing and sales promotion standards set forth below:

11.6.3.1

Prior to the first use of any Popeyes Advertising Materials, Popeyes Packaging Materials or any other advertising or sales promotional material in respect of the Restaurants or the Popeyes System or which includes one or more of the Popeyes Marks, Master Franchisee must provide to PLK a copy of all such material, and:

(A)	in the case of television or radio material, a recording of the relevant material together with a transcript of its content translated into English, if applicable; and

(B)	in the case of material made available on the Internet, a print out of all material made available in this manner translated into English, if applicable.

11.6.3.2

PLK shall have five (5) Business Days in which to approve or disapprove the Popeyes Marketing Materials or Popeyes Packaging Materials. If PLK withholds approval of the Popeyes Advertising Materials or Popeyes Packaging Materials, Master Franchisee must promptly arrange for the removal and discontinuation of the use of any advertising, marketing, sales promotional or public relations material where PLK has given notice to Master Franchisee that such material does not comply with its Standards.

11.6.3.3

Master Franchisee shall at all times adhere to PLK’s generally applicable policies and procedures relating to advertising, marketing  and/or promotional matters, as may be modified by PLK, from time to time, and communicated to Master Franchisee. Master Franchisee shall use reasonable efforts to ensure that each Marketing Agency does not commence work unless and until the Marketing Agency has signed PLK’s Terms & Conditions of Supply of Marketing Services attached as Exhibit E to this Agreement.

CERTAIN PORTIONS OF THE EXHIBIT THAT ARE NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL HAVE BEEN REDACTED PURSUANT TO ITEM 601(b)(10)(iv) OF REGULATION S-K. [****] INDICATES THAT INFORMATION HAS BEEN REDACTED.

11.6.3.4

Master Franchisee acknowledges that all advertising and promotional materials developed by Master Franchisee, its employees, Affiliates, vendors and subcontractors shall belong to  PLK.  Master  Franchisee hereby irrevocably agrees that it shall, at PLK’s written request, assign to PLK any interest, property and rights it may have to any advertising and promotional materials developed by Master Franchisee, whether or not such materials are specifically approved for use by PLK in the Territory, and Master Franchisee further agrees that PLK may in its sole discretion, use or approve other franchisees in other territories to use such advertising and promotional materials developed by Master Franchisee in any such territories.

11.7

Termination of Rights. If Master Franchisee commits a material breach of its material obligations in relation to any one or more of the following: the Advertising Fund, the provision of Marketing Services, the provision of Advertising Services, or the advertising standards set out above (an “Ad Fund Breach”), and such breach is not cured within sixty (60) Days after PLK’s written notice, PLK shall be entitled to terminate Master Franchisee’s right to manage the Advertising Fund and provide the Marketing Services and Advertising Services and, in such event, the provisions of clause 11.8 shall apply. The Parties agree that the remedy set forth in this clause 11.7 shall be PLK’s exclusive remedy for an Ad Fund Breach unless the Ad Fund Breach relates to (i) the failure of Master Franchisee to contribute the Advertising Contributions to the Ad Fund Account, (ii) the failure of Master Franchisee to maintain the Ad Fund in a separate account, or (iii) the misappropriation of the Advertising Contributions and/or Ad Fund Account.

11.8

Administration of Advertising Fund upon Certain Events. Following the termination of rights pursuant to clause 11.7 or upon the occurrence of an MDA Termination Event, Master Franchisee shall, at PLK’s request, immediately and irrevocably designate PLK or its designee to administer the Advertising Fund and to provide the Marketing Services and Advertising Services for Master Franchisee and Franchisees, in place of Master Franchisee, with all of the rights and privileges of Master Franchisee in relation thereto under the Company Franchise Agreement and the Franchise Agreements. In such event, at PLK’s option and as directed by PLK, (a) Master Franchisee shall notify Franchisees in writing of PLK’s assumption of responsibility for the administration of the Advertising Fund and direct Franchisees to pay their Advertising Contributions to PLK or its designee with respect to all periods thereafter, and (b) Master Franchisee shall immediately cease to withdraw funds from the Ad Fund Account, notwithstanding any provision to the contrary set forth in any Franchise Agreements, it being the intention of the Parties that the administration of the Advertising Fund shall revert to PLK or its designee. Master Franchisee hereby provides an irrevocable power of attorney to PLK (and hereby commits to renew and separately document such power of attorney at any time upon PLK’s request) to grant PLK or its designee access to the Advertising Fund Account under the circumstances set forth in the previous sentence, and will, at PLK’s request, execute any and all documents and take any and all necessary action to transfer the Ad Fund Account to PLK or its designee. PLK shall as far as practicable take over and assume all future rights, obligations and liabilities under any agreement, arrangement or contract entered into by Master Franchisee for marketing and advertising consistent with approvals given by PLK up to a level of commitment consistent with the annual Marketing Calendar. In such event, Master Franchisee shall, upon demand, assign to PLK or its designee all right, title and interest of Master Franchisee in any agreement, arrangement or contract entered into by Master Franchisee for marketing or advertising for the benefit of Master Franchisee or Franchisees in the Territory except that any non-transferable contract or commitment will be carried to completion by Master Franchisee and paid for by PLK. This clause 11.8 shall survive the termination or expiration of this Agreement.

CERTAIN PORTIONS OF THE EXHIBIT THAT ARE NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL HAVE BEEN REDACTED PURSUANT TO ITEM 601(b)(10)(iv) OF REGULATION S-K. [****] INDICATES THAT INFORMATION HAS BEEN REDACTED.

11.9

Audits. PLK may audit the Advertising Fund at any time in order to verify the appropriate application of the funds in connection with marketing and advertising activities (the “Advertising Fund Audit”). The results of such an audit shall be disclosed to Master Franchisee and Franchisees upon request, provided that no more than one (1) Advertising Fund Audit shall be performed during any calendar year. Where the Advertising Fund Audit reveals that Master Franchisee has not maintained or administered the Advertising Fund in material compliance with this Agreement and the Global Marketing Policy, Master Franchisee shall reimburse PLK for all costs incurred by PLK in conducting such audit. Otherwise, PLK will be responsible for all such audit costs.

12 POPEYES MARKS AND POPEYES DOMAIN NAMES

12.1	Ownership/Validity

12.1.1

Master Franchisee acknowledges that it has had no part in the creation or development of the Popeyes Marks and disclaims any right or interest in the Popeyes Marks and Popeyes Domain Names, and to the goodwill in and to the Popeyes Marks and Popeyes Domain Names. Master Franchisee hereby confirms that during the Term, all such Popeyes Marks and Popeyes Domain Names, are and shall have at all times been the sole and exclusive property of PLK and/or its Affiliates, and shall so remain after the termination of this Agreement.

12.1.2

Master Franchisee shall not obtain or attempt to obtain, or allow any Marketing Agency or Franchisee to obtain or attempt to obtain during the Term, or at any time thereafter, any right, title or interest in or to any Popeyes Domain Names. In addition, Master Franchisee shall not obtain or attempt to obtain or allow any Marketing Agency or Franchisee to obtain or attempt to obtain during the Term, or at any time thereafter, any right, title or interest in or to any Popeyes Marks. Master Franchisee must not at any time during the Term or thereafter question, oppose, dispute or attack the validity, right, title or interest of PLK and/or its Affiliates as to the Popeyes Marks and Popeyes Domain Names.

12.1.3

Master Franchisee acknowledges and agrees that: (i) it shall in no way contest or deny the validity of, or the right or title of PLK and/or its Affiliates in or to the Popeyes Marks and Popeyes Domain Names and shall not encourage or assist others directly or indirectly to do so, during the Term and thereafter; (ii) any unauthorized use of the Popeyes Marks and Popeyes Domain Names by it shall constitute a breach of this Agreement and an infringement of the rights of PLK and/or its Affiliates in and to the Popeyes Marks and Popeyes Domain Names, as the case may be; (iii) it shall at all times use its commercially reasonable efforts to promote the value and validity of the Popeyes Marks and Popeyes Domain Names, and to protect the rights and reputation of PLK and its Affiliates in the Popeyes Marks and Popeyes Domain Names in the Territory; (iv) all use of the Popeyes Marks and Popeyes Domain Names by Master Franchisee and any Franchisee inures to the benefit of PLK exclusively; (v) any and all goodwill connected with the Popeyes Marks and Popeyes Domain Names as a result of Master Franchisee’s use or any Franchisee’s use, excluding the accounting goodwill value associated with Master Franchisee and its assets,  inures  to  the exclusive benefit of PLK and its applicable Affiliates; (vi) upon termination of this Agreement, PLK is not required to make any payment to Master Franchisee for any goodwill associated with Master Franchisee’s use or any Franchisee’s use of the Popeyes Marks and Popeyes Domain Names; and (vii) Master Franchisee shall include in its contracts with third-party suppliers, including any Marketing Agency, a provision prohibiting the unauthorized use of the Popeyes Marks and Popeyes Domain Names. Upon termination of this Agreement in accordance with its terms, Master Franchisee shall immediately terminate all use of the Popeyes Marks and Popeyes Domain Names in connection with the Development Rights and the Services. Upon termination of this Agreement in accordance with its terms, Master Franchisee shall immediately terminate all use of the Popeyes Marks and Popeyes Domain Names in connection with the Development Rights and the Services; provided, that Master Franchisee shall be authorized to use the Popeyes Marks and the Popeyes Domain Names solely for the purpose of operating Direct-Owned Restaurants, subject to the terms and conditions of the Company Franchise Agreement.

CERTAIN PORTIONS OF THE EXHIBIT THAT ARE NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL HAVE BEEN REDACTED PURSUANT TO ITEM 601(b)(10)(iv) OF REGULATION S-K. [****] INDICATES THAT INFORMATION HAS BEEN REDACTED.

12.1.4

Without derogating from clause 12.1.1, Master Franchisee hereby absolutely assigns to PLK and/or its applicable Affiliates such rights (if any) which Master Franchisee has or may acquire in the Popeyes Marks and Popeyes Domain Names. PLK makes no express or implied warranty with respect to the validity, subsistence or otherwise of any of the Popeyes Marks and Popeyes Domain Names. Master Franchisee acknowledges that it may (but shall have no obligation to) conduct business utilizing some Popeyes Marks which have not been registered (“Unregistered Marks”) and that registration may not be granted for the Unregistered Marks.

12.1.5

PLK represents that the Popeyes Marks set out in Schedule 4 are registered as stated in Schedule  4 as of the Original Commencement Date, but makes no express or implied warranty with respect to the validity of any of the Popeyes Marks, except as specifically disclosed in Schedule 4. As of the Commencement Date, the Popeyes Marks disclosed in Schedule 4 are subsisting and in full force and effect and have not been cancelled, expired or abandoned. Except as would not be reasonably expected to adversely affect the business to be conducted by Master Franchisee, and except as specifically disclosed in Schedule 4, the Popeyes Marks specified in Schedule 4 do not infringe upon any intellectual property rights of third parties. In the event any Popeyes Marks infringe, or PLK or Master Franchisee has received notice that the Popeyes Marks are likely to infringe, upon the intellectual property rights of third parties, Master Franchisee will not be required to use such marks. Master Franchisee acknowledges that it may be conducting business utilizing Popeyes Marks which have not been registered and that registration may not be granted for Unregistered Marks, and that some of the Popeyes Marks may be subject to use by  third  parties unauthorized by PLK.

12.1.6

PLK grants to Master Franchisee a royalty-free license to use the User Data throughout the Term in the Territory solely in connection with its performance under this Agreement provided such use is in compliance with applicable Law and this Agreement. PLK will make the User Data available at no additional charge to the permitted Person or Persons who (or which) acquire Master Franchisee or the business of Master Franchisee in the Territory in accordance with the terms of the Transaction Agreements, provided that such Person or Persons uses the User Data solely in connection with its performance under the Transaction Agreements provided such use is in compliance with applicable Law and the terms of the Transaction Agreements. PLK agrees and acknowledges that Master Franchisee may, or may cause any of its Approved Subsidiaries to, seek to enter into contractual agreements with one or more third parties, with respect to the ownership, assignment, use, processing or storage of User Data with PLK’s prior written consent (such consent not to be unreasonably withheld if such contractual agreements are on substantially similar terms as those entered into in connection with the transfer of user data of TH International Limited, as described in its filings with the US Securities and Exchange Commission on or prior to the date hereof).

CERTAIN PORTIONS OF THE EXHIBIT THAT ARE NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL HAVE BEEN REDACTED PURSUANT TO ITEM 601(b)(10)(iv) OF REGULATION S-K. [****] INDICATES THAT INFORMATION HAS BEEN REDACTED.

12.2	Use.

Master Franchisee must not use the Popeyes Marks and the Popeyes Domain Names which are registered in relation to any goods or services other than the  Goods  and  Services.  Master  Franchisee  must use  the  Popeyes  Marks  and  the  Popeyes Domain  Names  which  are  applied  for  or registered continuously throughout the Term in respect of the Goods and Services and notify PLK in writing promptly if it intends to cease using or ceases using any of the Popeyes Marks and/or Popeyes Domain Names for any period of time. It is acknowledged and agreed as follows:

12.2.1

Master Franchisee may use the Popeyes Marks and Popeyes Domain Names only in such manner as PLK in its absolute discretion approves and must comply with any directions of PLK concerning the use of the Popeyes Marks and Popeyes Domain Names.

12.2.2

Master Franchisee must ensure that the Popeyes Logo appears in all advertisements in the form approved by PLK and/or its Affiliates. Master Franchisee must ensure that, in all television advertisements, the Popeyes Logo appears in the tag line or final frames of the commercials in a manner acceptable to PLK and/or its Affiliates.

12.2.3	Master Franchisee shall not use or display the Popeyes Marks and/or Popeyes Domain Names in a manner that is detrimental to the interests of PLK and/or its Affiliates.

12.2.4

Master Franchisee shall place PLK’s copyright and PLK’s trademark notices on all materials prepared by Master Franchisee hereunder which utilize such rights. Placement of the relevant copyright and trademark notices shall be in such locations and styles as PLK may direct. Master Franchisee must not alter or deface the Popeyes Marks or Popeyes Domain Names in any manner.

12.2.5

Master Franchisee may not use the Popeyes Marks and/or the Popeyes Domain Names pursuant to this Agreement in any manner likely to deceive or cause confusion, or use the Popeyes Marks and/or Popeyes Domain Names together with any other logos, names or trading styles, without PLK’s prior written consent, or use any other trademark or domain name which is identical or confusingly similar to the Popeyes Marks or Popeyes Domain Names.

12.3	Control.

Master Franchisee shall ensure that the character and quality of the Goods and Services sold or provided by Franchisees using the Popeyes Marks and/or Popeyes Domain Names satisfy the Standards as modified by PLK from time to time. PLK has the right to require Master Franchisee to submit to PLK for approval samples of the goods and of all documents, labels, packaging and other matter on which any Popeyes Mark and/or Popeyes Domain Name will appear before use of such goods and as and when requested by PLK while such use continues. At all reasonable times and with reasonable prior notice, PLK may inspect the premises and operations of Master Franchisee to assess whether the Popeyes Marks and Popeyes Domain Names are being used in accordance with the terms and conditions of this Agreement, including, but not limited to the Standards.

CERTAIN PORTIONS OF THE EXHIBIT THAT ARE NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL HAVE BEEN REDACTED PURSUANT TO ITEM 601(b)(10)(iv) OF REGULATION S-K. [****] INDICATES THAT INFORMATION HAS BEEN REDACTED.

12.4	Infringement.

12.4.1

If Master Franchisee becomes aware of any infringement or threatened infringement of any of the Popeyes Marks and/or Popeyes Domain Names, or of any conduct in relation to any of the Popeyes Marks and/or Popeyes Domain Names that might constitute passing off or misleading and deceptive conduct pursuant to applicable Law, or any Claim by a third party that use of any of the Popeyes Marks and/or Popeyes Domain Names is likely to deceive or cause confusion, infringes a third party’s rights, or constitutes passing off or misleading and deceptive conduct, Master Franchisee shall promptly notify PLK in writing giving PLK all the information concerning the Claim and shall not take any other steps in relation to the matters referred to in this clause 12.4.1 without the prior written consent of PLK.

12.4.2

PLK and/or its Affiliates may, in its absolute discretion, commence proceedings in respect of any infringement of any Popeyes Mark and/or Popeyes Domain Name, or any other cause of action connected with a Popeyes Mark and/or Popeyes Domain Name, and, subject to clause 12.4.3, will have the full conduct of such proceedings.

12.4.3

Master Franchisee shall join and assist in any action relating to the right to use or the validity of the Popeyes Marks and Popeyes Domain Names where requested by PLK and at PLK’s sole cost and expense. Master Franchisee may not institute any legal action or other proceeding based upon the Popeyes Marks and/or the Popeyes Domain Names without the prior written approval of PLK and except on the terms permitted by PLK.

12.5Remedies.

Should Master Franchisee, having been notified by PLK that it is in default under this clause 12, fail to remedy the default as instructed by PLK, PLK may, without limiting any other right or remedy PLK may have under or in connection with this Agreement, by its authorized representative take such steps as it considers necessary to remedy the default, including the affixing of appropriate decals and the giving of instructions to the Marketing Agency involved in an improper use of the Popeyes Marks and/or Popeyes Domain Names.

13 POPEYES INTELLECTUAL PROPERTY RIGHTS

13.1	Ownership/Validity.

Master Franchisee disclaims any right or interest in and to the Popeyes Intellectual Property Rights. Master Franchisee hereby confirms that during the Term, all Popeyes Intellectual Property Rights are and have at all times been the sole and exclusive property of PLK and/or its Affiliates, and shall remain so after the termination of this Agreement. Master Franchisee may not at any time during the Term or thereafter, (a) question, oppose, dispute or attack the validity, right, title or interest of PLK and/or any of its Affiliates in the Popeyes Intellectual Property Rights, (b) create and develop any trademarks and/or other intellectual property rights which are identical or similar to the Popeyes Intellectual Property Rights, nor (c) file any application or register any trademarks and/or other intellectual property rights which are identical or similar to the Popeyes Intellectual Property Rights. Master Franchisee acknowledges and agrees that it shall at all times use its commercially reasonable efforts to promote the value and validity of the Popeyes Intellectual Property Rights and protect the rights and reputation of PLK in the Popeyes Intellectual Property Rights. Without derogating from this clause 13.1, Master Franchisee agrees to assign and does hereby assign to PLK and/or its Affiliates such rights (if any) which Master Franchisee has or may acquire in the Popeyes Intellectual Property Rights. PLK and/or its Affiliates make no express or implied warranty with respect to the validity, subsistence or otherwise of any of the Popeyes Intellectual Property Rights. Any unauthorized use of the Popeyes Intellectual Property Rights by Master Franchisee shall constitute a material breach of this Agreement and an infringement of the rights of PLK and/or its Affiliates in and to PLK’s Intellectual Property Rights. Master Franchisee shall include in its contracts with third-party suppliers, including any Marketing Agency, a provision prohibiting the unauthorized use of the Popeyes Intellectual Property Rights. Upon termination of this Agreement, Master Franchisee shall immediately terminate all use of the Popeyes Intellectual Property Rights, in connection with rendering the Services. If Master Franchisee or its Affiliates, or their respective employees, develop any potential new trademark related to the Popeyes System for use in any Popeyes Restaurant operated by Master Franchisee or a Franchisee, prior to using such trademark, Master Franchisee shall seek the prior written permission of PLK and/or its Affiliates. Master Franchisee shall bear the cost of screening the potential new trademarks for use in the Territory. PLK and/or its Affiliates shall determine in their sole discretion whether to register such trademark, and if so, PLK shall be responsible for the costs of such registration. PLK and/or its Affiliates shall own any such trademarks and shall take all steps reasonably necessary, at PLK’s sole cost and expense, to register and thereafter maintain such trademarks for use in the Territory and such trademarks shall thereby be deemed to be on Schedule 4. Master Franchisee will cooperate with the Company in such trademark registration.

CERTAIN PORTIONS OF THE EXHIBIT THAT ARE NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL HAVE BEEN REDACTED PURSUANT TO ITEM 601(b)(10)(iv) OF REGULATION S-K. [****] INDICATES THAT INFORMATION HAS BEEN REDACTED.

13.2	Use/Control.

Master Franchisee agrees not to use the Popeyes Intellectual Property Rights other than for the purposes set out in this Agreement. Master Franchisee shall at all times, both during the Term and following its termination, maintain in strict confidence the Standards and the operational manuals, marketing information and methods, policies, procedures of PLK and/or its Affiliates and all information and knowledge relating to the methods of operating and the functional know-how applicable to Popeyes Restaurants and the Popeyes System revealed to Master Franchisee by PLK or any of its Affiliates, representatives or agents. Master Franchisee may not disclose the information of PLK and/or its Affiliates referred to in this clause 13.2 to any third party, nor shall Master Franchisee use or permit any third party to use this information or any part thereof for any purpose whatsoever, except that during the Term, Master Franchisee may disclose to its employees, Franchisees and Marketing Agencies such of this information as may be necessary for carrying out its obligations under this Agreement, subject to the terms and conditions of this Agreement. Master Franchisee shall ensure that each of its employees to whom it discloses such information is aware of the confidential nature of such information and does not disclose such information to any third parties, except as permitted by this clause 13.2. Master Franchisee shall also ensure that it will not disclose any information to any Marketing Agencies without a signed written agreement from such Marketing Agencies to protect the confidentiality of such information.

13.3	Infringement.

13.3.1

If Master Franchisee becomes aware of any infringement or threatened infringement of any of the Popeyes Intellectual Property Rights, Master Franchisee must promptly notify PLK in writing giving PLK all the information concerning the claim and must not take any other steps in relation to that infringement without the prior written consent of PLK.

CERTAIN PORTIONS OF THE EXHIBIT THAT ARE NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL HAVE BEEN REDACTED PURSUANT TO ITEM 601(b)(10)(iv) OF REGULATION S-K. [****] INDICATES THAT INFORMATION HAS BEEN REDACTED.

13.3.2

PLK and/or its Affiliates may, in their absolute discretion, commence proceedings in respect of any infringement of any of the Popeyes Intellectual Property Rights, or any other cause of action connected with Popeyes Intellectual Property Rights and will have the full conduct of such proceedings.

13.3.3

Master Franchisee must join and assist in any action relating to the right to use or the validity of the Popeyes Intellectual Property Rights where requested by PLK and at PLK’s sole cost and expense. Master Franchisee may not institute any legal action or other proceeding based upon the Popeyes Intellectual Property Rights without the prior written approval of PLK and except on the terms permitted by PLK.

14  COMPETITION

14.1

Master Franchisee acknowledges and agrees that the Popeyes System is unique, especially in the areas of building design, food preparation format, service format, menu, training program, audit routines, restaurant operations and related manuals, bookkeeping, marketing and advertising formats and in other areas not listed above, and PLK has valuable goodwill which it develops and maintains relating to these matters. Master Franchisee has no and shall have no proprietary interest whatsoever in the Popeyes System or any element thereof. Master Franchisee acknowledges further that no license has been or will be granted to them to use any part of the Popeyes System for any purpose other than the purposes contemplated by this Agreement and by the Company Franchise Agreement.

14.2

Except as described below in clause 14.3, Master Franchisee agrees, on behalf of itself and its Affiliates, that it shall not at any time acquire or own any ownership interest in, consult, open, operate or act as a franchisee for any Competitor, whether directly or indirectly, within the Territory or elsewhere, with the exception of purely financial investments where Master Franchisee or its Affiliates hold a passive stake of less than three percent (3%) in any publicly listed company without the ability to control the strategy and business of such company.

14.3

Notwithstanding the foregoing or anything in this Agreement to the contrary, PLK acknowledges that Cartesian and/or its Affiliates, as of the date of this Agreement, operate the restaurant businesses set forth in Schedule 5 and shall be permitted to continue to operate such restaurant businesses in the Territory (the “Existing Businesses”). In respect of the Existing Businesses operated by Master Franchisee, and in the event that PLK permits Master Franchisee or an Affiliate of Master Franchisee to build, own or operate other businesses (which decision PLK may make in its absolute discretion), and whether or not such Existing Businesses or businesses constitute a Competitor, Master Franchisee represents and warrants that it shall have obtained all necessary consents and approvals from the owners of such other Existing Businesses, businesses or contracting parties related to those businesses (e.g., landlords, licensors, suppliers, service providers, etc.) to enter into this Agreement and own and operate the Restaurants as contemplated in this Agreement. Master Franchisee shall fully defend, indemnify and hold harmless the PLK Indemnified Parties against all Losses sustained or incurred by any PLK Indemnified Party arising directly or indirectly from any failure by Master Franchisee to obtain such consents and approvals.

CERTAIN PORTIONS OF THE EXHIBIT THAT ARE NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL HAVE BEEN REDACTED PURSUANT TO ITEM 601(b)(10)(iv) OF REGULATION S-K. [****] INDICATES THAT INFORMATION HAS BEEN REDACTED.

14.4

Master Franchisee agrees that the restrictions in this clause 14 are reasonable and necessary to avoid any real or potential conflict of interest and to protect the Popeyes System and the Confidential Information and other proprietary information of PLK and the legitimate business interests of PLK, as Master Franchisee has been specifically granted the right by PLK to establish and operate the food chain business using the Popeyes System, the Popeyes Marks and the Popeyes Intellectual Property Rights in the Territory, which incorporates all requisite information, technical know-how, expertise and guidance which Master Franchisee could not have otherwise acquired except through the rights and obligations set forth in this Agreement.

14.5

This clause 14 shall remain in effect during the Term and the term of the Company Franchise Agreement and the Unit Addenda and shall continue for a period of one (1) year following the expiration or termination of this Agreement, the Company Franchise Agreement or any Unit Addenda, whichever is the last to expire or terminate.

15  TRAINING AND OTHER SERVICES

15.1	Training Services.

Master Franchisee shall provide at its sole cost and expense, the following training services and courses (the “Training Services”) in respect of all Direct-Owned Restaurants and Franchised Restaurants to ensure compliance with the Standards:

15.1.1

An initial training program to be completed by operations directors and other above-restaurant and multi-unit managers, Restaurant Management teams and crew employed by Master Franchisee and Franchisees (the “Basic Training Program”);

15.1.2

Continuing training programs to be completed by operations directors and other above-restaurant and multi-unit managers, Restaurant Management teams and crew at Direct-Owned Restaurants and Franchised Restaurants, including product and equipment training, in accordance with the Popeyes Curriculum or as may otherwise be required by PLK to ensure compliance with the Standards, such training to be in the form that PLK, in its sole discretion, deems to be most appropriate in the circumstances, including on-line training and other forms of electronic training;

15.1.3

At Master Franchisee’s option, leadership training, soft skills, multi-unit management training, problem-solving methodology and other training programs, as determined by Master Franchisee (collectively, “Optional Training Programs”); provided, however, that if Master Franchisee offers any Optional Training Programs, such programs must be aligned with the Basic Training Program and Master Franchisee must use PLK’s modules and content, if available;

15.1.4	Training and monitoring of trainers engaged by Master Franchisee and Franchisees who own multiple Franchised Restaurants;

15.1.5	Seek to ensure that any certified training restaurants comply with the Standards; and

15.1.6	Follow up on the training recommendations made by PLK on the training needs of Master Franchisee’s and any Franchisee’s employees and/or management.

CERTAIN PORTIONS OF THE EXHIBIT THAT ARE NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL HAVE BEEN REDACTED PURSUANT TO ITEM 601(b)(10)(iv) OF REGULATION S-K. [****] INDICATES THAT INFORMATION HAS BEEN REDACTED.

15.2	Basic Training Program.

15.2.1

The Basic Training Program shall be in the form that PLK, in its sole discretion, deems to be most appropriate in the circumstances to enable the Direct-Owned Restaurants and Franchised Restaurants to comply with the Standards and may be accomplished through, among other means, in-restaurant training, on-line and other electronic training, visits made by operations consultants, through printed and  filmed reports, seminars and/or newsletter mailings or through electronic communications, including email.

15.2.2

The Basic Training Program shall be conducted at training facilities and/or certified Restaurants approved by PLK and operated by Master Franchisee in the Territory, or, if no such certified training restaurants exist, at certified training restaurants owned by third parties at such location(s) determined by PLK. PLK reserves the right to modify the Basic Training Program, in its sole and complete discretion.

15.2.3

For the avoidance of doubt, Master Franchisee shall be responsible for the cost of all Training Services, including all training materials, such as workbooks, online and/or electronic content (whether such amounts are due and payable to PLK or its Affiliates or a third party designated by PLK), all travel and living expenses relating to personnel of Master Franchisee to attend the Basic Training Program, other personal expenses incurred and materials provided to such personnel, and all fees and expenses charged by the operators of Popeyes Restaurants where the Basic Training Program is conducted. In particular, Master Franchisee shall be responsible for the costs of all training materials provided by PLK or third parties designated by PLK in connection with Popeyes Academy, PLK’s current online training platform. Master Franchisee shall remit payment of all amounts invoiced to Master Franchisee for Popeyes Academy by PLK or a third party designated by PLK within ten (10) Days of receipt of such invoice.

15.2.4

A Restaurant must not open unless the operations director, Restaurant Management team and such other members of Master Franchisee’s or Franchisee’s staff (as the case may be) charged with the responsibility for the day-to-day operation of such Restaurant have successfully completed the Basic Training Program.

15.3	Popeyes Curriculum.

Master Franchisee must use reasonable efforts to ensure that the Training Services referred to in this clause 15 are provided in strict compliance with the Popeyes Curriculum. Once it is made available, PLK will provide Master Franchisee with the Confidential Operating Manual, Popeyes Curriculum and other training aids to assist Master Franchisee in carrying out the Training Services referred to in this clause 15. PLK will provide Master Franchisee with any necessary translations that PLK has prepared with respect to the Confidential Operating Manual, Popeyes Curriculum and other training aids. If no such translations of the Confidential Operating Manual, Popeyes Curriculum and other training aids are available on the Commencement Date, PLK, or with PLK’s approval, Master Franchisee, will translate the Confidential Operating Manual, Popeyes Curriculum and other training aids into the applicable language of the Territory at Master Franchisee’s sole cost and expense for the use of Master Franchisee and the Franchisees in the Territory (and provided that Master Franchisee will not use such translations until reviewed and approved by PLK or its designee, and the cost of such translation review shall be at Master Franchisee’s sole cost and expense). Any copyright or other proprietary rights in and to any translated version of the Confidential Operating Manual, Popeyes Curriculum and other training aids shall be the exclusive property of PLK. PLK authorizes Master Franchisee to reproduce the training manuals and other training aids for the purposes of carrying out its obligations under this clause 15 at Master Franchisee’s cost and expense.

CERTAIN PORTIONS OF THE EXHIBIT THAT ARE NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL HAVE BEEN REDACTED PURSUANT TO ITEM 601(b)(10)(iv) OF REGULATION S-K. [****] INDICATES THAT INFORMATION HAS BEEN REDACTED.

15.4	Pre-Opening and Opening Services.

Master Franchisee must provide Pre-Opening Services and Opening Supervision Services as required under the Franchise Agreement in respect of all Franchisees. “Pre-Opening Services” and “Opening Supervision Services” consist of such pre-opening and opening supervision and assistance required by the Standards, including the standards, requirements and procedures from time to time in the PLK Confidential Operating Manual applicable to the Territory, as modified by PLK from time to time.

15.5	Anti-Corruption Training; Audit.

Master Franchisee shall, at its sole cost and expense, attend and participate in any training required by PLK regarding compliance with Anti-Corruption Laws, and Master Franchisee shall, and shall cause each Franchisee to, allow PLK and/or its representatives and consultants to audit the books and records of Master Franchisee and each Franchisee to confirm compliance with any such Anti-Corruption Laws and/or other laws. Master Franchisee agrees to cooperate, and to ensure that Franchisees cooperate, with PLK and/or its representatives and consultants in the performance of any such audit.

16  MONITORING SERVICES

16.1

Master Franchisee shall provide, at its sole cost and expense and at PLK’s request, the following day-to-day monitoring services (collectively, the “Monitoring Services”) in respect of the Direct-Owned Restaurants and Franchised Restaurants to ensure compliance with the Standards:

16.1.1

Subject, to clause 17.2, conduct, at a minimum, three visits per year of each Direct-Owned Restaurant and Franchised Restaurant and otherwise administer the process required by PLK to evaluate compliance by Master Franchisee and Franchisees with the Standards in the operation of their Popeyes Restaurants. PLK may require the use of third party vendors approved by PLK to perform such visits and Master Franchisee will engage such vendors to perform the services at Master Franchisee’s sole expense, provided that Master Franchisee may require Franchisees to reimburse Master Franchisee for the costs of such third party vendor with respect to their Franchised Restaurants (without any mark-up or other charges);

16.1.2	Perform a periodic review of the operational and financial performance of each such Restaurant (which, in the case of multi-unit Franchisees, must be at least semi-annual);

16.1.3	Provide ongoing advice about Restaurant operations, accounting cost control and inventory control systems;

16.1.4	Communicate new developments, techniques and improvements of PLK in food preparation, equipment, products, packaging and restaurant management;

16.1.5	Monitor sales performance and evaluate success of sales building activities;

CERTAIN PORTIONS OF THE EXHIBIT THAT ARE NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL HAVE BEEN REDACTED PURSUANT TO ITEM 601(b)(10)(iv) OF REGULATION S-K. [****] INDICATES THAT INFORMATION HAS BEEN REDACTED.

16.1.6	Develop monthly forecasts for sales and ticket count for each market within the Territory;

16.1.7	Ensure customer complaints are dealt with appropriately;

16.1.8	Develop yearly business plans with Master Franchisee and Franchisees and formally review such plans on a quarterly basis;

16.1.9	Integrate plans proposed by Master Franchisee and Franchisees into overall plan for the market, with a focus on sales and financial performance;

16.1.10	Identify opportunities and priorities to ensure proper allocation of existing resources to achieve goals;

16.1.11	Provide general consulting advice in order to maintain safe, clean, and high quality Restaurant operations in the Territory;

16.1.12	Provide consulting services regarding payroll processing, information technology support and business advice in finance, accounting and treasury activities;

16.1.13	Provide advice regarding market planning and targeting; and

16.1.14	Evaluate local suppliers to improve terms of supply.

17  SERVICES BY PLK

17.1	PLK shall make the following available for use by Master Franchisee:

17.1.1	the benefit of such new products and cooking techniques as PLK may approve from time to time;

17.1.2

the benefit of PLK’s marketing ideas and concepts developed by or for PLK for use by the Popeyes System, provided that all of PLK’s obligations to make these elements available shall be limited to the extent that PLK, in its sole discretion, deems them appropriate for use in the Territory, and, where intellectual property rights of third parties are involved, to the extent that such third parties have consented to the use of such rights in the Territory;

17.1.3	advice regarding the choice of Marketing Agency;

17.1.4	the provision of supply quality assurance standards to evaluate and approve the suppliers and distributors proposed by Master Franchisee in the Territory;

17.1.5	collaboration and advice in the preparation of an annual Marketing Calendar in accordance with the Global Marketing Policy;

17.1.6	advice regarding the parameters within which Master Franchisee may from time to time authorize marketing and promotional concepts and materials; and

17.1.7	technical support and advice to enable local suppliers to become Approved Suppliers.

CERTAIN PORTIONS OF THE EXHIBIT THAT ARE NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL HAVE BEEN REDACTED PURSUANT TO ITEM 601(b)(10)(iv) OF REGULATION S-K. [****] INDICATES THAT INFORMATION HAS BEEN REDACTED.

17.2

Notwithstanding anything to the contrary set forth in this Agreement, for a period of six (6) years after the opening of the first Direct-Owned Restaurant in the Territory, PLK will, (a) engage a vendor, at PLK’s sole cost and expense, to conduct visits of each Direct-Owned Restaurant three times per year to evaluate Master Franchisee’s compliance with the Standards in the operation of such Direct-Owned Restaurant, and (b) use commercially reasonable efforts to cause such vendor to charge the same fee per visit to conduct inspections of Franchised Restaurants as PLK pays for the Direct-Owned Restaurants, which fee, as between PLK and Master Franchisee, shall be the sole responsibility of Master Franchisee at all times; provided that Franchisees may reimburse Master Franchisee for the costs of such third party vendor with respect to their Franchised Restaurants (without any mark-up or other charges).

17.3

The contemplated services will be rendered by PLK outside of the Territory. PLK shall make available all of the foregoing to Master Franchisee which shall in turn have sole responsibility for passing on to all Franchisees in the Territory the benefit of the information and guidance provided by PLK.

18  DEFAULT AND TERMINATION

18.1

Without prejudice to any other rights or remedies of PLK under this Agreement or at Law, upon the occurrence of any of the following events (each, an “Event of Default”), Master Franchisee shall be in default of this Agreement and PLK may, at its election, by written notice to Master Franchisee, terminate the Development Rights or this Agreement in its entirety with immediate effect (but with due regard for the cure periods set forth below, if any):

18.1.1

if Master Franchisee (or any Approved Subsidiary) fails to pay to PLK (or its designee) when due any amounts payable under this Agreement in excess of US$25,000 and does not cure such failure within thirty (30) Days of written notice from PLK;

18.1.2

if Master Franchisee does not receive any portion or all of the Total Equity Contribution on or prior to the applicable payment date set forth in clause 2.17 , or if Master Franchisee fails to provide evidence to PLK that each instalment of the Total Equity Contribution has been made on or prior to the applicable payment date set forth in clause 2.17;

18.1.3	if Master Franchisee fails to achieve the applicable Target for any Development Year, subject to the provisions of this Agreement and the Development Schedule;

18.1.4	if Master Franchisee fails to comply with any of the other obligations in clause 6 (Development Obligations);

18.1.5

if (i) Master Franchisee assigns, transfers,  charges,  encumbers, sublicenses or otherwise disposes of this Agreement or  the Development Rights granted to Master Franchisee hereunder in violation of clause 21 (Assignment and Transfer), (ii) Master Franchisee or any Affiliate thereof duplicates or attempts to duplicate the Popeyes System or any Other Brands owned by PLK or any Affiliate of PLK, (iii) Master Franchisee or any Affiliate thereof violates any of the provisions set forth in clause 19 (Confidentiality), or (iv) Master Franchisee acquires an interest in a Competitor or otherwise violates any of the provisions set forth in clause 14 (Competition);

18.1.6

if Master Franchisee (including, for certainty, an Approved Subsidiary) fails (i) to pay to PLK (or its designee) when due any amounts payable under the Company Franchise Agreement or any Unit Addendum and does not cure such failure within sixty (60) Days from written notice by PLK, or (ii) to comply in any material respect with the other terms of the Company Franchise Agreement (which failure to comply is not cured within the applicable cure period set forth in the Company Franchise Agreement);

CERTAIN PORTIONS OF THE EXHIBIT THAT ARE NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL HAVE BEEN REDACTED PURSUANT TO ITEM 601(b)(10)(iv) OF REGULATION S-K. [****] INDICATES THAT INFORMATION HAS BEEN REDACTED.

18.1.7

if a Franchisee is in breach of any material term of any Franchise Agreement (excluding any breach cured within the applicable cure period set out in the respective Franchise Agreement) and where such breach is not cured during the applicable cure period, PLK then directs Master Franchisee to terminate the relevant Franchise Agreement and Master Franchisee fails to issue a notice of termination to the Franchisee within thirty (30) Days after PLK notifies Master Franchisee in writing thereof;

18.1.8	if Master Franchisee fails to provide in a material respect any of the Services in compliance with the terms and conditions of this Agreement;

18.1.9

if Master Franchisee or any Approved Subsidiary seeks any type of relief under the provisions of a bankruptcy or insolvency law; or if Master Franchisee or any Approved Subsidiary becomes insolvent or makes a general assignment for the benefit of creditors or there is a similar arrangement among Master Franchisee’s or any Approved Subsidiary’s creditors; or any Person files a petition or application seeking to have Master Franchisee or any Approved Subsidiary adjudicated bankrupt or insolvent or if proceedings for a composition with creditors under the applicable Law is instituted  by or against Master Franchisee or any  Approved Subsidiary, and the action is not dismissed within ninety (90) Days after it is filed; or Master Franchisee or any Approved Subsidiary admits in writing the inability to pay any debts as they fall due; or a receiver or other administrator (permanent or temporary) is appointed over all or any of the assets of Master Franchisee or any Approved Subsidiary; or any administrator or liquidator is appointed over Master Franchisee or any Approved Subsidiary by any competent court or under any Law including under an order for a suspension of proceedings or Master Franchisee or any Approved Subsidiary takes any action to liquidate or wind up;

18.1.10	if Master Franchisee (directly or through any Affiliate), challenges the validity of any of the Popeyes Marks or copyright or other Popeyes Intellectual Property Rights or Other Marks;

18.1.11	if any information, representation or warranty provided by Master Franchisee or its shareholders to PLK or its Affiliates is materially false or misleading when provided;

18.1.12

any wilful and material misappropriation or misuse of the Advertising Fund, Ad Fund Account, Advertising Contributions or any part thereof by Master Franchisee or its designee (including an Approved Subsidiary);

18.1.13

if Master Franchisee, or any board member or senior officer of Master Franchisee or any Affiliate thereof engages in any conduct which is materially deleterious to, or could reasonably be expected to have a material adverse effect on the reputation of Master Franchisee, such Affiliate, PLK or the Popeyes brand, and the senior officer or board member is not removed from his or her position within thirty (30) Days after PLK notifies Master Franchisee in writing thereof (it being understood that such person may not be reinstated without PLK’s prior written approval);

CERTAIN PORTIONS OF THE EXHIBIT THAT ARE NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL HAVE BEEN REDACTED PURSUANT TO ITEM 601(b)(10)(iv) OF REGULATION S-K. [****] INDICATES THAT INFORMATION HAS BEEN REDACTED.

18.1.14

if Master Franchisee fails to comply in any material respect with any of the other terms, provisions or conditions of this Agreement and fails to rectify the same within sixty (60) Days after PLK notifies Master Franchisee in writing thereof, subject to clause 11.7;

18.1.15	if Master Franchisee fails to comply with clause 2.14 and such failure is not remedied within twenty (20) Days following written notice thereof by PLK to Master Franchisee;

18.1.16

if Master Franchisee (a) fails to form an Approved Subsidiary prior to the date that is nine (9) months after the A&R Effective Date, and/or such Approved Subsidiary fails to execute and deliver to PLK the Company Franchise Agreement prior to the date that is nine (9) months after the A&R Effective Date, or (b) any of THIL, Master Franchisee and/or an Approved Subsidiary opens a Popeyes Restaurant in the Territory prior to the execution of the Company Franchise Agreement;

18.1.17	if the Shareholder or any member of the China Group breaches the Compliance Plan;

18.1.18

if Master Franchisee or an Affiliate thereof directly or indirectly acquires any ownership interest in another RBI Franchisee (whether through the acquisition of assets or Equity Securities of, or by consolidation, merger, reorganization, amalgamation or similar combination with, such RBI Franchisee or any parent holding company thereof), without the prior written consent of PLK; or

18.1.19

if another RBI Franchisee thereof directly or indirectly acquires any ownership interest in Master Franchisee, an Approved Subsidiary or any parent holding company of Master Franchisee (whether through the acquisition of assets or Equity Securities of, or by consolidation, merger, reorganization, amalgamation or similar combination with, Master Franchisee, the Approved Subsidiary or any such parent holding company), without the prior written consent of PLK.

18.2

Upon the occurrence of any of the events set out below in this clause 18.2, Master Franchisee may by giving written notice to PLK by registered letter, return receipt required, terminate this Agreement in its entirety before the expiry of the Term:

(a)	if PLK assigns, transfers, charges, encumbers, sublicenses or otherwise disposes of this Agreement in violation of clause 21;

(b)

if a court or tribunal of competent jurisdiction issues a final and non-appealable judgment determining that the Popeyes Core Mark materially infringes the Intellectual Property Rights of any third party in the Territory and PLK is unable to procure for Master Franchisee the continued right to use the relevant Popeyes Core Mark or a valid substitute thereof in the Territory on substantially the same terms and for the purposes envisaged in this Agreement;

(c)	if PLK terminates the Company Franchise Agreement in its entirety; or

CERTAIN PORTIONS OF THE EXHIBIT THAT ARE NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL HAVE BEEN REDACTED PURSUANT TO ITEM 601(b)(10)(iv) OF REGULATION S-K. [****] INDICATES THAT INFORMATION HAS BEEN REDACTED.

(d)

if any circumstance, event or fact leads to (i) a material deterioration in the reputation of the Popeyes brand (other than a deterioration which arises from any act or omission by Master Franchisee or any of its Affiliates); and (ii) as a result thereof, the ultimate parent of PLK (the “Parent”) seeks any type of relief under the provisions of a bankruptcy or insolvency law; or if there is an arrangement among the Parent’s creditors; or any Person files a petition or application seeking to have the Parent adjudicated bankrupt and the action is not dismissed within sixty (60) Days after it is filed; or the Parent admits in writing or upon sworn oath the inability to pay any debts as they fall due; or a receiver or other administrator (permanent or temporary) is appointed over all or any of the assets of the Parent; or any administrator or liquidator is appointed over the Parent by any competent bankruptcy court or under any other law including under an order for a suspension of proceedings or the Parent takes any action to liquidate or wind up.

18.3

Master Franchisee, may, pursuant to Article 12 of the Commercial Franchise Administration Regulation promulgated by the State Council of China and effective as of May 1, 2007, terminate this Agreement within seven (7) days after the signing date of this Agreement (“Termination Period”). Master Franchisee further acknowledges that the foregoing seven-day Termination Period has been agreed to by PLK and Master Franchisee based on their negotiations and reflects a truthful allocation of risks and liabilities after taking into account all of the relevant factors in entering into this Agreement. In the event that Master Franchisee elects to terminate this Agreement pursuant to this clause 18.3:

18.3.1

Master Franchisee shall, within the foregoing Termination Period, send the original copy of a written notice to terminate this Agreement (“Termination Notice”) to PLK by hand-delivery or registered air mail, postage fully prepaid. Master Franchisee shall clearly state its decision to terminate this Agreement in such Termination Notice, which shall be signed by the legal representative of Master Franchisee and affixed with the corporate seal of Master Franchisee. This Agreement may be terminated pursuant to this clause 18.3 only after PLK actually receives the original copy of the Termination Notice that meets the foregoing requirements. For the avoidance of doubt, if PLK does not receive the Termination Notice that meets all of the foregoing requirements, this Agreement shall not be terminated and shall continue in full force and effect and be binding upon PLK and Master Franchisee.

18.3.2

If this Agreement is terminated pursuant to this clause 18.3, Master Franchisee shall comply with all relevant responsibilities herein upon termination of this Agreement (including, without limitation, the obligations provided in clause 18.4 below).

18.4

Upon the occurrence of an MDA Termination Event, all rights granted to Master Franchisee under this Agreement shall terminate, subject to the Surviving Provisions. From and after the date of the MDA Termination Event (the “Termination Date”) and without prejudice to all other rights and remedies available to PLK under applicable Law or in equity:

18.4.1

Master Franchisee shall have no further right or entitlement to develop, establish and operate new Direct-Owned Restaurants in the Territory without PLK’s prior written approval, which PLK may withhold in its sole discretion.

18.4.2

Master Franchisee shall have no further right or entitlement to license to Franchisees the right to develop, establish and operate new Franchised Restaurants in the Territory, without PLK’s prior written approval, which PLK may withhold in its sole discretion.

18.4.3

PLK and/or its designee may develop, open, operate or approve third parties to develop, open and operate new  Popeyes Restaurants in the Territory, and Master Franchisee shall not oppose or otherwise interfere with such business by PLK and/or its designee in any manner whatsoever.

CERTAIN PORTIONS OF THE EXHIBIT THAT ARE NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL HAVE BEEN REDACTED PURSUANT TO ITEM 601(b)(10)(iv) OF REGULATION S-K. [****] INDICATES THAT INFORMATION HAS BEEN REDACTED.

18.4.4

For the avoidance of doubt, if Master Franchisee has entered into any Territory Development Agreements prior to the occurrence of an MDA Termination Event, the Territory Development Agreements shall automatically terminate effective as of the Termination Date. Master Franchisee shall ensure that all Territory Development Agreements shall provide for termination upon the occurrence of an MDA Termination Event.

18.5

In the event that PLK, in its sole discretion, determines that Export Control Laws restrict specific activities contemplated  pursuant  to  this Agreement, PLK may suspend performance of this Agreement as may be required to comply with Export Control Laws. Master Franchisee will cooperate with PLK and provide any information or documentation reasonably requested to assist in such determinations. Any act or refusal to act by either Party that is required for compliance with Export Control Laws shall not be considered a breach of this Agreement.

18.6

Notwithstanding the occurrence of an MDA Termination Event, (a) the rights and obligations of Master Franchisee under the Company Franchise Agreement shall remain unaffected solely by reason of such termination, and (b) any Franchise Agreements in effect as of the Termination Date (such agreements, the “Prior Agreements”) shall remain in full force and effect, and Master Franchisee shall be entitled to continue to receive payments thereunder; provided, however, that (i) the Surviving Provisions shall survive the expiration or termination of this Agreement and remain in full force and effect until the expiration or termination of the last remaining Prior Agreement, and (ii) Master Franchisee shall have no right to renew or extend the term of any Prior Agreement after the expiration date of such Prior Agreement.

18.7

After the Termination Date, at PLK’s request, the Parties will work together and use commercially reasonable efforts to establish and agree on a transition plan for the orderly transition of the Services from Master Franchisee to PLK or its designee. The transition period shall commence as soon as practicable following the Termination Date and continue until PLK notifies Master Franchisee that it no longer desires Master Franchisee to provide the Services (such period, the “Transition Period”). During the Transition Period, Master Franchisee shall continue to provide the Services to all of the Restaurants in the Territory in accordance with the terms of this Agreement at its sole expense. Should PLK elect or deem it necessary to provide any of the Services during the Transition Period, Master Franchisee shall as far as possible make available to PLK or its designee, at PLK’s cost, those of its staff as are directly suited to be engaged by PLK or its designee in the service roles which it is taking over from Master Franchisee.

18.8	Except as otherwise expressly permitted under the Company Franchise Agreement and each Unit Addendum or as otherwise set forth herein, upon termination of this Agreement:

18.8.1

All rights of Master Franchisee under this Agreement shall terminate, and Master Franchisee must promptly cease all use of the Popeyes Marks, the Popeyes Domain Names, the Popeyes Intellectual Property Rights and the Popeyes System; promptly cease any sales or distribution of Goods and Services bearing any of the Popeyes Marks or Popeyes Domain Names;  promptly discontinue use of letterhead, advertising, invoices, labels or packaging on which any of the Popeyes Marks or Popeyes Domain Names appear or which embody any of the Popeyes Intellectual Property Rights.

CERTAIN PORTIONS OF THE EXHIBIT THAT ARE NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL HAVE BEEN REDACTED PURSUANT TO ITEM 601(b)(10)(iv) OF REGULATION S-K. [****] INDICATES THAT INFORMATION HAS BEEN REDACTED.

18.8.2

Regardless of any dispute among the Parties hereto, including disputes concerning the payment of money, Master Franchisee shall transfer and assign, together with any copyrights thereon, and shall ship or deliver to PLK (or if PLK prefers, to any other entity) all property and materials belonging to or purchased for PLK that are in the possession or control of Master Franchisee, including all materials (whether in paper and/or electronic format) containing the Popeyes Marks, Popeyes Domain Names and the Popeyes Intellectual Property Rights, all manuals, artwork, colour separations, research, Popeyes Advertising Materials and all other materials, layouts, scripts, websites, commercials and computerized data files, Confidential Information and all other information regarding PLK’s advertising, sales, market surveys and all rights and claims thereto within thirty (30) Days after the Termination Date, or shall destroy under PLK’s supervision all copies thereof, at PLK’s option, and allow PLK access to same, it being understood that no extra compensation is to be paid to Master Franchisee for its services in connection with this transfer or access.

18.8.3

Master Franchisee must, within thirty (30) Days of the Termination Date, do all things necessary to de-register or transfer to PLK, at PLK’s sole discretion and Master Franchisee’s sole cost and expense, any domain names registered to or held or used by Master Franchisee which include or incorporate any Popeyes Marks or words substantially identical with or deceptively similar to any Popeyes Marks and any Popeyes Domain Names.

18.8.4

If Master Franchisee is unable or fails to execute any document, which is necessary to carry out Master Franchisee’s obligations under this clause 18.8 following termination of this Agreement, Master Franchisee hereby irrevocably appoints PLK as its attorney to execute such document on its behalf, with the right to do any and all acts and things reasonably necessary to give effect to such document.

18.8.5	All obligations of Master Franchisee under this clause 18.8 must be performed by Master Franchisee at its sole cost.

18.8.6

The failure of PLK to terminate this Agreement or the Development Rights upon the occurrence of one or more Events of Default shall not constitute a waiver or otherwise affect the right of PLK to terminate this Agreement or the Development Rights because of a continuing or subsequent failure to cure one or more Events of Default or otherwise limit PLK’s right to pursue any and all other remedies available at Law or in equity.

18.9

Notwithstanding anything contained in this Agreement to the contrary, so long as the Master Franchisee, or any of its direct and/or indirect holding companies, is a Public Company, Master Franchisee shall not issue and no Person shall Transfer, any of Equity Securities of Master Franchisee, whether directly or indirectly, and whether in one or more transactions, to any Person that is (i) a Competitor; or (ii) a Prohibited Person or any Affiliate thereof who, as a result of such issuance or Transfer, (a) will have the right to nominate and/or appoint a member of the Shareholder Board or any committee thereof, or (b) will obtain the ability to direct or cause the direction of the strategy, management or policies of Master Franchisee (in each case of (a) and (b) a “Material Change in Ownership”), and the Parties agree that a Material Change in Ownership shall constitute a material default hereunder and good cause for termination of the Transaction Agreements by PLK. To the extent that Master Franchisee or any of its Affiliates (including the Shareholder) becomes aware of any potential Material Change in Ownership, then Master Franchisee shall promptly inform and consult with PLK and arrange for such Level 2 Background Checks (or other related follow-up on additional due diligence) as may be reasonably required related to the potential transferee and its principals and shareholders to confirm whether such issuance or Transfer would constitute a Material Change in Ownership, and Master Franchisee will be solely responsible for all reasonable costs with respect to Level 2 Background Checks and additional due diligence, if applicable, in connection with the proposed Transfer or issuance of Equity Securities contemplated in this clause 18.9, including attorneys’ fees and the costs to engage the Background Check Provider. To the extent Master Franchisee or any of its Affiliates (including the Shareholder) becomes aware of any potential Material Change in Ownership before the proposed Material Change in Ownership is consummated, Master Franchisee will notify PLK in writing of such proposed Material Change in Ownership, and shall provide all information and documentation relating to the proposed Transfer or issuance. Master Franchisee shall use its commercially reasonable efforts to restrict the transfer of Confidential Information relating to operational matters and/or brand know-how to any such potential transferee until the Level 2 Background Checks and additional diligence are completed in accordance with this clause 18.9. If the Shareholder ceases to be a Public Company (or if Master Franchisee ceases to be held directly or indirectly by a Public Company), including in the case of a take-private transaction, the Transfer or issuance of any Equity Securities of the Master Franchisee, directly or indirectly, to any Person that is a Competitor, a Prohibited Person and/or an RBI Franchisee, in either case without obtaining the prior written approval of PLK shall be prohibited. Any transaction attempted without compliance with the terms hereof shall be void and of no effect and shall constitute a material default hereunder and good cause for termination of the Transaction Agreements by PLK.

CERTAIN PORTIONS OF THE EXHIBIT THAT ARE NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL HAVE BEEN REDACTED PURSUANT TO ITEM 601(b)(10)(iv) OF REGULATION S-K. [****] INDICATES THAT INFORMATION HAS BEEN REDACTED.

19  CONFIDENTIALITY

19.1

The term “Confidential Information” as used in this Agreement means all confidential and proprietary information of PLK or any of its Affiliates, including without limitation, PLK’s or any of its Affiliates’ trade dress, restaurant and packaging design specifications and strategies, brand standards, any information relating to business plans, branding and design, equipment, operations manuals, including the Confidential Operating Manual, and other Standards, specifications and operating procedures, training material, marketing and business information, marketing strategy and marketing programs, plans and methods, food specifications (including recipes, prepared mixtures or blends of spices and other food products), details of suppliers and distributors, and sources of supply and distribution, sales, contractual and financial arrangements of PLK and its Affiliates and service providers, User Data and all other information and knowledge relating to the methods of operating and the functional know-how applicable to Popeyes Restaurants and the Popeyes System and any other system or brand operated by PLK or any of its Affiliates revealed by or at the direction of PLK or any of its Affiliates to Master Franchisee or any of its Affiliates.

19.2

Master Franchisee acknowledges the uniqueness of the Popeyes System and that PLK and/or its Affiliates are making the Confidential Information available to Master Franchisee for the purpose of operating the Restaurants. Master Franchisee agrees that it would be an unfair method of competition for Master Franchisee to use or duplicate or to allow others to use or duplicate any of the Confidential Information. Master Franchisee, therefore, must:

19.2.1	at all times, both during the Term and following its termination or expiration, maintain the Confidential Information in strict confidence;

19.2.2	use the Confidential Information only in the operation, franchising and development of the Restaurants;

19.2.3

not disclose the Confidential Information to any Person except those officers, employees and professional advisers of Master Franchisee who have a specific need to have access to it for the operation of the Restaurants or provision of the Services, who have been made aware of the terms on which it has been disclosed to Master Franchisee, and who agree to maintain its confidentiality. Master Franchisee is responsible for any unauthorized disclosure of the Confidential Information by Persons to whom Master Franchisee has disclosed it;

CERTAIN PORTIONS OF THE EXHIBIT THAT ARE NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL HAVE BEEN REDACTED PURSUANT TO ITEM 601(b)(10)(iv) OF REGULATION S-K. [****] INDICATES THAT INFORMATION HAS BEEN REDACTED.

19.2.4

approve internal documents required for all employees of Master Franchisee containing the rules pertaining to the use of Confidential Information and impose an obligation not to disclose the Confidential Information in the employment agreements signed with its employees;

19.2.5	not permit anyone to reproduce, copy or exhibit any portion of the Confidential Operating Manual or any other Confidential Information received from PLK;

19.2.6

if none of this Agreement, the Company Franchise Agreement, any Unit Addenda, or any Franchise Agreement is in effect, return, delete or destroy the Confidential Information received from PLK immediately upon receipt of a request from PLK to do so;

19.2.7

at PLK’s request, execute an agreement similar in substance to this clause in a form acceptable to PLK and naming PLK as a third party beneficiary with the independent right to enforce such agreement; and

19.2.8	fulfil all other formalities required under applicable Law in order to ensure the trade secret regime in respect of any information and documents related to the Popeyes System.

19.3

Master Franchisee will not disclose the terms and conditions of this Agreement or any other Transaction Agreement to any Person whatsoever, other than Master Franchisee’s professional advisors with a need to know such information, without the prior written consent of PLK, which consent may be withheld in PLK’s sole discretion.

19.4

Master Franchisee agrees that it shall not, at any time, issue any press release or any other statement, broadcast, podcast, advertisement, circular, newsletter or other forms of information in relation to this Agreement, any other Transaction Agreement, including the Company Franchise Agreement or any Unit Addendum or the Popeyes business in the Territory to the public unless the contents of such information release have been approved in writing by PLK prior to dissemination. Master Franchisee must submit a request in writing for approval of PLK for all public relations material (for example, press releases or information statements) relating to any aspect of the Popeyes System, ingredients in menu items, public health issues, nutritional issues, or any other matter which may reasonably be expected to have an adverse impact on the public perception of the brand or reputation of PLK before using any such material, and PLK shall use commercially reasonable efforts to respond to such request for approval within two (2) Business Days.

19.5

Notwithstanding the foregoing, “Confidential Information” shall not include the following (and, for greater certainty only, in such circumstances the obligations of confidentiality stipulated under this clause 19, as well as the penalties or remedies related to a breach thereof, shall not apply):

19.5.1	Information existing in the public domain by or through public use, publication, general knowledge or the like;

19.5.2	Information properly obtained by the receiving party from a third party having no obligation of confidentiality to the disclosing party;

19.5.3

Information legally required to be disclosed pursuant to a subpoena, or order of a court or administrative agency, provided the receiving party immediately notifies the disclosing party of such subpoena or order so that the disclosing party can seek a protective order or take other appropriate action;

CERTAIN PORTIONS OF THE EXHIBIT THAT ARE NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL HAVE BEEN REDACTED PURSUANT TO ITEM 601(b)(10)(iv) OF REGULATION S-K. [****] INDICATES THAT INFORMATION HAS BEEN REDACTED.

19.5.4	Information which can be shown to be properly in the receiving party’s possession before receipt from the disclosing party;

19.5.5	Information which is disclosed by the disclosing party to a third party without a duty of confidentiality on the third party;

19.5.6	User Data shared with or transferred to a third party pursuant to a contractual arrangement contemplated in clause 12.1.6; or

19.5.7	Information which is disclosed by the receiving party with the disclosing party’s prior written consent.

20  INDEMNIFICATION AND INSURANCE

20.1

Master Franchisee shall, at its own expense, defend, indemnify and hold harmless the PLK Indemnified Parties, with counsel reasonably acceptable to PLK, from and against any and all Losses sustained or incurred by the PLK Indemnified Parties, or any one or more of them, based upon or arising directly or indirectly out of any breach of this Agreement or negligent act, error or omission in connection with this Agreement by Master Franchisee or its employees or agents; and any Claim by or liability to any Franchisee in the Territory by reason of any material failure by Master Franchisee to provide Services in accordance with this Agreement.

20.2

Without limiting the generality of the foregoing, Master Franchisee shall defend, indemnify and hold harmless the PLK Indemnified Parties from and against Losses arising out of or in connection with one or more of the following:

20.2.1	Master Franchisee’s offering or sale of franchises for Franchised Restaurants;

20.2.2

the performance of Master Franchisee under the Company Franchise Agreement, under any of the Territory Development Agreements and the Franchise Agreements, the operation of Direct-Owned Restaurants and Franchised Restaurants, including any action taken by Master Franchisee to enforce compliance by Franchisees with the obligations under the Franchise Agreements, and any product liability Claims;

20.2.3	the quality or quantity of advertising or promotional materials produced and paid for from the Advertising Fund, to the extent not substantially compliant with this Agreement;

20.2.4

any material prepared or supplied by Master Franchisee or any Affiliate thereof under this Agreement or any material prepared or supplied by PLK for a market other than the Territory that PLK has made available to Master Franchisee for use in the Territory, including, but not limited to, Claims, causes of action and suits alleging libel, slander, defamation, invasion of privacy, plagiarism, piracy, idea or trade secret misappropriation, trademark or copyright infringement, other violations of intellectual property rights or any other failure of Master Franchisee or any Affiliate thereof to comply with any applicable Laws, notwithstanding the fact that the material may have been approved by PLK (hereinafter, “Intellectual Property Claims”), but excluding any Intellectual Property Claims relating to ownership and validity of the Popeyes Marks or the Popeyes Domain Names;

CERTAIN PORTIONS OF THE EXHIBIT THAT ARE NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL HAVE BEEN REDACTED PURSUANT TO ITEM 601(b)(10)(iv) OF REGULATION S-K. [****] INDICATES THAT INFORMATION HAS BEEN REDACTED.

20.2.5

any failure of Master Franchisee or its designee (including an Approved Subsidiary) to properly manage the Advertising Fund in accordance with this Agreement, the Company Franchise Agreement and the Franchise Agreements, including any misappropriation or misuse of the Advertising Fund, Advertising Contributions or any part thereof by Master Franchisee or its designee;

20.2.6

deceptive or fraudulent activities, corporate malfeasance, negligence or misconduct in connection with Master Franchisee’s performance under this Agreement, which is determined by a final court judgment or arbitral award;

20.2.7

any material Claim, action or demand of any kind or nature whatsoever brought by any employee, agent, subcontractor or independent contractor of Master Franchisee, any employee of any agent, subcontractor or independent contract of Master Franchisee, or an Affiliate thereof;

20.2.8

any Claims by a Franchisee that the development of a new Restaurant has encroached upon any of its Restaurants, resulted in reduced sales and/or profitability or otherwise caused damage or harm to any such Restaurant or the Franchisee;

20.2.9

any injury or death to natural persons, or injury or damage to property, during the rendering of Services required of Master Franchisee hereunder, if it is ruled by a final court judgment or arbitral award that such injury occurred in whole or in part as a result of acts of Master Franchisee or its employees or agents, whether said loss is sustained by PLK or any other Person(s) or third parties;

20.2.10	any failure of Master Franchisee or any of its Affiliates to properly remit any tax payments required hereunder.

20.3

Master Franchisee’s indemnification obligations hereunder shall be in effect from the A&R Effective Date and shall survive the termination of this Agreement and continue for one (1) year after the expiry of the statute of limitations applicable to any such Claim on the condition that a matter covered by this indemnity has arisen before the termination of this Agreement.

20.4

The right to indemnity hereunder shall exist notwithstanding that joint or several liability may be imposed upon the PLK Indemnified Parties by statute, ordinance, regulation or judicial decision. Master Franchisee’s obligation to defend and indemnify the PLK Indemnified Parties is separate and distinct from its obligation to maintain insurance under this Agreement and the Company Franchise Agreement, and is not limited by the amount of insurance required by PLK under this Agreement and the Company Franchise Agreement.

20.5

Notwithstanding the foregoing, no PLK Indemnified Party shall be indemnified or held harmless from any Losses to the extent that such Losses result from the negligence or willful misconduct of any such PLK Indemnified Party, as determined by a court of competent jurisdiction pursuant to a final and unappealable judgment (a “Final Judgment”), provided that (i) if Master Franchisee has assumed the defense of the Claim, Master Franchisee will advance all costs and expenses in connection with the defense of the Claim as such costs and expenses are incurred until such time as there is a Final Judgment, (ii) if the PLK Indemnified Party assumes the defense of the Claim, Master Franchisee will pay all costs and expenses in connection with the defense of the Claim as such costs and expenses are incurred until such time as there is a Final Judgment; and (iii) if the Final Judgment determines that any PLK Indemnified Party has contributed to the Losses through its own contributory negligence or willful misconduct, PLK shall repay to Master Franchisee a portion of the amount advanced by Master Franchisee or paid to the PLK Indemnified Party in proportion to the degree of contributory negligence of such PLK Indemnified Party, as determined in such Final Judgment.

CERTAIN PORTIONS OF THE EXHIBIT THAT ARE NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL HAVE BEEN REDACTED PURSUANT TO ITEM 601(b)(10)(iv) OF REGULATION S-K. [****] INDICATES THAT INFORMATION HAS BEEN REDACTED.

20.6

Notwithstanding anything to the contrary in this clause 20, any sum recovered by the relevant PLK Indemnified Party through insurance or otherwise (less any reasonable out-of-pocket expenses incurred by such PLK Indemnified Party in recovering the sum and any tax attributable to or suffered in respect of the sum recovered) will reduce the amount of the Losses in respect of which a Claim can be made under clause 20.1 or clause

20.2 by an equivalent amount.

20.7

PLK shall advise Master Franchisee if it receives notice that a Claim has been or will be filed with respect to a matter covered by this indemnity and provide Master Franchisee with such information as Master Franchisee may reasonably require to assume the defense of the Claim. In such event, Master Franchisee shall be given the opportunity to assume the defense thereof with counsel reasonably acceptable to PLK, and PLK shall have the right to participate in the defense of any Claim against PLK that is assumed by Master Franchisee at PLK’s own cost and expense. PLK and Master Franchisee shall consult with counsel in connection with any proposed settlement to assess and determine the viability of any Claim and the appropriate amount of the proposed settlement. Master Franchisee shall not, without the prior written consent of the applicable PLK Indemnified Parties, settle, compromise or offer to settle or compromise any such Claim unless the terms of such settlement provide for (a) a full and unqualified release of the PLK Indemnified Parties, (b) no admission of liability, fault or violation of Law or contract, and (c) no relief other than payments of monetary damages that are not to be paid by the PLK Indemnified Parties, subject to clause 20.5.

20.8

Notwithstanding the foregoing, at PLK’s option, PLK may hire attorneys of its own choice, to manage and defend any Claim, at Master Franchisee’s cost, risk and expense; provided, however, that PLK will not consent to the entry of any judgment or enter into any settlement without Master Franchisee’s prior written consent, which consent will not be unreasonably withheld or delayed.

20.9	For as long as this Agreement remains in effect and for three years thereafter (which may be satisfied by a prepaid tail policy), Master Franchisee shall maintain the following insurance:

20.9.1

Commercial General Liability coverage on a per occurrence form, that includes broad form coverage for “contractual liability,“ “property damage,“ “products liability,“ “bodily injury,“ “advertising injury,“ and “personal injury“ liability as those terms are defined in Insurance Services Office (ISO) Form CG00-01 or its equivalent. The policies shall provide the minimum limits of no less than the amounts set forth below, contain a waiver subrogation in favour of the PLK Indemnified Parties, and name as additional insureds by policy endorsement the PLK Indemnified Parties. Advertising injury coverage provided under the Commercial General Liability insurance must include coverage for Claims arising out of or related to: (i) invasion or infringement or interference with the right of privacy or publicity, whether under common law or statutory law; (ii) infringement of copyright or trademark, whether under statutory or common law; (iii) libel, slander or other forms of defamation; and (iv) plagiarism, piracy or unfair competition resulting from the alleged unauthorized use of titles, formats, ideas, characters, plots, performers, or other material.

CERTAIN PORTIONS OF THE EXHIBIT THAT ARE NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL HAVE BEEN REDACTED PURSUANT TO ITEM 601(b)(10)(iv) OF REGULATION S-K. [****] INDICATES THAT INFORMATION HAS BEEN REDACTED.

20.9.2

Workers’ Compensation coverage that includes all coverage required under the laws of each province or part of the Territory in which Master Franchisee conducts business operations in any way related to the PLK Indemnified Parties and should contain a waiver subrogation in favour of the PLK Indemnified Parties.

20.9.3

Prior to the opening of the first Franchised Restaurant, Error and Omissions or Advertising Agency  Professional  Liability Insurance insuring the contractual liability assumed by Master Franchisee under this Agreement, with respect to Intellectual Property Claims. The policy shall provide the minimum limits of no less than the amounts set forth below, contain a waiver subrogation in favour of the PLK Indemnified Parties, and name the PLK Indemnified Parties as additional insureds by policy endorsement.

20.9.4

All risks property insurance, providing coverage for fire, lightning, explosion, windstorm, typhoon, flood and earthquake or other natural or man-made disaster, shall be maintained for the full replacement value of a Direct-Owned Restaurant which is sufficient to satisfy any co-insurance clause contained in the policy, provided that where the Direct-Owned Restaurant is a leasehold, cover rental insurance shall not be required.

20.9.5

Business interruption insurance to insure Master Franchisee for losses incurred as a result of business interruption, providing coverage for fire, lightning, explosion, windstorm, typhoon, flood, earthquake or other natural or man-made disaster, which causes the Direct-Owned Restaurant (or any part of them) to be closed for a period of time. Such business interruption insurance policy will, at a minimum, provide a level of coverage to Master Franchisee sufficient for Master Franchisee to be able to pay to PLK, on a monthly basis, the estimated Royalty Fees that Master Franchisee would have been obligated to pay had the  business interruption not occurred. The foregoing amount is calculated by taking the average monthly Gross Sales of the Direct-Owned Restaurant(s) over the twelve (12) months immediately preceding the date of the business interruption (or in the case where the Direct-Owned Restaurant has not been open for twelve (12) months, Master Franchisee’s estimate of the average monthly Gross Sales) and multiplying such number by the Royalty Percentage.

20.9.6

All insurance policies required pursuant to this Agreement shall provide the minimum limits of no less than the amounts set forth below and shall not be sub-limited with respect to PLK, Affiliates of PLK or this Agreement. Additionally, the policies shall contain a waiver of subrogation in favour of the PLK Indemnified Parties, and name as additional insureds by policy endorsement the PLK Indemnified Parties. Further, all insurance shall be provided on a primary basis and shall not seek contribution from any separate insurance maintained by PLK or any PLK Affiliates, regardless of the “other insurance” or similar provisions of the respective policies of insurance. All insurance coverage required herein shall be provided by an insurance company or companies with minimum AM Best ratings of “A(X)” or “A10”, where “A” is the Financial Strength Rating (“FSR”) and (X) or (10) is the Financial Size Category (“FSC”). In the event that an AM Best rating is not available, a minimum Standard and Poor’s FSR of “A” and an FSC (surplus) at least equal to an AM Best rating of “X” is required, which may be supplied by a PLK approved credit rating agency. Each policy shall provide for thirty (30) Days’ notice to PLK from the insurer by registered mail, return receipt requested, in the event of any unrestricted prior written notice of cancellation, non-renewal or change in coverage.

CERTAIN PORTIONS OF THE EXHIBIT THAT ARE NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL HAVE BEEN REDACTED PURSUANT TO ITEM 601(b)(10)(iv) OF REGULATION S-K. [****] INDICATES THAT INFORMATION HAS BEEN REDACTED.

20.9.7

Each and every policy required pursuant to this Agreement, except as noted, shall have maximum deductibles of Fifty Thousand Dollars US$50,000 subject to approval by PLK and shall have the coverage limits set out in Schedule 7.

20.9.8

The addition of the PLK Indemnified Parties as additional insureds or its equivalents shall be effectuated through an endorsement to Master Franchisee’s insurance policies, without any language of limitation affecting coverage. All certificates of insurance and policy endorsements required herein shall be provided by Master Franchisee to PLK at 8 Cross St, Manulife Tower, #28-01/07, Singapore 048424, with a copy to General Counsel at 5707 Blue Lagoon Drive, Miami, FL, 33126 (or to the address of the third party designee of PLK) in the manner required for written notices hereunder, or to such other address as may be designated by PLK. All policies must be renewed, and a renewal certificate of insurance must be provided to PLK or its designated agent prior to the expiration date(s) of the policies.

20.9.9

Master Franchisee must not do nor omit to do any act which is or may render any of the insurance policies void or voidable. If PLK determines that a particular insurer is unacceptable to PLK and so notifies Master Franchisee, Master Franchisee will use all reasonable efforts to obtain alternative or additional insurance from an insurer acceptable to PLK prior to the expiration of the relevant policy and furnish to PLK certificates of insurance evidencing that such alternative or additional insurance coverage is in effect. The insurance afforded by the policy or policies required under this Agreement shall be primary and not contributory with PLK’s insurance and shall not be limited in any way by reason of the insurance which may be maintained by PLK.

20.9.10

Master Franchisee shall require its Affiliates to, and use best efforts to require all third party subcontractors and suppliers to, maintain insurance coverages consistent with the requirements and amounts set forth in this clause 20.

20.9.11

Master Franchisee’s failure to secure and maintain proper insurance coverage for itself and its Affiliates as required in the preceding sub-clause, or failure to use reasonable efforts to ensure that all of Master Franchisee’s third party subcontractors and suppliers have the proper insurance coverage as required in the preceding sub-clause, will not relieve Master Franchisee of its responsibility to indemnify and defend a PLK Indemnified Party, and shall, of itself, constitute a material breach of this Agreement.

21  ASSIGNMENT AND TRANSFER

21.1

Except with respect to assignment or transfer to a wholly-owned subsidiary or parent company that owns all of the interests in Master Franchisee (which subsidiary or parent company, as applicable, must be, and remain during the Term, a single-purpose entity, the business of which is limited to the development, operation and servicing of Popeyes Restaurants and any activities ancillary thereto), this Agreement and the Development Rights granted to Master Franchisee may not be sold, assigned, transferred, leased, licensed or sub-licensed, charged, mortgaged, pledged, hypothecated, encumbered or otherwise disposed of, whether directly or indirectly (“Transferred”) by Master Franchisee, in whole or in part, voluntarily or involuntarily by operation of law or otherwise, nor shall Master Franchisee have any right to sub-license any of the rights granted under this Agreement except as expressly provided herein, nor shall Master Franchisee be permitted to subcontract the whole or any substantial part of its obligations under this Agreement, or to transfer any material assets that are necessary for Master Franchisee or any Affiliate thereof to operate its Direct-Owned Restaurants or fulfil its other material obligations under any of the Transaction Agreements or Franchise Agreements, without the prior written consent of PLK, which consent may be withheld at PLK’s sole and complete discretion. Any Transfer described in this clause 21.1 without compliance with the terms hereof shall be void and of no effect.

CERTAIN PORTIONS OF THE EXHIBIT THAT ARE NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL HAVE BEEN REDACTED PURSUANT TO ITEM 601(b)(10)(iv) OF REGULATION S-K. [****] INDICATES THAT INFORMATION HAS BEEN REDACTED.

21.2

In the event that PLK sells, transfers, assigns, licenses or otherwise conveys the rights to the Popeyes Marks, Popeyes Domain Names and/or Popeyes Intellectual Property Rights previously licensed by PLK for the operation of the Popeyes System in the Territory to any Person (an “IP Transferee”), PLK shall assign this Agreement, and all the rights and obligations of PLK hereunder, to such IP Transferee, in which case the IP Transferee shall license such intellectual property to Master Franchisee as contemplated in this Agreement, and Master Franchisee’s rights and obligations hereunder shall remain in full force and effect. Subject to the foregoing, PLK may transfer or assign this Agreement, and all of the rights and obligations of PLK hereunder to (a) an Affiliate of PLK or (b) an IP Transferee, and each of Master Franchisee, the JVC and the Shareholder hereby grants its prior and irrevocable consent to such assignment, and waives any requirement of prior notice. PLK will provide Master Franchisee, the JVC and the Shareholder with formal written notice of the assignment within fifteen (15) Days following its completion. Master Franchisee, the JVC and the Shareholder shall take all such actions as PLK shall reasonably require or as required by applicable Law to effect such transfer.

22  CURRENCY, EXCHANGE CONTROL AND TAXATION

22.1

All payments to PLK required under this Agreement shall be made in US$ (the “Required Currency”) into such bank account in Singapore, or such other place as PLK shall designate (the “Required Country”). Master Franchisee shall, at its expense, make all necessary and appropriate applications to such Authorities as may be requested by PLK or as may be required by Law for transmittal and payment of the Required Currency to PLK. Such payment shall be made by such method as PLK may from time to time stipulate. Each conversion from the RMBand/or MOP (“Local Currency”) to the Required Currency shall be made at the Conversion Rate for the purchase of the Required Currency as of the last bank trading Day of the month on which the payment is based, or in the case of the Direct-Owned Restaurant Unit Fee and Franchised Restaurant Unit Fee, as of the close of business on the last bank trading Day preceding the invoice date for the respective Direct-Owned Restaurant Unit Fee and Franchised Restaurant Unit Fee. At Master Franchisee’s request, PLK will provide Master Franchisee with confirmation of the applicable Conversion Rate. To the extent such application to the Authorities is denied or the convertibility of each Local Currency to the Required Currency is insufficient to make any of the required payments to PLK pursuant to this Agreement, Master Franchisee undertakes and agrees to pay such monies in the Required Currency from Master Franchisee or its subsidiaries’ global assets.

22.2

As and when any consent is required under any applicable Law for the remittance of royalties and other payments to PLK or to an Affiliate of PLK nominated by PLK, Master Franchisee will at its own expense make all necessary and appropriate applications to such Authorities as may be necessary or desirable to facilitate the transmittal and payment of sums due under this Agreement in accordance with the time frames set forth herein.

22.3

In the event that Master Franchisee shall at any time be prohibited from making any payment in US$ outside of the Territory, Master Franchisee shall immediately notify PLK of this fact and such payment shall thereupon be made to such place and in such currency as may be selected by PLK and acceptable to the appropriate Authorities, all in accordance with remittance instructions furnished by PLK. The acceptance by PLK of any payment in a currency other than that of the Required Currency or in a territory other than the Required Country or a destination as specified by PLK does not release Master Franchisee from its obligation to make future payments in the Required Currency to the Required Country or a destination as specified by PLK.

CERTAIN PORTIONS OF THE EXHIBIT THAT ARE NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL HAVE BEEN REDACTED PURSUANT TO ITEM 601(b)(10)(iv) OF REGULATION S-K. [****] INDICATES THAT INFORMATION HAS BEEN REDACTED.

22.4

If at any time there exists an exchange control, governmental regulation or any Law which prohibits the payment to PLK of the amounts due to PLK under this Agreement, the Company Franchise Agreement and/or any Unit Addendum in the Required Currency and the Required Country (“Payment Restriction”), Master Franchisee shall immediately reserve and keep in a separate account such amounts for the benefit of PLK (the “Reserve Account”) or, at the option of PLK, pay such amounts in the Local Currency to a Person designated by PLK. For a period of at least six(6) months, PLK and Master Franchisee shall use commercially reasonable efforts to reach an agreement regarding payment of the applicable amounts due to PLK in the Required Currency and the Required Country. If such efforts are not successful after such six (6) month period, PLK and Master Franchisee shall use commercially reasonable efforts over a three (3) month period to agree to form a new master franchisee with the same beneficial ownership as the Master Franchisee (the “Substitute Master Franchisee”) and transfer the rights and obligations of Master Franchisee to such Substitute Master Franchisee to permit such payments to resume. If such efforts are not successful after such three (3) month period, PLK and Master Franchisee shall use commercially reasonable efforts to agree to make the payments in an alternative form, including the use of alternative currencies, entrance into new service or delivery contracts, or payment of extraordinary dividends. As soon as the Payment Restriction is no longer in effect, Master Franchisee shall make payments from the Reserve Account to PLK or PLK’s designee in an aggregate amount equal to the amounts subject to the Payment Restriction, less any amounts paid by the Substitute Master Franchisee or in an alternative form, if applicable. Master Franchisee agrees not to make any dividend payments or similar payments to its shareholders until (or simultaneously with) the payment to PLK of all amounts subject to the Payment Restriction, less any amounts paid by the Substitute Master Franchisee or in an alternative form, if applicable. Master Franchisee shall bear all costs associated with the formation of a Substitute Master Franchisee or any alternate method of payment pursuant to this clause 22.4. Notwithstanding the foregoing, in the event that (i) PLK reasonably determines that any other Person similarly situated to Master Franchisee has been able to make payments in the Required Currency notwithstanding the Payment Restriction, has determined the means by which such other Person is making such payments, has given Master Franchisee ninety (90) days to implement the same or similar measures to make payments in the Required Currency, and Master Franchisee continues to be unable to make payments after receiving written notice from PLK, or (ii) the Payment Restriction is in effect for a period of more than three (3) years, PLK may terminate this Agreement immediately upon notice to Master Franchisee.

22.5

It is understood and agreed by the Parties that Master Franchisee (including, for certainty, the Approved Subsidiaries) will be responsible for complying with any Indirect Tax obligation in respect of any payment made by Master Franchisee (including, for certainty, the Approved Subsidiaries) pursuant to this Agreement and any and all other tax liabilities except Indirect Taxes arising out of this Agreement will be the responsibility of the Party owing such Taxes. Notwithstanding the foregoing or anything else herein, the Parties have agreed that all amounts payable pursuant to this Agreement by Master Franchisee do not include Indirect Tax and, in the event Indirect Tax applies under either existing law or a future change in statute or interpretation that results in Indirect Tax on such amounts, Master Franchisee will bear the economic burden of such Indirect Tax either through payment of the Indirect Tax to PLK or, if Master Franchisee is required by Law to deduct and pay the applicable Indirect tax to the relevant Tax Authority, Master Franchisee will gross up all amounts payable pursuant to this Agreement by the applicable Indirect Tax and remit payment of the applicable Indirect Tax amount to the relevant Tax Authority, without any deduction from amounts payable under this Agreement. For greater clarity, all payments made under this Agreement shall be made in full, free of any deduction or set off whatsoever, except Withholding Income Tax as required by the applicable Law of the Territory.

CERTAIN PORTIONS OF THE EXHIBIT THAT ARE NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL HAVE BEEN REDACTED PURSUANT TO ITEM 601(b)(10)(iv) OF REGULATION S-K. [****] INDICATES THAT INFORMATION HAS BEEN REDACTED.

22.6

In the event that Master Franchisee (including, for certainty, the Approved Subsidiaries) is required to withhold an amount in respect of Withholding Income Tax liability of a payee as a result of any of the payments set out in this Agreement made by or on behalf of Master Franchisee, Master Franchisee shall withhold from such payments such Withholding Income Taxes as are required by Law and remit payment of all amounts in respect of Withholding Income Tax liability, with all necessary forms, to the applicable Tax Authority in the Territory in accordance with applicable Law. To the extent that any Authority imposes a penalty and/or interest for failure to properly withhold and remit Withholding Income Tax in connection with any payment made by Master Franchisee to PLK, Master Franchisee will be solely responsible for the payment of such penalties and related interest and PLK shall have no responsibility or liability therefor. For the avoidance of doubt, the amount so withheld for Withholding Income Tax shall be deducted from the amount required to be paid by Master Franchisee to PLK hereunder. Master Franchisee shall provide PLK with corresponding receipts from the relevant Tax Authority in the Territory to evidence such payments or amounts withheld to support a Claim against PLK’s Singapore (or other country’s) income taxes with respect to the taxes withheld and paid by Master Franchisee. In the event a Double Tax Treaty (“DTT”) exists between the payor and the payee jurisdiction, the payee will provide the necessary documentation to confirm eligibility to receive the benefits of the DTT by the required due date. Master Franchisee agrees to comply with the requirements of the DTT and file any required documentation with the applicable Tax Authority. Additionally, Master Franchisee agrees to cooperate with PLK by providing PLK with any information requested by PLK from Master Franchisee in order for PLK to comply with the requirements of the DTT.

22.7

If there is an exemption in the Territory for the application of Withholding Income Taxes or Indirect Taxes to any payments made by Master Franchisee to PLK or its designee, Master Franchisee will cooperate in good faith with PLK and take all reasonable steps necessary to ensure that PLK or its designee will be eligible for such exemption, including by applying for the exemption with the applicable Tax Authority.

23  AUDIT RIGHTS

23.1

During the Term and for one (1) year thereafter, PLK shall be entitled to inspect, and make copies, during normal business hours upon three (3) Business Days’ notice (and without giving notice in the case of emergency or suspecting malfeasance) any records and books of Master Franchisee and Master Franchisee must timely make all such books and records available to PLK at PLK’s request and deliver any copies of such books and records at PLK’s request. PLK shall not exercise this inspection right more frequently than three (3) times during any year. Master Franchisee must permit a representative of PLK to enter its offices and any training facility during normal business hours and without prior notice. PLK shall exercise commercially reasonable efforts to minimize disruption to the normal operation of Master Franchisee’s business.

23.2

PLK may, on reasonable notice and with such professional assistance as PLK may require, conduct an annual audit at its expense during each calendar year to ensure that Master Franchisee is complying with the Global Marketing Policy and providing the Services in accordance with this Agreement. Master Franchisee must cooperate in the conduct of any such audit, including by complying with its obligations under clause 23.1 and promptly and fully answering any questions and providing any information reasonably required by PLK.

CERTAIN PORTIONS OF THE EXHIBIT THAT ARE NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL HAVE BEEN REDACTED PURSUANT TO ITEM 601(b)(10)(iv) OF REGULATION S-K. [****] INDICATES THAT INFORMATION HAS BEEN REDACTED.

23.3

PLK may from time to time (but not more than once in any 12-month period unless it reasonably believes the circumstances warrant otherwise) require that an audit or review of the business affairs of any member of the China Group is carried out, and shall in such case, be entitled to designate an individual as PLK’s representative to carry out such audit or review on its behalf and at its sole cost and expense. PLK’s representative shall be entitled to: (a) visit and inspect any premises of the China Group and to discuss the affairs, finances and accounts of the China Group with its officers and directors; (b) access, examine and retain copies (at PLK’s sole cost and expense) of any books, records, accounts or other documents and information relating to the affairs of the China Group; provided that such examination shall be done during normal business hours without disruption to the business of the China Group and with reasonable prior notice; and (c) such access and cooperation from each member of the China Group as may be reasonable under the circumstances to facilitate the carrying out of such audit or review.

23.4

The Shareholder shall, and shall procure that each other member of the China Group shall, reasonably cooperate with PLK and provide PLK and/or its representatives and consultants with all documents, information, assistance (including reasonable access to the officers and employees of the Shareholder and each other member of the China Group but subject to legal privilege protection) in connection with any ethics or compliance investigations or audits relating to compliance with the Anti-Corruption Laws and/or other laws.

23.5

The Shareholder shall provide PLK with copies of the following information in accordance with the Accounting Principles: (a) monthly unaudited consolidated revenue and gross profit reports of the China Group within thirty (30) Business Days after the respective month end; (b) quarterly unaudited consolidated balance sheets and cash flow statements of the China Group within thirty (30) Business Days after the respective quarter end; (c) audited annual consolidated financial statements of the China Group (copying with all relevant legal requirements) which shall be prepared and reported on by the auditors of the Shareholder within a reasonable time and in any event within five (5) months after the end of the Financial Year in question; and (d) an itemized revenue and capital budget for each Financial Year covering each member of the China Group and showing proposed trading and cash flow figures, manning levels and all material proposed acquisitions, disposals and other commitments for that Financial Year.

23A   ANTI-CORRUPTION LAWS AND COMPLIANCE

23A.1

The Shareholder shall maintain a Compliance Plan, and the Shareholder shall cause each other member of the China Group to adopt such Compliance Plan. By January 15 of each Development Year, the Shareholder shall, upon PLK’s request, deliver to PLK a certificate duly executed by the Chief Executive Officer of the Shareholder certifying that each member of the China Group is in compliance with the Compliance Plan and that there has been no breach thereof during the prior Development Year.

23A.2

The Shareholder shall, and shall cause each other member of the China Group to, (a) provide anti-corruption training to its employees, officers and directors on a regular basis, and (b) comply with the accounting control provisions (if any) of the Anti-Corruption Laws.

23A.3

The Shareholder shall, and shall cause each other member of the China Group to, undertake that neither it, nor any of its Subsidiaries, nor any of their respective directors, officers, agents or employees or any other Person affiliated with or acting for or on behalf of them shall, (a) directly or indirectly, use or offer to use any corporate funds for contributions, gifts, entertainment or other payments relating to political activity, in each case, which are not in compliance with applicable Anti-Corruption Laws; (b) make any unlawful payment to a foreign or domestic government official (including employees of wholly state-owned or partially state-owned entities) or to foreign or domestic political parties or campaigns in violation of any applicable Anti-Corruption Laws; (c) make any bribe, rebate, payoff, influence payment, kickback or other similar payments or establish or maintain any unrecorded funds, in each case, which are not in compliance with all applicable Anti-Corruption Laws; or (d) agree to give any fit or similar benefit to any customer, supplier or other Person in violation of any applicable Anti-Corruption Laws.

CERTAIN PORTIONS OF THE EXHIBIT THAT ARE NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL HAVE BEEN REDACTED PURSUANT TO ITEM 601(b)(10)(iv) OF REGULATION S-K. [****] INDICATES THAT INFORMATION HAS BEEN REDACTED.

23A.4    The Shareholder shall devise and maintain a system of internal accounting controls for itself and other members of the China Group sufficient to provide  reasonable  assurances  that:  (a)  transactions  are  executed  in  accordance  with  management’s  general  or  specific  authorization;

(b) transactions are recorded as necessary (x) to permit preparation of financial statements in conformity with the Accounting Principles or any other criteria applicable to such statements, and (y) to maintain accountability for assets; (c) access to assets is permitted only in accordance with management’s general or specific authorization; and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

24  SEVERABILITY

Each of the Parties agrees that if any provisions of this Agreement may be construed in more than one way, one or more of which would render the provision illegal or otherwise voidable or unenforceable, and one of which would render the provision valid and enforceable, such provision shall have the meaning which renders it valid and enforceable. The language of all provisions of this Agreement shall be construed according to its fair meaning and not strictly against any Party. It is the intent of the Parties that the provisions of this Agreement be enforced to the fullest extent and should any court or other Authority determine that any provision herein is not enforceable as written in this Agreement, the Parties shall use their best endeavors to amend it consistent with the intent of the Parties so that it is enforceable to the fullest extent permissible under the laws and public policies of the jurisdiction in which the enforcement is sought. Subject to the preceding sentence, the provisions of this Agreement are severable and this Agreement shall be interpreted and enforced as if all completely invalid or unenforceable provisions were not contained in this Agreement, and partially valid and enforceable provisions shall be enforced to the extent that they are valid and enforceable.

25  ENTIRE AGREEMENT

This Agreement, together with the Company Franchise Agreement and each Unit Addendum entered into pursuant to this Agreement, and the other Transaction Agreements, constitute the entire agreement and understanding of the Parties with respect to the development and franchising of Popeyes Restaurants and related matters set out in the Transaction Agreements and supersedes all prior negotiations, commitments, representations, warranties and undertakings of the Parties (if any) with respect to the development and franchising of Popeyes Restaurants and related matters set out in the Transaction Agreements, whether written or oral, including the Original Agreement. The Parties acknowledge that they are not relying upon any representations, warranties, conditions, agreements or understandings, written or oral, made by the Parties as their agents or representatives, except as herein or therein specified. Neither this Agreement nor any term or provision of it may be changed, waived, discharged, or modified other than in writing and signed by the Parties. If there is a conflict between this Agreement and the Company Franchise Agreement, any Unit Addendum, any other Transaction Agreement, the Standards or any Exhibit or Schedule to this Agreement (other than the Development Schedule), the provisions contained in the body of this Agreement will control. If there is a conflict between the body of this Agreement and the Development Schedule, the Development Schedule will control.

26  NOTICES

Any notice, demand, request, consent, approval, authorization, designation, specification or other communication given or made, or required to be given or made hereunder, to or by a Party to this Agreement:

CERTAIN PORTIONS OF THE EXHIBIT THAT ARE NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL HAVE BEEN REDACTED PURSUANT TO ITEM 601(b)(10)(iv) OF REGULATION S-K. [****] INDICATES THAT INFORMATION HAS BEEN REDACTED.

26.1	must be in writing and in English addressed:

(a) if to PLK:	PLK APAC PTE. LTD.
8 Cross St, Manulife Tower, #28-01/07,
Singapore 048424
Attention: Head of Popeyes International; and
Head of Legal, International
Email: sdean@rbi.com

With a copy to	Popeyes Louisiana Kitchen, Inc
5707 Blue Lagoon Drive
Miami, FL 33126
Attention: General Counsel
Email:jgranat@rbi.com;
gonzalez1@rbi.com

(b) if to Master Franchisee	PLKC HK International Limited
c/o Cartesian Capital Group, LLC
505 Fifth Avenue, 15th Floor
New York, NY 10017
or as specified to the sender by any Party by notice; and

26.2

is regarded as being given by the sender and received by the addressee: (i) if by delivery in person (including by overnight courier service), when delivered to the addressee; (ii) if by certified, return receipt mail, on the earlier of actual receipt or the tenth (10th) Day after being deposited in the mail; or (iii) if by email, along with a PDF copy of all relevant attachments, when the sender receives evidence of delivery.

27  NON-WAIVER

The failure or delay on the part of a Party to exercise any right or option given to it under this Agreement, or to insist on strict compliance by the other Party with the terms of this Agreement, shall not constitute a waiver of any terms or conditions of this Agreement with respect to any other or subsequent breach, nor a waiver by the first Party of its right at any time thereafter to require exact and strict compliance with all the terms of this Agreement, nor shall acceptance by PLK of any money paid on behalf of Master Franchisee under this Agreement, under the Company Franchise Agreement, under any Unit Addendum or any other Transaction Agreement following any breach or default by Master Franchisee of any one or more of the terms or provisions of this Agreement, the Company Franchise Agreement, any Unit Addendum or any other Transaction Agreement, whether before or after notice to or knowledge of the breach or default by PLK, constitute a waiver by PLK of such breach or default. The rights or remedies of the Parties set out in this Agreement are in addition to any other rights or remedies which may be granted by law.

CERTAIN PORTIONS OF THE EXHIBIT THAT ARE NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL HAVE BEEN REDACTED PURSUANT TO ITEM 601(b)(10)(iv) OF REGULATION S-K. [****] INDICATES THAT INFORMATION HAS BEEN REDACTED.

28  RELATIONSHIP OF PARTIES

For purposes of this Agreement, Master Franchisee is an independent contractor and is not an agent, partner, joint venturer or employee of PLK, and no express or implied fiduciary relationship exists between Master Franchisee and PLK by virtue of this Agreement. Master Franchisee shall not, nor shall it attempt to, bind or obligate PLK in any way nor represent that it has any right to do so.

29  GOVERNING LAW & JURISDICTION; LANGUAGE

29.1

This Agreement and any non-contractual obligations, performance or liabilities arising out of or in connection with this Agreement is governed by and construed in accordance with the substantive Laws of New York without regard to conflicts of law principles. The United Nations Convention Contracts for the International Sale of Goods of 11 April 1980 is hereby waived and excluded from application to this Agreement.

29.2

If any dispute, controversy or Claim, in law or equity, arises out of or in connection with this Agreement or the business relationship created thereby, including the breach, termination or invalidity of this Agreement or any non-contractual obligations or liabilities arising out of, or in connection with, this Agreement (“Dispute”), any Party shall serve formal written notice on the other Parties that a Dispute has arisen and describing the nature of such Dispute (“Notice of Dispute”).

29.3

Any disputing Party may serve notice in writing on the other disputing Party that the Dispute shall be exclusively submitted to final and binding arbitration in accordance with the Rules of Arbitration of the International Chamber of Commerce in effect on the date of commencement of the arbitration (the “ICC Rules”), which rules are deemed to be incorporated by reference into this clause 29.4. The Parties undertake to each execute and perform, on a timely basis, all such agreements, documents, assurances, acts and things and to exercise all powers and rights available to them, including the giving of all information and documentation reasonably requested, the convening of all meetings, the giving of all waivers and the passing of all resolutions reasonably required to ensure the enforceability of any final award of the arbitrator in any jurisdiction where such enforceability is sought.

29.4

Notwithstanding the foregoing, a disputing Party shall be entitled to interim or conservatory measures pursuant to the ICC Rules, including, but not limited to, temporary injunctive relief to preserve or restore the status quo between the parties, if such Party reasonably believes that the timeline set forth in this clause 29 shall materially prejudice such Party.

29.5

The arbitral panel shall be composed of one (1) arbitrator to be appointed in accordance with the ICC Rules. Such arbitrator shall be a licensed lawyer or retired judge, in the latter case, who is affiliated with ADR Chambers, and has at least five (5) years of experience handling matters involving the Laws of the State of New York. The arbitrator shall: (i) have the exclusive authority to decide any issues regarding the applicability, interpretation, formation, or enforcement of this Agreement (including determining the arbitrability of any Dispute); (ii) be empowered to grant legal and equitable remedies (including injunctive relief) in connection with any Dispute submitted to arbitration; and (iii) issue a reasoned final award after making a determination on the merits of any such Dispute. The arbitrator shall award the prevailing party in the arbitration the reasonable attorneys’ fees and costs (including expert costs) incurred in connection with the arbitration and any related proceedings to enforce the arbitration award.

29.6

The place of arbitration shall be Miami, Florida and the language to be used in the arbitral proceedings shall be English, save that all documents attached to filings submitted to the tribunal do not have to be translated from their original language unless expressly ordered by the arbitrator in consultation with the Parties. All submissions to the arbitrator, save any documents attached to such submissions as set forth in this clause 29.6, shall be submitted in English.

CERTAIN PORTIONS OF THE EXHIBIT THAT ARE NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL HAVE BEEN REDACTED PURSUANT TO ITEM 601(b)(10)(iv) OF REGULATION S-K. [****] INDICATES THAT INFORMATION HAS BEEN REDACTED.

29.7

Any final award entered by the arbitrator shall be the final, binding and exclusive determination of any Dispute submitted to arbitration, and may be entered in any court having jurisdiction and any court where any party to the arbitration or its assets are located. Neither a party to an arbitration nor the arbitrator may disclose the existence, subject matter, content or results of any arbitration without the prior written consent of all parties, unless to protect or pursue a legal right or as may otherwise be required by applicable Law, Canadian or US franchise disclosure requirements, franchise disclosure requirements of the relevant jurisdiction in the Territory (or other foreign equivalent applicable in the circumstances) or disclosure requirements of the US Securities and Exchange Commission, the Ontario Securities Commission or any applicable foreign equivalent, or any stock exchange on which the Equity Securities of a Party or, its Affiliates may be listed or any other Authority.

29.8	The ICC Court may, at the request of a party to the arbitration, consolidate two or more arbitrations pending under the ICC Rules into a single arbitration in accordance with the ICC Rules.

29.9

The Parties agree that irreparable damage, for which there would be no adequate remedy at law, would occur if any provision of this Agreement were not performed in accordance with the terms hereof and each Party shall be entitled to seek injunctive relief to prevent breaches of this Agreement by the other Party, or to seek to enforce specifically the performance of the terms and provisions hereof, in addition to any other remedy to which a party is entitled at law or in equity. Each of the Parties hereby waives, in any action for specific performance or other equitable remedy (including for injunctive relief), the defence of adequacy of a remedy at law.

30  NO THIRD PARTY ENFORCEMENT RIGHTS

Except as expressly stipulated in this Agreement, this Agreement shall not grant any right to Persons who are not a Party to this Agreement. To the extent this Agreement expressly grants rights to third parties, the parties to this Agreement shall be permitted to change or exclude such rights at any time without the consent of the respective third party.

31  SURVIVAL

The expiry or termination of this Agreement shall be without prejudice to any rights which shall have accrued to a Party prior to the date of such termination or expiry, shall not affect or diminish the binding force or effect of any provisions of this Agreement which expressly or by their nature are intended to survive the expiration or termination of this Agreement and, without limitation shall not release Master Franchisee from the obligation to pay any sum outstanding under this Agreement.

32  PARTIES TO THIS AGREEMENT ALL LEGALLY ADVISED

Each of the Parties to this Agreement acknowledges that it has taken or has had the opportunity to take all such independent professional advice as it deems appropriate, including legal advice and declares that it understands and accepts all of the terms and conditions of this Agreement.

33  INTEREST

Master Franchisee shall pay to PLK interest on any sum overdue under this Agreement, in the currency in which the overdue sum is required to be paid, calculated on a daily basis from the due date until payment in full at the rate of ten percent (10%) per annum. Entitlement to such interest shall be in addition to any other remedies PLK may have. It is acknowledged that the late payment interest payable pursuant to this clause 33 is not a penalty but the Parties’ reasonable pre-estimate of the loss incurred by PLK as a result of late payments of amounts due to it under this Agreement.

CERTAIN PORTIONS OF THE EXHIBIT THAT ARE NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL HAVE BEEN REDACTED PURSUANT TO ITEM 601(b)(10)(iv) OF REGULATION S-K. [****] INDICATES THAT INFORMATION HAS BEEN REDACTED.

34  COUNTERPARTS

This Agreement may be executed in any number of counterparts, and by each Party on separate counterparts. Each counterpart is an original, but all counterparts shall together constitute one and the same instrument. Delivery of a counterpart of this Agreement by e-mail attachment or by facsimile shall be an effective mode of delivery.

35  SPECIAL COVENANTS

35.1	Regulatory Approval.

35.1.1

This Agreement, the Company Franchise Agreement, and the Unit Addenda are subject to all governmental approvals, registrations or filings required by applicable Law within the Territory (“Approvals”). To the extent any Approvals must be obtained to operate the business contemplated in this Agreement, the Company Franchise Agreement, and the Unit Addenda within the Territory, Master Franchisee shall use best efforts to obtain any such Approval at Master Franchisee’s expense, including the modification, amendment or other alteration of this Agreement, the Company Franchise Agreement, or the Unit Addenda as may be required by the relevant Authority. Notwithstanding the preceding provisions of this clause 35.1.1, Master Franchisee agrees not to apply for Approval until after PLK has had an opportunity to review and comment on all materials to be filed with any Authority. PLK shall use commercially reasonable efforts to promptly review and comment on such materials.

35.1.2

In the event that any Approval is required to enable Master Franchisee or any Affiliate thereof to enter any Unit Addendum for a Direct-Owned Restaurant, Master Franchisee shall obtain such Approval at its sole responsibility and cost. Master Franchisee shall provide PLK with copies of such Approvals. Without limitation of the foregoing, if any translations or certifications are required of this Agreement, the Company Franchise Agreement, any Unit Addendum or any license agreement, Master Franchisee shall pay for any costs of complying with such requirements. Master Franchisee hereby agrees to indemnify PLK in relation to all Losses or other amounts incurred by PLK arising from Master Franchisee’s failure to obtain the Approvals set out in this clause 35.1.2.

35.2	Recordal or Registration.

In the event that this Agreement, the Company Franchise Agreement, and/or any Unit Addendum and/or Franchise Agreements shall be recorded or registered with any Authority in the Territory, whether or not such recordal or registration is required by PLK, Master Franchisee or both, Master Franchisee shall bear the costs related to the making of such recordal or registration, including all translation costs, filing fees and attorneys’ fees and expenses reasonably incurred by PLK. If Master Franchisee is directed by PLK to make the recordal or registration, Master Franchisee hereby agrees to indemnify PLK in relation to all costs, expenses, damages, loss or other amounts incurred by PLK arising from Master Franchisee’s failure to do so. Upon termination or expiration of this Agreement for any reason, Master Franchisee will cooperate with PLK as required in order to terminate the recordal of Master Franchisee as a registered user with the Intellectual Property Office (of the Territory).

CERTAIN PORTIONS OF THE EXHIBIT THAT ARE NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL HAVE BEEN REDACTED PURSUANT TO ITEM 601(b)(10)(iv) OF REGULATION S-K. [****] INDICATES THAT INFORMATION HAS BEEN REDACTED.

35.3	Stamp Duty

In the event that this Agreement must be stamped in the Territory, Master Franchisee shall attend to the stamping and shall bear the cost of any stamp duty arising in relation to such stamping as and when due (including any fines or penalties) within thirty (30) Days of execution of this Agreement, or sooner if required under applicable Law. Master Franchisee shall provide evidence to PLK of its compliance with this clause 35.3, including obtaining, at its expense, certified copies for all other Parties to this Agreement.

35.4	Anti-Terrorism

Master Franchisee agrees to comply with and to use commercially reasonable efforts to assist PLK in PLK’s efforts to comply with Anti-Terrorism Laws. In connection with such compliance, Master Franchisee certifies, represents, and warrants that none of its property or interests are subject to being “blocked” under any of the Anti-Terrorism Laws and that Master Franchisee is not otherwise in violation of any of the Anti-Terrorism Laws. Master Franchisee:

a)

certifies that it and its owners, employees, or anyone associated with it are not listed in the Annex to Executive Order 13224. Master Franchisee agrees not to hire or to permit any Franchisees to hire (or, if already employed, retain the employment of) any individual who is listed in the Annex; and

b)

is solely responsible for ascertaining what actions it shall take to comply with the Anti-Terrorism Laws, and Master Franchisee specifically acknowledges and agrees that its indemnification responsibilities set forth in this Agreement pertain to its obligations under this clause.

Any misrepresentation under this clause or any violation of the Anti-Terrorism Laws by Master Franchisee, its agents or employees constitutes grounds for immediate termination of this Agreement and any other agreement Master Franchisee has entered with PLK or any of PLK’s Affiliates.

35.5	Language

The language of this Agreement is English. To the extent that any translation from English to any other official language in the Territory may be required of this Agreement or any document or information under it, it shall be at the cost of Master Franchisee, and Master Franchisee shall provide a copy of the translation to PLK on request. In such event, the English version of this Agreement or document or information shall alone govern all matters of interpretation of this Agreement.

[Signature Page Follows]

CERTAIN PORTIONS OF THE EXHIBIT THAT ARE NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL HAVE BEEN REDACTED PURSUANT TO ITEM 601(b)(10)(iv) OF REGULATION S-K. [****] INDICATES THAT INFORMATION HAS BEEN REDACTED.

This Agreement is executed by the Parties as of the day and year indicated on the first page of this Agreement.

SIGNED by
Authorized Director
For and on behalf of
PLK APAC PTE. LTD.

SIGNED by
For and on behalf of
PLKC HK INTERNATIONAL LIMITED

SIGNED by
For and on behalf of
TH INTERNATIONAL LIMITED

SIGNED by
For and on behalf of
PLKC INTERNATIONAL LIMITED

CERTAIN PORTIONS OF THE EXHIBIT THAT ARE NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL HAVE BEEN REDACTED PURSUANT TO ITEM 601(b)(10)(iv) OF REGULATION S-K. [****] INDICATES THAT INFORMATION HAS BEEN REDACTED.

SCHEDULE 1 – List of Competitive Business

• Chick-fil-A	• BHC
• Chicken Cottage	• Cheogajip
• Dixie’s Fried Chicken	• Kyochon Chicken
• Kentucky Fried Chicken, KFC	• Hosigi Two Chickens
• Kennedy Fried Chicken	• Goopne Chicken
• Buffalo Wings	• Chooks-to-go
• Zaxby’s	• California Fried Chicken
• Bojangles’	• Oporto
• Wingstop	• Red Rooster
• Church’s Chicken (or Texas Chicken)	• Bonchon Chicken
• El Pollo Loco	• Nando’s
• Chester’s International	• Chickeria
• Dicos	• Chicken Treat
• CNHLS	• Papaye
• Pelicana	• Jollibee
• Nene Chicken	• Richeese Factory
• Fried Chicken Master
• Fat Daddy American Fried Chicken
• Hot-Star Large Fried Chicken
• Napoli Fried Chicken

CERTAIN PORTIONS OF THE EXHIBIT THAT ARE NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL HAVE BEEN REDACTED PURSUANT TO ITEM 601(b)(10)(iv) OF REGULATION S-K. [****] INDICATES THAT INFORMATION HAS BEEN REDACTED.

SCHEDULE 2 – Development Schedule

Subject to the terms of this Development Schedule and this Agreement:

(a)            Development Years 1-10. Master Franchisee agrees to develop, open, build, and operate, or license Franchisees to develop, open, build, and operate, on a cumulative basis, at least 1,700 Popeyes Restaurants in the Territory, by the end of Development Year 10, as follows (each a “Cumulative Opening Target”):

Development Year	Cumulative Opening Targets
1 (from Original Commencement Date to December 31, 2023)	[****]
2 (from January 1, 2023 to December 31, 2024)	[****]
3 (from January 1, 2024 to December 31, 2025)	[****]
4 (from January 1, 2025 to December 31, 2026)	[****]
5 (from January 1, 2026 to December 31, 2027)	[****]
6 (from January 1, 2027 to December 31, 2028)	[****]
7 (from January 1, 2028 to December 31, 2029)	[****]
8 (from January 1, 2029 to December 31, 2030)	[****]
9 (from January 1, 2030 to December 31, 2031)	[****]
10 (from January 1, 2031 to December 31, 2032)	[****]
TOTAL	[****]

(b)            Development Years 11 – 20. Subject to clause 6.9 of the Agreement and provided the Agreement remains in full force and effect, by no later than seven (7) months prior to the end of Development Year 10, the Parties will meet and use commercially reasonable efforts to agree upon a development plan for Development Years 11 through 20 (inclusive). During Development Year 11 through 20, Master Franchisee will develop, build and operate, or license Franchisees to develop, build and operate, the number of Restaurants agreed upon by the Parties. If the Parties fail to reach agreement with respect to the number of Restaurants to be developed by Master Franchisees during Development Years 11 through 20 prior to the commencement of Development Year 11, then the number of Restaurants open and operating at the end of each Development Year must increase (net of closures) as compared to the prior Development Year by a minimum of [****] Restaurants (each, an “Annual Opening Target”).

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CERTAIN PORTIONS OF THE EXHIBIT THAT ARE NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL HAVE BEEN REDACTED PURSUANT TO ITEM 601(b)(10)(iv) OF REGULATION S-K. [****] INDICATES THAT INFORMATION HAS BEEN REDACTED.

(c)            General. The Targets set forth in this Development Schedule are expressed net of closures. Development Year 1 will begin on the Commencement Date and end on December 31, 2023 and each successive Development Year will be the calendar year.

(d)            Extension Period. Subject to clause 6.9 of the Agreement, by no later than seven (7) months prior to the end of Development Year 19, provided the Agreement remains in full force and effect and Master Franchisee has issued the Extension Notice, the Parties will meet and use commercially reasonable efforts to agree upon a development plan for the Extension Period. During the Extension Period, Master Franchisee will develop, build and operate, or license Franchisees to develop, build and operate, the number of Restaurants agreed upon by the Parties. If the Parties fail to reach agreement with respect to the number of Restaurants to be developed by Master Franchisees during the Extension Period prior to the commencement of the Extension Period, then the number of Restaurants open and operating at the end of each Development Year during the Extension Period must increase (net of closures) as compared to the prior Development Year by a minimum of [****] Restaurants (each, an “Extension Period Target”).

3

CERTAIN PORTIONS OF THE EXHIBIT THAT ARE NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL HAVE BEEN REDACTED PURSUANT TO ITEM 601(b)(10)(iv) OF REGULATION S-K. [****] INDICATES THAT INFORMATION HAS BEEN REDACTED.

SCHEDULE 3

Territory Map

[****]

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CERTAIN PORTIONS OF THE EXHIBIT THAT ARE NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL HAVE BEEN REDACTED PURSUANT TO ITEM 601(b)(10)(iv) OF REGULATION S-K. [****] INDICATES THAT INFORMATION HAS BEEN REDACTED.

SCHEDULE 4

Trademarks

REGISTERED TRADEMARKS: CHINA

Trademark	Status	Application Number	Application Date	Registration Number	Registration Date	Class
BO PAI SI (POPEYES in Chinese)	Registered	45170467	04/03/2020	45170467	11/14/2020	43
BO PAI SI (POPEYES in Chinese)	Registered	45143379	04/03/2020	45143379	08/21/2021	35
BO PAI SI (POPEYES in Chinese)	Registered	50076150	09/25/2020	50076150	12/14/2021	35
BO PAI SI (POPEYES in Chinese)	Registered	49822654	09/17/2020	49822654	06/21/2022	30
POPEYES	Registered	93092432	09/29/1993	776871	01/28/1995	42
POPEYES	Registered	16747981	04/20/2015	16747981	09/07/2016	29
POPEYES	Registered	29535240	03/12/2018	29535240	07/21/2021	43
POPEYES	Registered	37601383	04/18/2019	37601383	07/21/2022	43
POPEYES	Registered	50039910	09/25/2020	50039910	08/14/2022	43
POPEYES (Stylized Standing Letters)	Registered	45309347	04/10/2020	45309347	03/21/2022	43
POPEYES BO PAI SI (English & Chinese)	Registered	56358667	05/25/2021	56358667	03/14/2022	43
POPEYES in Chinese (2 character mark)	Registered	919293	12/21/1996	919293	12/21/1996	29
POPEYES in Chinese (2 character mark)	Registered	95029456	03/21/1995	931831	01/14/1997	42
POPEYES in Chinese (3 character mark)	Registered	960096471	08/23/1996	1091140	08/28/1997	29
POPEYES in Chinese (3 character mark)	Registered	32700154	08/06/2018	32700154	04/14/2019	43
Poppy Standing Design	Registered	56641238	06/03/2021	56641238	08/07/2022	43
Poppy Standing Design	Registered	50791055	10/28/2020	50791055	08/14/2022	43

5

CERTAIN PORTIONS OF THE EXHIBIT THAT ARE NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL HAVE BEEN REDACTED PURSUANT TO ITEM 601(b)(10)(iv) OF REGULATION S-K. [****] INDICATES THAT INFORMATION HAS BEEN REDACTED.

SCHEDULE 4A CORE MARKS

POPEYES	Registered	93092432	09/29/1993	776871	01/28/1995	42
POPEYES	Registered	16747981	04/20/2015	16747981	09/07/2016	29
POPEYES	Registered	29535240	03/12/2018	29535240	07/21/2021	43
POPEYES	Registered	37601383	04/18/2019	37601383	07/21/2022	43
POPEYES	Registered	50039910	09/25/2020	50039910	08/14/2022	43

6

CERTAIN PORTIONS OF THE EXHIBIT THAT ARE NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL HAVE BEEN REDACTED PURSUANT TO ITEM 601(b)(10)(iv) OF REGULATION S-K. [****] INDICATES THAT INFORMATION HAS BEEN REDACTED.

SCHEDULE 5

Permitted Existing Businesses

Tim Hortons

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SCHEDULE 6

Core Menu Items

•  Mild Bone-in Chicken

•  Spicy Bone-in Chicken

•  Mild Chicken Sandwich

•  Spicy Chicken Sandwich

•  Cajun Fries

•  Additional Sides (2)

•  Chicken Tenders

•  Chicken Nuggets

•  Seafood Offering (1)

•  At least 3 dipping sauces

•  Desserts (2)

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CERTAIN PORTIONS OF THE EXHIBIT THAT ARE NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL HAVE BEEN REDACTED PURSUANT TO ITEM 601(b)(10)(iv) OF REGULATION S-K. [****] INDICATES THAT INFORMATION HAS BEEN REDACTED.

SCHEDULE 7

Required Insurance

For as long as this Agreement remains in effect and for three years thereafter (which may be satisfied by a prepaid tail policy), Master Franchisee shall maintain the insurance set out in Section 20. Each and every policy required pursuant to this Agreement, except as noted, shall have maximum deductibles of Fifty Thousand U.S. Dollars (USD$50,000) subject to approval by PLK and shall have coverage limits of:

i. Comprehensive General Liability Insurance, including products liability coverage with limits of at least Five Million U.S. Dollars (USD$5,000,000) per occurrence and Ten Million U.S. Dollars (USD$10,000,000) per occurrence in umbrella/excess liability coverage, for damage, injury and/or death to persons and damage and/or injury to property;

ii.	Automotive liability insurance, including bodily injury and property damage for all owned, non-owned and hired vehicles: no minimum requirement.

iii.	Worker’s Compensation Insurance and Employer’s Liability Insurance coverage required under the applicable Laws in the Territory; and

iv. Fidelity/Fiduciary Insurance, in an aggregate amount of not less than Five Million U.S. Dollars (USD$5,000,000) per occurrence (funded from the Ad Fund); and Master Franchisee shall, upon full execution of this Agreement (and on the policy anniversary dates or as otherwise reasonably requested by PLK), obtain from its insurers certificates confirming that all required insurance coverage is in effect and Master Franchisee shall obtain copies of all endorsements that add the PLK Indemnified Parties as additional insureds to the policies.

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EXHIBIT A – COMPANY FRANCHISE AGREEMENT

-see attached-

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EXHIBIT B

Level 2 Agreed Scope

FORM OF AGREED SCOPE – LEVEL 2 BACKGROUND CHECK

A.	Retrieval of corporate structure, registration and ownership information pertaining to each Relevant Person (which is not a natural person), where available, and other company affiliations.

B.	Verification of each Relevant Person’s identifying information, including marital status, where available.

C.

Comprehensive searches of local public record repositories, where available, in an effort to identify adverse information pertaining to the Relevant Persons, be it civil and criminal litigation, adverse regulatory filings, bankruptcy filings, state and federal tax liens or significant monetary judgments.

D.	Source inquiries with local public and industry sources, as appropriate.

E.

Comprehensive searches of a wide range of English-language media sources in an effort to identify instances in which the Relevant Persons have been included in news reports suggesting direct or indirect involvement with bribery, corruption, money-laundering, kickbacks, organised crime, embezzlement and/or fraud.

F.

Searches of the appropriate foreign-language news sources in an effort to identify instances in which the Relevant Persons have been included in news reports suggesting direct or indirect involvement with bribery, corruption, money-laundering, kickbacks, organised crime, embezzlement and/or fraud.

G.

English and, where possible, foreign-language internet research in an effort to identify authoritative information suggesting the Relevant Persons have been involved directly or indirectly with bribery, corruption, money-laundering, kickbacks, organised crime, embezzlement and/or fraud.

H.

Searches of a proprietary, subscription database comprising Politically Exposed Persons (PEPs) and state-owned entities in an effort to identify any nexus on the part of the Relevant Persons with any government agencies and/or high-ranking public officials.

I.

Comprehensive searches of U.S. and international sanction and watch lists for any reference to the Relevant Persons, inclusive of the Office of Foreign Assets Control Specially Designated Nationals list (OFAC SDN), the U.S. Government’s System for Award Management (“SAM”), the FBI Most Wanted Lists and Interpol Red Notices.

J.

Searches of redundant proprietary databases in an effort to identify instances in which the Relevant Persons have been associated with any investigations, indictments, or prosecutions related to enforcement of the Foreign Corrupt Practices Act (FCPA).

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EXHIBIT C – DEVELOPMENT PROCEDURES FOR FRANCHISED RESTAURANTS

1.1

Master Franchisee must follow the development processes and procedures described in clause 6 above and the additional development processes and procedures set out below in connection with the development of Franchised Restaurants.

1.2

With respect to each Franchised Restaurant, the Franchisee must apply for and obtain franchise approval in writing from Master Franchisee (“Franchise Approval”). The Franchisee must submit all relevant information and documents to Master Franchisee. As part of the Franchise Approval procedures, the Franchisee must, as a condition to the granting of Franchise Approval, have obtained operational, financial, credit and legal approval as well as Franchisee Site Approval (as defined below) from Master Franchisee.

1.3

Master Franchisee must conduct and provide PLK with a Level 2 Background Check on any new Franchisee and all principals thereof. The results of such Level 2 Background Check shall reveal (i) no prior or current criminal activity which would, or would reasonably be expected to, rise to the level of a felony offense, (ii) no evidence of significant moral turpitude or reputational issues, (iii) that the Franchisee or any of the principals thereof have not voluntarily disclosed or admitted to, or have not otherwise been found by a court of competent jurisdiction to have violated, attempted to violate, aided or abetted another party to violate, or conspired to violate, any of the Anti-Corruption Laws, or (iv) the Franchisee or any of the principals thereof, owns, operates or controls a competitor of an RBI brand or is a former or existing franchisee of an RBI brand.

1.4	The Franchisee must submit all relevant information and documents to Master Franchisee for any proposed new Franchised Restaurant.

1.5

Once Franchise Approval is obtained, the Franchisee shall apply for and obtain approval from Master Franchisee to build a Franchised Restaurant at a particular location within the Territory in accordance with Master Franchisee’s approval procedures (“Franchisee Site Approval”). Franchisee Site Approval is a prerequisite to authorization of Master Franchisee to the Franchisee to construct a Franchised Restaurant at a particular location. Master Franchisee shall grant or deny Franchisee Site Approval based on its business judgment, subject to the provisions set forth in clause 6 above. If the Franchisee enters into any legally binding commitment with vendors or lessors of a potential site before Master Franchisee has first given Franchisee Site Approval, then the Franchisee shall bear the entire risk of loss or damage resulting from a subsequent decision of Master Franchisee not to give Franchisee Site Approval. In particular and without prejudice to the generality of the foregoing:

1.5.1

The Franchisee Site Approval application shall contain detailed information regarding the site and the market around the site, including without limitation, a statement regarding the area of the proposed Franchised Restaurant which shall equal or exceed the minimum areas, together with an estimate of sales, and shall use the application format from time to time adopted by PLK applicable to the Territory. The Franchisee shall acknowledge and agree that any site selection assistance provided by Master Franchisee or its Affiliates is not intended and shall not be construed or interpreted as a representation, warranty or guarantee that the site (or any other site) will achieve the estimated sales or otherwise succeed, nor shall any location recommendation made by PLK, Master  Franchisee  or  their  respective Affiliates be deemed a representation that any particular location is available for use as a Franchised Restaurant.

1.5.2

Master Franchisee shall not be required to give consideration to any site application unless all information of Franchisee, and Franchisee’s Affiliates (as applicable) reasonably required by Master Franchisee in such application has been fully provided. If Franchisee is aware of any material fact or information which Franchisee (or its Affiliates, as applicable) has not provided for in any forms or other documents to be lodged with any application, Franchisee shall provide such information to Master Franchisee in writing as a supplement to such application.

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1.5.3The following requirements relating to site acquisition and construction shall apply:

1.5.3.1	The Franchisee assumes all cost, liability, expense and responsibility in locating, acquiring and developing the sites and of construction of any Franchised Restaurants to be developed.

1.5.3.2

All Franchised Restaurants shall be constructed, equipped and furnished in accordance with approved plans and specifications included in the Standards. These plans and specifications shall include the architectural design of the building, style, size and interior décor and color schemes, internal and external signage as well as the proposed kitchen layout, service format and equipment. If, and to the extent that, the Franchisee requires architectural and engineering services, it will contract for those services independently at its own expense.

1.5.3.3	Master Franchisee shall notify PLK when a Franchised Restaurant is under construction so that PLK can issue the TH# for the Restaurant. The PLK# number will identify the Franchised Restaurant.

1.5.4

The Franchisee shall agree that by granting approval of any site or the approval of any plans and specifications or of any other matter relating to the development of a Restaurant, neither PLK nor Master Franchisee shall be deemed to be making, and no Affiliate of PLK or Master Franchisee or any Person on behalf of PLK or Master Franchisee is or shall be deemed to be making, any representation or warranty relating directly or indirectly to the success or viability of, or any other matter relating to, the Franchised Restaurant and any such representation or warranty is hereby expressly excluded. The Franchisee shall confirm that it has not relied on any warranty, representation or advice that may be given by any Person by or on behalf of PLK, Master Franchisee or their respective Affiliates.

1.5.5

Once Master Franchisee has given written Franchisee Site Approval, the Franchisee may proceed to negotiate a lease or other interest in the land or building required to secure the site. As soon as the Franchisee secures such interest it shall notify Master Franchisee accordingly. The Franchisee shall also notify Master Franchisee accordingly if it fails or reasonably believes that it has failed to secure the site.

1.5.6

Master Franchisee’s approval of the lease or purchase agreement shall be conditioned upon inclusion in the lease or purchase agreement of terms acceptable to Master Franchisee, and Master Franchisee shall have the right to require inclusion of any or all of the following provisions, which will:

1.5.6.1	Allow the Franchisee the right to elect to assign the leasehold interest to Master Franchisee or an Affiliate or franchisee of PLK, in each case, without landlord consent and any increase in rent;

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1.5.6.2

In case of lease of the site, require the lessor to provide Master Franchisee with a copy of any notice of deficiency under the lease sent to the Franchisee, at the same time as such notice is sent to the Franchisee (as the lessee under the lease), and which grants Master Franchisee the right (but not obligation) to cure any of the Franchisee’s deficiencies under the lease within fifteen (15) Business Days after the expiration of the period in which the Franchisee has to cure any such default, should the Franchisee fail to do so; and

1.5.6.3	Require that the premises be used solely for the operation of a Franchised Restaurant.

Additionally, at Master Franchisee’s request and in such form as Master Franchisee shall require, the Franchisee shall provide evidence of its interest in the site including a copy of any document in or translated into English evidencing such interest.

1.5.7

In determining whether or not to grant any approval referred to in this Agreement including, but not limited to, Franchisee Site Approval, Master Franchisee may have regard to any relevant matter or thing in its sole discretion, including to the protection of the Popeyes System, to its own interests and to the orderly and proper development of Restaurants in the Territory, and the interests of other operators of Popeyes Restaurants in the Territory, or in other areas adjacent to or which may be directly or indirectly impacted by the operation of this Agreement and any Franchise Agreements.

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EXHIBIT D – PRODUCT APPROVAL NOTICE

[PLK]

Re:          Approved Product:

Name of Proposed Supplier(s):

Dear Sir/Madam:

Reference is made to the Master Development Agreement dated [     ] [           ] (the “Agreement”) by and among Popeyes Restaurants International (PLK) and [Insert Name of Master Franchisee]. Capitalized terms used but not defined in this Product Approval Notice have the meanings set forth in the Agreement. This is the “Product Approval Notice” referred to in clause 10.3.1 of the Agreement.

This is to advise you that Master Franchisee hereby requests that PLK approve the supplier(s) referenced above (the “Proposed Supplier(s)”) to provide the Approved Products referenced above.

Pursuant to the requirements of clause 10.3.1 of the Agreement, we have enclosed the following:

1.Audit Report of              with respect to [the/each] Proposed Supplier;

2.Copies of PLK’s Master GTCs (with no changes thereto or with changes that have been approved by PLK) executed by all of the Proposed Suppliers; and

3.Other.

PLK WILL USE COMMERCIALLY REASONABLE EFFORTS TO NOTIFY MASTER FRANCHISEE OF ITS DECISION WHETHER TO APPROVE OR DISAPPROVE OF THE PROPOSED SUPPLIER(S) WITHIN 90 DAYS AFTER RECEIPT OF THIS APPROVAL NOTICE. FAILURE BY PLK TO NOTIFY MASTER FRANCHISEE OF ITS DECISION WITHIN SUCH 90 DAY PERIOD SHALL NOT OPERATE AS A DEEMED CONSENT OF THE PROPOSED SUPPLIER(S).

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EXHIBIT E – TERMS & CONDITIONS OF SUPPLY OF MARKETING SERVICES

Terms and Conditions of Supply/Marketing Services

Operating Procedures.

1.In conducting Marketing Activities under the Master Development Agreement,                                  (the “Company”) shall comply with the provisions of these Terms and Condition of Supply to the extent the Company conducts any Marketing Activities wherein the Company has access to Personal Information of Franchisees, as defined in Appendix A.1 attached hereto and incorporated herein by this reference.

2.In connection with conducting Marketing Activities, the Company may engage Marketing Agencies to provide such services so long as each such Marketing Agency signs an agreement with the Company in the form set forth as APPENDIX A.2, attached hereto and incorporated herein by this reference. The Marketing Agency will provide Marketing Services to the Company pursuant the terms and conditions of this Agreement and will bill the Company directly for the rendition of such services. In no event will PLK be liable for the financial obligations of the Company or any Franchisee who utilizes the services of a Marketing Agency. The Company shall inform PLK when it will seek to engage an agency to provide Marketing Services. In no event shall any separate agreement with the Company and any Marketing Agency conflict with the terms and conditions of this Agreement and the Company must submit all agreements between the Company and a Marketing Agency to PLK for PLK’s reasonable approval prior to the execution of the agreement by the Marketing Agency and the Company. Upon reasonable approval by PLK of a services agreement between a Marketing Agency and the Company, the Company shall submit a fully executed copy of each such agreement to PLK within ten (10) days of full execution of such agreement. The Company shall not make any amendments to the form of APPENDIX A.2, without the prior written consent of PLK. PLK shall promptly respond to the Company.

3.The Company shall be responsible for handling and responding to in a timely fashion to all unsolicited advertising ideas, proposals, concepts, suggestions or tangible materials submitted to the Company and in doing so shall comply with PLK’s Unsolicited Ideas Policy, as may be modified by PLK from time to time and provided to the Company by PLK

4.In connection with media buying services, the Company shall comply with PLK’s Media Buying Guidelines and will provide proof of performance to PLK, in accordance with PLK’s policies and practices relating to media purchasing, as may be modified by PLK from time to time. Such proof of performance shall be made available to PLK at PLK’s place of business, on reasonable notice.

5.PLK shall not have any liability as to any media, suppliers or other third parties subcontracted by the Company, including to any Marketing Agency, and including further liability for payment of any fees or costs due and owing to such parties pursuant to any agreement between Company and such parties. Company shall include in any contracts it makes with such parties the following legend: “[●] shall be solely liable for payment under this contract. Under no circumstances will PLK be liable to you for payment hereunder.”

Exhibit E

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6.(a)Company shall not contract or subcontract with any of PLK’s employees or any Affiliates of such employees without PLK’s written approval after prior disclosure of the relationship. Approval shall be obtained from PLK’s Legal Director.

(b)Company shall not pay any gratuities, commissions or fees, or grant any rebates, to any employee or officer of PLK, or to any of PLK’s Affiliates or franchisees, or any employee or officer thereof, for his or her personal or private benefit, nor favor any such officer, employee or franchisee with gifts, travel or entertainment (other than that which would be considered normal business-related meals) of any substantial cost or value, nor enter into any business arrangements with them which benefit them personally or privately.

(c)In connection with Services provided under this Agreement, Company shall not pay, or procure or authorize a third party to pay, any direct or indirect product or cash allowances, rebates, brokerage fees, finders’ fees, commissions or any other consideration of any kind to any third party, including any PLK Affiliate, any franchisee, or any of their representatives or employees, or any other third party associated with such services, except as explicitly provided in this Agreement, or with PLK’s written approval, provided that this provision shall not affect Company’s payments to its own employees. Subject to the limitations contained in this paragraph, Company warrants and represents that in the event that it receives any allowance, rebate or fee from any third party in connection with this Agreement, the Company will deposit such funds into the Ad Fund.

(d)Company shall comply with the PLK’s Vendor Code, attached hereto as Appendix D attached hereto and incorporated herein by this specific reference.

7.In connection with Services provided by Company hereunder, Company shall use its commercially reasonable efforts to obtain the most favorable prices, terms and conditions for all materials, services, media and rights purchased on behalf of the Franchisees. The materials, services, media and rights so acquired will become the property of PLK.

8.(a)Notwithstanding anything herein to the contrary, and subject to any Third Party Rights (as hereinafter defined) all tangible and intangible property or materials developed or prepared by Company pursuant to this Agreement, including, but not limited to, all concepts, plans, sketches, ideas, promotions, commercials, films, photographs, illustrations, transcriptions, software, literary and artistic materials, recommendations, trademarks, service marks, copy, layouts, scripts, artistic materials, finished or unfinished, whether created by Company or a third party supplier, including, but not limited to, a Marketing Agency, or a combination thereof, and all drafts and versions thereof, whether used or unused (“Material”), shall be and remain the exclusive property of PLK. As used herein, “Third Party Rights” means the rights retained by the licensors, creators or owners of intellectual property (including, but not limited to, photographs, video images and sound recordings), as to which a limited use license has been acquired by Company in connection with the development or preparation of Materials. Company acknowledges and agrees that, subject to Third Party Rights, PLK, its  employees,  subsidiaries, successors, agents and assigns and any others acting with PLK’s permission or under its authority, and without any limitations as to time or territory, have the exclusive right to copyright, use, publish, reproduce, alter and prepare derivative works of the Material for art, advertising, trade or any other lawful purpose whatsoever, in or through any media or combination of media, now existing or yet to be invented, and whether Company’s Services under this Agreement have been terminated, and without payment of any compensation to Company for the same. Neither Company nor any of its third party suppliers, including, any Marketing Agencies, shall permit any party (other than PLK, Franchisees and others designated by PLK) to use any Material without PLK’s prior written permission.

Exhibit E

17

CERTAIN PORTIONS OF THE EXHIBIT THAT ARE NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL HAVE BEEN REDACTED PURSUANT TO ITEM 601(b)(10)(iv) OF REGULATION S-K. [****] INDICATES THAT INFORMATION HAS BEEN REDACTED.

(b)Without in any way limiting the applicability of this section 8, the Company acknowledges that any material developed by the Company itself pursuant to this Agreement, with the exception of Third Party Rights, is and shall be deemed to be “work made for hire,” and that PLK is and shall be deemed to be the author or creator of such material, and that PLK is the exclusive owner of all intellectual property rights, title and interest, including the copyrights and any and all other intellectual property rights, in and to such material. If, for any reason, any of such materials is not found to have been created as work made-for-hire, or, for any other reason that the Company is the owner of intellectual property rights to such materials, Company hereby assigns (and agrees to assign at the direction of PLK) all its right, title and interest in and to such materials, including the copyrights of such material, to PLK. Company shall execute, acknowledge and deliver to PLK any instruments that, in the sole judgment and discretion of PLK, may be deemed necessary to carry out such assignment, and to protect PLK’s rights in the materials, and otherwise to carry out the purposes and intent of this Agreement (“Assignment Documents”). In the event any Assignment Document is not executed, acknowledged and delivered to PLK, within ten (10) days following a request therefor, PLK is hereby irrevocably granted a power of attorney to execute such Assignment Document on Company’s behalf. If Company executes any contract pursuant to this Agreement for the development of materials and/or ideas, to the extent that such contract is not for the licensing of Third Party Rights, such contract shall provide that no subcontractor or other third party shall have any interest in the property of PLK, including any security interest in any such property.

(c)Company agrees to secure all third party consents, releases and contracts necessary to evidence PLK’s rights (which are subject to Third Party Rights) in any material provided by Company under this Agreement.

(d)Company will not use any trademark, service mark, name, slogan, logo, or domain name developed by Company in materials developed under this Agreement unless Company has received confirmation approving such use from PLK’s trademark counsel. If the marks, name, slogan, logo, or domain name are ultimately used in materials developed by Company, then Company agrees that such marks, name, slogan, logo, or domain name are and shall remain PLK’s sole property. The Company shall not obtain or attempt to obtain, during the Term of this Agreement, or at any time thereafter, any right, title or interest in or to any mark, name, slogan, logo, or domain name owned by PLK or PLK or any other intellectual property used or owned by PLK or PLK.

9.The Company shall safeguard all materials bearing Popeyes Marks and Popeyes Domain Names in its and its third party suppliers’ possession and the Company will be responsible for their loss, damage or destruction. The Company shall exert its commercially reasonable efforts to prevent any loss to PLK marks, name, slogan, logo, or domain name resulting from the failure of proper performance by any third party. Upon PLK’s written request, the Company shall deliver to PLK all props, costumes, wardrobe items and other objects purchased for use in the production of Materials.

10.During the term of this Agreement and for one year thereafter, representatives or agents designated by PLK may, upon reasonable notice and during normal business hours, examine the records and files of the Company, covering the Company’s dealings with Marketing Agencies, production vendors and other third parties. PLK shall have access to the time records of all Marketing Agency employees who work or have worked on the Company account and to cost accounting records of Marketing Agency relating solely to the services performed by Marketing Agency hereunder, except for individual salaries.

Exhibit E

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CERTAIN PORTIONS OF THE EXHIBIT THAT ARE NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL HAVE BEEN REDACTED PURSUANT TO ITEM 601(b)(10)(iv) OF REGULATION S-K. [****] INDICATES THAT INFORMATION HAS BEEN REDACTED.

APPENDIX A.1

PERSONAL INFORMATION & SECURITY

Definitions

(a)“Security Breach” means: (1) any act or omission that materially compromises either Personal Information or the physical, technical, administrative, or organizational safeguards put in place by Agency (or its agents or subcontractors) that relate to the protection of Personal Information; or (2) receipt of a complaint in relation to the privacy practices of Agency, a breach or alleged breach of this Agreement or the privacy or data protection policies of Agency that involve Personal Information.

(b)“Personal Information” means information provided by or at the direction of Popeyes Restaurants International GmbH (“PLK”), or to which access was provided in the course of Agency’s performance of the Agreement that: (1) identifies or distinguishes an individual, such as name, signature, address, telephone number, email address, date of birth, device ID, or any other unique identifier as pursuant to applicable law; or (2) that can be used to authenticate that individual including employee identification number, Social Security Number, driver’s license number  or  other  government-issued  identification number, passwords or personal identification numbers (PINs), biometric or health data, answers to security questions, or other personal identifiers. PLK employee’s business contact information is not by itself Personal Information. Personal Information qualifies as Confidential Information under this Agreement.

(c)“Highly Sensitive Personal Information” means a person’s government-issued identification number, financial account number, credit card number, debit card number, credit report, or biometric or health data.

Security Breach Notification

(a)Agency shall notify PLK and the Company immediately of a Security Breach, and in any event within twelve (12) hours, after it becomes aware of such breach and shall provide PLK and the Company with the name and contact information for a primary security contact within Agency who will be available to assist PLK 24 hours per day, 7 days per week in resolving obligations associated with the Security Breach. Agency shall notify PLK and the Company of any Security Breach by e-mailing.

(b)Immediately following such discovery and notification to PLK and the Company, the parties will coordinate with each other to investigate the Security Breach. Agency agrees to fully cooperate with PLK and the Company in PLK’s and the Company’s handling of the matter, including any investigation, providing PLK with physical access to the facilities and operations affected, facilitating interviews with Agency’s employees and others involved in the matter, and making available all relevant records, logs, files, and data reporting or other obligations required by applicable law, regulation, standard, or as otherwise required by PLK and the Company.

(c)Agency shall take immediate steps to remedy the Security Breach at Agency’s expense in accordance with applicable privacy rights, laws, and standards. Agency shall reimburse PLK and the Company for actual costs incurred in responding to and/or mitigating damages caused by a Security Breach.

Appendix

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(d)Except as may be expressly required by applicable law, Agency agrees that it will not inform any third party (other than applicable law enforcement or as required by applicable law) of any Security Breach without first obtaining PLK’s and the Company’s prior written consent, other than to inform a complainant that the matter has been forwarded to PLK’s legal counsel. Further, Agency agrees that PLK and the Company shall have the sole right to determine: (1) whether notice of the Security Breach is to be provided to any individuals, regulators, law enforcement agencies, consumer reporting agencies, or others as required by law or regulation, or in PLK’s and the Company’s discretion; and (2) the contents of such notice, whether any type of remediation may be offered to affected persons, and the nature and extent of any such remediation. Any such notice or remediation shall be at Agency’s sole cost and expense.

(e)Agency agrees to cooperate with PLK and the Company in any litigation or other formal action against third parties deemed necessary by PLK and the Company to protect its rights.

(f)Agency will promptly use its best efforts to prevent a recurrence of any such Security Breach. Upon PLK’s request, Agency shall, at its sole costa and expense, engage a third party security company agreed upon by PLK and Agency, to conduct a security audit and to provide a written security plan to address any issues related to such Security Breach and as otherwise identified in such audit.

Standard of Care

Agency acknowledges that in the course of its performance of the services, Agency may receive or have access to Personal Information. In recognition of the foregoing, Agency covenants and agrees that:

(a)It will keep and maintain all Personal Information in strict confidence, using such degree of care as is appropriate to avoid unauthorized use, transfer, sharing, or disclosure.

(b)It will use and disclose Personal Information solely and exclusively for the purposes for which such information, or access to it, is provided pursuant to the terms of this Agreement, and will not use, sell, rent, transfer, distribute, or otherwise disclose or make available Personal Information for Agency’s own purposes or for the benefit of anyone other than PLK and the Company without PLK’s and the Company’s express written permission.

(c)It will not, directly or indirectly, disclose Personal Information to anyone outside PLK and the Company including  subcontractors,  agents, outsourcers and auditors (hereinafter a “Third Party”), without express written permission from PLK and the Company unless and to the extent required by law enforcement or government bodies or as otherwise to the extent expressly required by applicable law or regulations. To the extent Agency discloses or makes Personal Information available to a Third Party, Agency shall remain liable to PLK and the Company for the actions and omissions of the Third Party and shall require pursuant to a written agreement signed by the Third Party that the Third Party complies with the terms and conditions of the Agreement including the data privacy and security requirements terms set forth in this Agreement, as if they were Agency.

Appendix

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Information Security

(a)Agency is responsible for any unauthorized collection, access, use, storage, disposal, or disclosure of Personal Information by its employees, agents or subcontractors under its control or in its possession. Without limiting the foregoing, Agency shall implement and maintain appropriate safeguards to protect the Personal Information that are no less rigorous than accepted industry practices (such as ISO 27001:2013, SOC 2 Type 2, SOC 2 Type 1 or other industry standards of information security) to protect the Personal Information from unauthorized access, destruction, use, modification, or disclosure, as well as with the Payment Card Industry Data Security Standard requirements (PCI DSS).

(b)At a minimum, Agency’s information safeguards shall include: (1) secure business facilities, data centers, paper files, servers, back-up systems and computing equipment including, but not limited to, all mobile devices and other equipment with information storage capability; (2) network, device application, database and platform security; (3) secure transmission, storage and disposal; (4) authentication and access controls within media, applications, operating systems and equipment; (5) encryption of Highly Sensitive Personal Information stored on any electronic notebook, portable hard drive, or removable electronic media with information storage capability, such as compact discs, flash drives and tapes; (6) encryption of Highly Sensitive Personal Information when transmitted over public or wireless networks; (7) strictly segregating Personal Information from information of PLK/Company competitors so that both types of information are not commingled on any one system; (8) personnel security and integrity including, but not limited to, background checks consistent with applicable law; and (9) limiting access of Personal Information, and providing privacy and information security training, to Agency’s Authorized Employees. “Authorized Employees” are Agency’s employees or contractors who have a need to know or otherwise access the Personal Information to enable Agency to perform its obligations under this Agreement, and who are bound in writing by obligations of confidentiality sufficient to protect the Personal Information in accordance with the terms of this Agreement.

(c)Upon PLK’s and the Company’s written request, Agency will promptly identify all Authorized Employees in writing as of the date of the request. During the term of each Authorized Employee’s employment by Agency, Agency will at all times cause such Authorized Employees to strictly abide by its obligations under this Agreement. Agency further agrees that it will maintain a disciplinary process to address any unauthorized access, use or disclosure of Personal Information by any of Agency’s officers, partners, principals, employees, agents or independent contractors.

(d)Upon PLK’s or the Company’s written request, Agency shall provide PLK and the Company with a network diagram that outlines Agency’s Information Technology network and all equipment in relation to fulfilling the terms of this Agreement, including: (1) connectivity to PLK and the Company and all third parties who may access Agency’s network to the extent the network contains Personal Information; (2) all network connections including remote access services and wireless connectivity; (3) all access control devices (e.g., firewall, packet filters, intrusion detection, access-list routers); (4) any backup or redundant servers, and (5) permitted access through each network connection.

Appendix

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Oversight of Security Compliance

Upon request, Agency shall grant PLK and the Company, or a third party acting on PLK’s or the Company’s behalf, permission to perform an assessment, audit, examination, or review of controls in Agency’s environment in relation to the Personal Information being handled and/or services being provided to confirm compliance with the Agreement, as well as any applicable laws, regulations, and industry standards. Agency shall fully cooperate with such assessment by providing access to knowledgeable personnel, physical premises, documentation, infrastructure, and application software that processes, stores, or transports Personal Information pursuant to the Agreement. In addition, upon request, Agency shall provide PLK with the results of any audit performed at Agency’s sole cost and expense that assesses the effectiveness of Agency’s information security program as relevant to the security and confidentiality of Personal Information shared during the course of this Agreement.

Injunctive Relief

Agency acknowledges and agrees that a breach of any data privacy and security obligation set forth in this Agreement may result in irreparable harm for which monetary damages may not provide a sufficient remedy, and as a result, PLK and the Company will be entitled to seek both monetary damages and equitable relief. Further, Agency’s failure to comply with any of the provisions of this Agreement shall be deemed a material breach of the Agreement, and PLK may terminate the Agreement for cause without liability to Agency.

Indemnity

Agency will indemnify, defend and hold harmless PLK and the Company, and their parents, subsidiaries and affiliates, and each of their respective officers, shareholders, directors, employees, and agents and all of their successors and assigns from and against any third party claims, suits, judgments, losses, fines, liabilities, assessments and expenses (whether fixed or contingent, and including reasonable attorneys’ fees and expenses) that arise from or are related to any failure to comply with any of Agency’s data privacy and security obligations under the Agreement, or Agency’s gross negligence or wilful misconduct that results in a Security Breach.

Appendix

22

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APPENDIX A.2

TERMS AND CONDITIONS OF SUPPLY AGREEMENT

For

Marketing Services for

Marketing Agencies

This Terms and Conditions of Supply Agreement for Marketing Services (as defined below) (the “Agreement”) is entered into and effective as of this day of         , 20     (the “Effective Date”) by and between                having a principal place of business                         at                                                         (“Client”), and the company identified in the signature block below as “Marketing Agency.”

This Agreement, which includes the attached Terms and Conditions, shall govern Marketing Agency’s provision of Marketing Services (as defined below) to the Popeyes® System (as defined below) in all or any portion of the Territory (as defined below) as of the Effective Date set forth above and shall constitute the agreement between Client and Marketing Agency.

This Agreement shall supersede any Terms and Conditions of Supply previously issued to Marketing Agency and shall apply to any and all Marketing Services provided by Marketing Agency to the POPEYES® System on or after the Effective Date.

In consideration of the designation by Client of Marketing Agency as an approved Marketing Agency to the POPEYES® System and intending to be legally bound, Marketing Agency agrees to the attached Terms and Conditions.

Appendix

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ENTERED INTO BY:

(“Client”)
(“Marketing Agency”)
(Please Print full Company Name)
By:
By:		Name:
Title:
Name:		Address:

Title:

Address:		Phone:	( )
		Email:	( )
Date:

Phone:	( )
Email:

Date:

Appendix

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TERMS AND CONDITIONS

Definitions.

1.	When used in this Agreement, the following terms have the meanings set forth below:

(a)“Affiliate” of a Party means any other corporation, partnership, or individual (i) which directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with such Party; (ii) which beneficially owns or holds 5% or more of the shares of any class of the voting stock of such Party; or (iii) of which such Party beneficially owns or hold 5% or more of the shares of the voting stock. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Party whether through the ownership of voting stock, by contract or otherwise.

(b)“Franchise Agreement” means a franchise agreement or license agreement by and between PLK and/or its Affiliate and a Franchisee pursuant to which, among other things, PLK and/or its Affiliates has granted such Franchisee a license to use the Popeyes Marks.

(c)“Franchisees” means any and all franchisees operating POPEYES® restaurants in the Territory under a valid Franchise Agreement.

(d)“Marketing Services” means all services performed by Marketing Agency pursuant to this Agreement, which shall include advertising, marketing, media buying, public relations, design, development, delivery and implementation of any website and provision of the other deliverables.

(e)“Parties” means, collectively, the signatories to this Agreement and their successors and assigns.

(f)“Party” means each of the signatories to this Agreement and their respective successors and assigns.

(g)“PLK” means Popeyes Restaurants International GmbH and the franchisor of the Popeyes® brand in the Territory.

(h)“Popeyes® System” means the system of Client-owned and Franchisee-owned POPEYES® restaurants in the Territory.

(i)“Territory” means locations within the de jure boundaries of [X] as specifically defined by Client from time to time.

Marketing Agency’s Responsibilities and Compensation.

2(a)Marketing Agency, under the terms of this Agreement, shall render undivided loyalty and allegiance to the POPEYES® System and Client in relation to the advertising and promotion of POPEYES® restaurant products and services in the Territory.

(b)Marketing Agency shall exert its best efforts on behalf of Client to perform, as requested by Client Marketing Services. Nothing in this Agreement shall give Marketing Agency the right to perform such services for the POPEYES® System on an exclusive basis. These services will be performed by Marketing Agency, to the extent requested by Client, at the national, divisional, regional and local levels in the Territory. These services shall include the scope of services set forth on Appendix A, attached hereto and incorporated herein by this reference. In addition, Marketing Agency shall comply with the provisions of Appendix B, attached hereto and incorporated herein by this reference to the extent Marketing Agency provides any Marketing Services to Client wherein Marketing Agency has access to Personal Information as defined on Appendix B. Notwithstanding anything herein to the contrary, Marketing Agency understands that Client shall be solely liable for payment under this contract. Under no circumstances will PLK or its Affiliates be liable to Marketing Agency for payment hereunder.

Appendix

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(c)Marketing Agency shall be responsible for handling and responding to in a timely fashion all unsolicited advertising ideas, proposals, concepts, suggestions or tangible materials submitted to Client forwarded to Marketing Agency and/ or otherwise submitted directly to Marketing Agency.

(d)If requested by Client to do so in writing, Marketing Agency shall render additional services to Client. The fee and scope of any additional services shall be mutually agreed in writing between the Marketing Agency and Client and such additional services will be reflected in a written amendment to Appendix A of this Agreement, signed between Client and Marketing Agency.

(e)In connection with media buying services, Marketing Agency shall comply with Client’s Media Buying Guidelines and will provide proof of performance to Client in accordance with PLK’s or its Affiliates’ policies and practices relating to media purchasing, as may be modified by PLK and its Affiliates from time to time. Such proof of performance shall be made available to Client at Client’s place of business, on reasonable notice.

3.Client shall have the right to request specific Marketing Agency employees and independent contractors to perform the work required pursuant to this Agreement. With respect to any such requested employees or independent contractors, Marketing Agency shall, within a reasonable time of such request (but no later than ten (10) days thereafter), require such requested Marketing Agency employees or independent contractors to begin work under this Agreement and to complete such work by a reasonable date specified by Client. With respect to work performed by independent contractors, Client shall have the right to designate a reasonable date by which such work shall be completed. Client shall also have the right to request the removal of specific Marketing Agency employees and independent contractors from work under this Agreement and Marketing Agency, upon receipt of such request, shall immediately remove any such Marketing Agency employees and/or independent contractors.

4.(a)Marketing Agency shall ensure that all necessary contracts, authorizations or releases have been obtained with or from parties of interest, and with or from those whose names, likeness, testimonials, scripts, songs, lyrics, jingles or similar materials or rights are used in materials prepared under this Agreement. Marketing Agency shall insure that no third party has any ownership interest in materials prepared under the terms of this Agreement, including, but not limited to, any names, slogans, concepts and graphic designs, except “Third Party Rights” (as defined in Section 21(a) hereof) as otherwise agreed to in writing by Client prior to any use of such materials.

Appendix

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(b)In the event Marketing Agency requires performers for use in broadcast advertising production (“Talent” and collectively “Talents”) under this Agreement,, such Talent may be engaged directly by Marketing Agency or through an outside service (“Talent Payment Service”), but in no event shall such Talents be considered Client or Franchisee employees. Marketing Agency shall (or Marketing Agency shall cause the Talent Payment Service, if applicable, to) withhold all legally required taxes for all Talent, and prepare and file all required tax filings. Marketing Agency shall be responsible for the payment of all applicable performing artists’ rates, use and reuse fees, and such other obligations (collectively “Union Obligations”) as may arise out of Marketing Agency’s employment of such Talent. Marketing Agency shall ensure that all agreements with unions relating to services hereunder (collectively “Union Agreements”) shall provide that Marketing Agency (or Talent Payment Service, if applicable) is solely liable for payments to Talent that may become due because  of the POPEYES® System’s  use of the Talent in  the advertising materials. Therefore, Marketing  Agency shall indemnify each  “Client Indemnitee” (as defined in Section 25(a)) hereof against any loss or expense such Client Indemnitee may sustain (including reasonable attorneys’ fees) resulting from any claim, suit or proceeding made or brought against each Client Indemnitee when such claim, suit or proceeding arises out of obligations under a Union Agreement relating to the production or use of the materials. Marketing Agency must include estimates of Union Obligations in production estimates prior to production.

(c)Talent hired as models for print or other media uses of photography (e.g., Internet, point of sale or packaging) shall be hired as independent contractors and in no event shall they be considered employees of Client and/or any Franchisee.

(d)Marketing Agency shall ensure that all materials prepared or used by it under this Agreement, including all advertising copy, promotions as implemented, and the rules used in any promotion, comply with all applicable local, state, provincial, and national laws, rules and regulations, and all guidelines and standards of applicable public or private agencies, including television networks. Marketing Agency is responsible for obtaining network/broadcast clearance for the benefit of Client and Franchisees of all materials, including slogans and taglines, created or used by Marketing Agency hereunder.

(e)Marketing Agency shall proofread all materials, including those approved in writing by Client, as applicable, which Marketing Agency produces hereunder. Client and Franchisees will not be liable for the payment of any charges or other costs that are the result of mistakes or negligence on the part of Marketing Agency or a third party supplier, including production mistakes in connection with product information. Marketing Agency shall be solely responsible for any costs incurred by Client and/or Franchisees for corrective actions taken by Client and/or Franchisees including, but not limited to, retraction notices as a result of such mistakes.

5.With respect to Marketing Services to be provided by Marketing Agency to Client, Marketing Agency will be compensated for the performance of such services as set forth in Appendix C. In no event is Marketing Agency to receive any compensation or commission in connection with space, time or material placed or purchased subsequent to the termination of this Agreement.

Appendix

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6.Upon the request of Client and/or a Franchisee, so long as such Franchisee have signed a compensation agreement with Marketing Agency in the form set forth as Appendix C, attached hereto and incorporated herein by this reference, Marketing Agency will provide Marketing Services to such Franchisee and will bill the Franchisee directly for the rendition of such services. In no event will Client be liable for the financial obligations of any Franchisee who utilizes Marketing Agency’s services. Marketing Agency shall inform Client when it is approached by a Franchisee to perform Marketing Services so that Client may obtain the approval of the compensation terms and the compensation agreement from PLK, prior to Marketing Agency performing any Franchisee-requested services. In no event shall any separate agreement with Marketing Agency and any Franchisee conflict with the terms and conditions of this Agreement and Marketing Agency must submit all agreements between Marketing Agency and Franchisees to Client so that Client can obtain the approval of PLK prior to the execution of the Agreement by Marketing Agency and Franchisee. Marketing Agency shall not provide any services to a Franchisee without a signed agreement between Marketing Agency and the Franchisee that has been pre-approved by PLK. Marketing Agency reserves the right to refuse to provide services to any Franchisee for good business reasons, upon prior written notice to Client. Upon approval by PLK of a services agreement between Marketing Agency and a Franchisee, Marketing Agency shall submit a fully executed copy of each such agreement to PLK within ten (10) days of full execution of such agreement. Marketing Agency shall not make any amendments to the form of Appendix A, without the prior written consent of PLK. If requested by a Franchisee to do so in writing, Marketing Agency, subject to PLK prior written approval, shall render additional services to the Franchisee, the fee and scope of any additional services to be mutually agreed to in writing between Marketing Agency and Franchisee.

7.Client and/or PLK shall have the right to evaluate Marketing Agency’s performance (“Marketing Agency Performance Evaluation”) in any way Client and/or PLK deems appropriate, and Marketing Agency agrees to fully cooperate with such evaluation. The  Marketing  Agency  Performance Evaluation may include any or all of the following: (i) Marketing Agency’s performance of its duties and obligations under this Agreement; (ii) Marketing Agency’s creative; (iii) Marketing Agency’s media strategies; and (iv) consumer response. All of the above-referenced and any other requested information supplied by Marketing Agency to Client and/or PLK will be provided in such form and substance as Client and/or PLK request.

Operating Procedures.

8.With respect to all out of pocket third-party vendor expenses, including but not limited to media and production purchases, Marketing Agency shall operate within the budget or estimate provided or approved by Client in performing its obligations under this Agreement. Marketing Agency will obtain Client’s prior written approval with respect to all expenditures not included in any budget or estimate provided or approved by Client. Approvals that must be obtained with respect to budgets established by Client shall be obtained from those individuals whose authorization is in accordance with dollar authorization guidelines furnished to Marketing Agency by Client, as amended from time to time. Any commitments for media purchases, production purchases or other expenses made by Marketing Agency, in excess of the budget provided or approved by Client, and without prior approval from Client, shall be settled or paid by Marketing Agency from its own resources and assets, and will not be reimbursed by Client.

Appendix

28

CERTAIN PORTIONS OF THE EXHIBIT THAT ARE NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL HAVE BEEN REDACTED PURSUANT TO ITEM 601(b)(10)(iv) OF REGULATION S-K. [****] INDICATES THAT INFORMATION HAS BEEN REDACTED.

9.Marketing Agency shall furnish to Client (and if requested by PLK) for Client’s and/or PLK’s approval all advertising, marketing, public relations and promotion materials prepared under this Agreement, including, but not limited to all materials prepared on behalf of Client as well as all materials prepared on behalf of a Franchisee. Requests for the approval of such materials shall be simultaneously sent to the Marketing Director and Legal Director of Client, for approval on behalf of Client. Approval of the materials shall be evidenced by the signatures of a representative of the Marketing Director or his or her designee within the Marketing Department of Client, and the Legal Director of Client or his or her designee within the Legal Department of Client. Client’s review and approval of any materials prepared under this Agreement shall not constitute a waiver by Client of Marketing Agency’s obligations hereunder. Notwithstanding the foregoing, all materials developed for a Franchisee should also be sent to the Franchisee for review and prior approval.

10.When requested to do so by Marketing Agency in writing, Client shall confirm the accuracy of the information or data supplied by Client concerning claims contained in any advertising materials. Copies of all such requests shall be sent to Client’s Legal Director and to Client’s Marketing Director. Confirmation of the accuracy of the information or data and approval to use such material shall be made only by Client’s Legal Director in writing signed by him or her. It shall be Marketing Agency’s obligation to obtain confirmation and accuracy of information or data supplied to Marketing Agency by a Franchisee containing claims contained in any advertising materials for such Franchisee. Client shall have no responsibility for any  such  data  or information.

11.Marketing Agency at all times shall adhere to PLK’s and/or its Affiliates’ policies and procedures relating to advertising, marketing  and/or promotional matters, as may be modified by PLK and/or its Affiliates, from time to time, including, but not limited to, PLK’s and/or its Affiliates’ policies and procedures with respect to production, pictorial representation, domain name registration, website development and hosting, brand standards, merchandising, and media buying. Client and/or PLK (if PLK so requests) shall have the right to approve all  photographing,  cinematography  and videotaping of food prior to use in any advertising materials to ensure that the standards of said policies are met and that the product is accurately and realistically depicted. Such approval shall be given in writing by Client’s Marketing Director and Legal Director. If no such approval is obtained from both of Client’s Marketing and Legal Departments, Marketing Agency shall be solely liable for any expenses incurred in connection with any subsequent photographing, cinematography or videotaping requested by Client to replace that which was previously done, and shall indemnify, hold harmless and defend each Client Indemnitee from and against any and all claims, losses, damages and lawsuits (including reasonable attorney fees) of any kind or nature which each PLK Indemnitee incurs as a result.

Appendix

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12.Client reserves the right, in its own discretion and for reasons deemed by it to be sufficient, to modify, reject, cancel, or discontinue any plans, schedules or work, in the event Client notifies Marketing Agency that Client wishes to do so, Marketing Agency will inform Client of any contracts or commitments Marketing Agency is unable to cancel. At Client’s request Marketing Agency shall then take steps as promptly as practicable to give effect to Client’s instructions. In connection with any such action, Client, if obligated to do so, shall pay Marketing Agency according to the terms of this Agreement for all Client budgeted and approved expenditures to the date of cancellation, including any contracts and commitments Marketing Agency is unable to cancel, and to reimburse Marketing Agency for any cancellation penalties incurred. However, Client will reimburse Marketing Agency for cancellation penalties as set forth above only if (i) Marketing Agency provided Client with written notice prior to the time the agreement providing for such penalties was entered into that such penalties would be incurred upon cancellation; (ii) Client approved in writing entering into such agreement; and (iii) Client is provided, prior to any payments by Marketing Agency, with copies of the contracts or commitments Marketing Agency is unable to cancel and any other documents relating thereto which Client requests.

13.Client shall not have any liability as to any media, suppliers or other third parties subcontracted by Marketing Agency, including liability for payment of any fees or costs due and owing to such parties pursuant to any agreement between Marketing Agency and such parties. Marketing Agency shall include in any contracts it makes with such parties the following legend: “[INSERT MARKETING AGENCY NAME] shall be solely liable for payment under this contract. Under no circumstances will [Insert Client’s legal entity name and its Affiliates] be liable to you for payment hereunder.”

14.(a)Marketing Agency, acting for Client or at Client’s expense shall not contract or subcontract with any of Marketing Agency’s subsidiaries or Affiliates, with any of Client’s employees or any Affiliates of such employees, or with any of PLK’s Affiliates or employees without Client’s written approval after prior disclosure of the relationship. Approval shall be obtained from Client’s Legal Director.

(b)Marketing Agency shall not pay any gratuities, commissions or fees, or grant any rebates, to any employee or officer of PLK, Client, or to any of their Affiliates or franchisees, or any employee or officer thereof, for his or her personal or private benefit, nor favor any such officer, employee or franchisee with gifts, travel or entertainment (other than that which would be considered normal business-related meals) of any substantial cost or value, nor enter into any business arrangements with them which benefit them personally or privately.

(c)In connection with services provided under this Agreement, Marketing Agency shall not pay, or procure or authorize a third party to pay, any direct or indirect product or cash allowances, rebates, brokerage fees, finders’ fees, commissions or any other consideration of any kind to any third party, including PLK, any Client affiliate, any Franchisee, or any of their representatives or employees, or any other third party associated with such services, except as explicitly provided in this Agreement, or with Client’s written approval, provided that this provision shall not affect Marketing Agency’s payments to its own employees. Subject to the limitations contained in this paragraph, Marketing Agency warrants and represents that it has not paid, is not obligated to pay and shall not pay, any allowance, rebate or fee to anyone in connection with the selection of Marketing Agency to provide services under this Agreement.

Appendix

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(d)Marketing Agency shall comply with the PLK’s or its Affiliates’ Vendor Code, attached hereto as Appendix D, attached hereto and incorporated herein by this specific reference.

15.Marketing Agency hereby represents, warrants and agrees that:

(a)Neither it nor any of its directors, officers or employees is a Public Official (as defined below), and no Public Official owns or otherwise has any interest in Marketing Agency or this Agreement.

(b)If, during the term of this Agreement, Marketing Agency or any of its directors, officers or employees becomes a Public Official or if a Public Official obtains an interest in Agency or this Agreement, Marketing Agency shall immediately provide written notice to Client of the change in status, and Client will have the right to terminate this Agreement upon written notice to Agency.

(c)In the performance of, and in connection with its activities related to, this Agreement, Marketing Agency will not, directly or indirectly, offer, pay, give, promise to pay or give, or authorize a third party to offer, pay, give or promise to pay or give, any Consideration (as defined below) to any Public Official or political party, except as expressly provided in this Agreement or as otherwise approved in writing by Client. Without limiting the generality of the foregoing, Marketing Agency will not offer, pay, give, promise to pay or give, or authorize a third party to offer, pay, give or promise to pay or give, any Consideration to any Public Official or political party while knowing or reasonably believing that all or a portion of such Consideration will be offered, paid, given or promised, directly or indirectly, to such Public Official or political party for the purpose of (i) influencing any act, omission to act or decision of such Public Official or political party, or (ii) inducing such Public Official or political party to use his or its influence in order to assist PLK or any of its third party service providers to obtain or retain business for or with, or direct business to any third party.

(d)Marketing Agency will fully cooperate in any request for information, including making employees available for interviews, in the event that Client may make such requests.

(e)“PUBLIC OFFICIAL” MEANS (A) AN OFFICER OR EMPLOYEE OF A FOREIGN GOVERNMENT OR ANY DEPARTMENT, AGENCY, INSTRUMENTALITY THEREOF, OR OF A PUBLIC INTERNATIONAL ORGANIZATION, (B) A PERSON ACTING IN AN OFFICIAL CAPACITY FOR OR ON BEHALF OF ANY SUCH GOVERNMENT OR DEPARTMENT, AGENCY OR INSTRUMENTALITY, (C) AN OFFICIAL OF A POLITICAL PARTY, OR (D) A CANDIDATE FOR POLITICAL OFFICE.

(f)“Consideration” means any monies, gifts, payments, allowances, rebates, fees, commissions, political contributions or any other thing of value.

Appendix

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1. 16.(a)In connection with Marketing Services provided by Marketing Agency to Client, Marketing Agency shall use its best efforts to obtain the most favorable prices, terms and conditions for all materials, services, media and rights purchased. Purchases of such materials, services, media and rights shall be made by Marketing and Marketing Agency shall be solely liable for the payment of these purchases and, the materials, services, media and rights so acquired will become the property of PLK.

(b)For all production materials purchased, where such prices are estimated to exceed $10,000, or if less than $10,000 when Client so request, Marketing Agency shall obtain three competitive bids in writing from at least two suppliers that are not Affiliates of Marketing Agency. If the lowest bid is not preferred by Marketing Agency (for example, where quality of work reasons exist), Marketing Agency shall present in writing to Client its rationale for recommending a higher bidder. Prior to assignment of the work to such higher bidder, Marketing Agency shall obtain written approval from Client.

Billing Procedures.

17.Billings to Client will be rendered in accordance with the terms set forth in Appendix E, as amended by Client from time to time.

18.A basic principle of the relationship between Client and Marketing Agency is that neither party shall earn money through the use of the funds of the other party. Neither party shall be liable to the other for any payment of interest, late charges or penalty without agreement of the party to be so charged. Client’s funds are to be in Marketing Agency’s hands in time for Marketing Agency to meet the payment dates of media and suppliers and to earn any cash discounts offered, in which case Marketing Agency shall be obligated to pay such suppliers by such dates. Invoices for other expenditures and charges submitted to Client will be due thirty (30) days after the date of such invoice.

2. 19.Marketing Agency shall bill Client promptly for all services performed hereunder by Marketing Agency or its subcontractors (including invoices for the fees set forth in Appendix C), and for any materials provided hereunder by any subcontractor or other third-party vendor of Marketing Agency. The cost (other than the fees set forth in Appendix C) of materials and services which are ordered by authorized Client representatives shall be invoiced to such representatives by Marketing Agency. In no event shall Client be obligated to pay any invoice received more than three (3) months from the date on which Marketing Agency or its subcontractors complete work on any “Project” (as defined below); provided, however, that the three (3) month limitation shall not apply in the event that (a) failure to meet the time requirement is due to a “force majeure occurrence” (defined below) beyond Marketing Agency’s control; or (b) Marketing Agency provides Client with a reason that is acceptable to Client as to why Marketing Agency is unable to meet the three (3) month requirement, in which event, Client in its sole discretion may grant Marketing Agency an extension, the length of time of which is to be determined by Client in its sole and absolute discretion. For purposes of this Section, a “force majeure occurrence” is one resulting from strikes, boycotts, riots, terrorism, war, Acts of God, restraints by governmental authority, fires, accidents or casualties. “Project” as used herein means that service which is defined in the applicable purchase order, Marketing Agency estimate or budget provided or approved in writing by Client.

Appendix

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20.In invoicing Client, Marketing Agency shall pass on to Client the full amount of any cash discounts (in dollar amount) as are granted to Marketing Agency by media and suppliers, provided that Client makes payment to Marketing Agency, in accordance with invoices from Marketing Agency to Client, prior to Marketing Agency making payment to media and suppliers within the discount period and provided further that to the extent such discounts are earned by combining Client’s volumes with that of Marketing Agency’s other clients, Client will only receive its pro rata portion of such discounts based on its volume as a percentage of the combined volumes. Marketing Agency must invoice Client in reasonably sufficient time to allow Client to make such payment to Marketing Agency within the cash discount time period and must advise Client that such discount is available upon timely payment. Marketing Agency will not credit to its own account any commissions, discounts or rebates from any third party or share directly or indirectly in the profits of any third party without the prior consent of Client.

Ownership/Confidentiality.

21.During the term of its contractual relationship with Client, Marketing Agency will become familiar with the POPEYES® System’s trade secrets and confidential methods of doing business. Accordingly, during the term of this Agreement and for one (1) year after this Agreement’s termination, neither Marketing Agency nor any of its subsidiaries will accept any assignments or enter into contracts to perform services for (i) businesses, products or services which are competitive with the POPEYES® System’s products or services (each a “Competitive Representation”). Should Marketing Agency accept or undertake any Competitive Representation, Client may immediately terminate this Agreement. Execution of this Agreement by Marketing  Agency constitutes a representation by Marketing Agency of its good faith belief that no such Competitive Representation presently exists and its good faith commitment to avoid any such Competitive Representations in the future. Marketing Agency will notify Client immediately, in writing, if any of Marketing Agency’s current Client expands its business to include products or services which are competitive with the POPEYES® System’s products or services.

22.(a)Subject to any Third Party Rights (as hereinafter defined) all tangible and intangible property or materials developed or prepared by Marketing Agency pursuant to this Agreement, including, but not limited to, all concepts, plans, sketches, ideas, promotions, commercials, films, photographs, illustrations, transcriptions, software, literary and artistic materials, recommendations, trademarks, service marks, copy, layouts, scripts, artistic materials, finished or unfinished, whether created by Marketing Agency or a third party supplier, or a combination thereof, and all drafts and versions thereof, whether used or unused (“Material”), shall be and remain the exclusive property of PLK, provided that (a) all compensation and reimbursable out-of- pocket/third-party expenses have been paid for by Client, according to the terms of this Agreement, or (b) Client has paid into an escrow account held by an escrow agent which is not an Affiliate of either Client or Marketing Agency, any amount that Marketing Agency reasonably claims is owed to it by Client for such compensation and/or reimbursable out-of-pocket/third-party expenses, in the event of any dispute with respect thereto. As used herein, “Third Party Rights” means the rights retained by the licensors, creators or owners of intellectual property (including, but not limited to, photographs, video images and sound recordings), as to which a limited use license has been acquired by Marketing Agency (or supplied to Marketing Agency by Client), in connection with the development or preparation of Materials, with the express written consent of Client. Marketing Agency acknowledges and agrees that, subject to Third Party Rights, PLK has the right to copyright and Client and PLK’s employees, subsidiaries, successors, agents and assigns and any others acting with Client’s permission or under its authority, and without any limitations as to time or territory, have the exclusive right to use, publish, reproduce, alter and prepare derivative works of the Material for art, advertising, trade or any other lawful purpose whatsoever, in or through any media or combination of media, now existing or yet to be invented, and whether Marketing Agency’s services under this Agreement have been terminated, and without payment of any compensation to Marketing Agency for the same, except as specifically provided in Appendix C hereto. Neither Marketing Agency nor any of its third party suppliers shall permit any party (other than Client, PLK and its Affiliates) to use any Material without Client’s written permission.

Appendix

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(b)With respect to services provided by Marketing Agency hereunder, Marketing Agency acknowledges that it has no right to use PLK’s and/or its Affiliates’ intellectual property, including, but not limited to, PLK and/or its Affiliates’ trademarks, service marks, copyrights, and domain names (“PLK Intellectual Property”), without PLK’s prior written consent. If requested to do so by PLK in writing, Marketing Agency shall submit to PLK as set forth in Section 9 above, for PLK’s prior approval all advertising, promotional or other materials created by Marketing Agency in connection with Marketing Agency’s provision of services to Client, a minimum of twenty (20) business days prior to their planned release to the public.

(c) Marketing Agency shall not use or display the PLK Intellectual Property in a manner that is detrimental to the interests of PLK or its Affiliates. Marketing Agency admits the validity of the PLK Intellectual Property and covenants that it shall in no way contest or deny the validity of, or the right or title of PLK or its Affiliates in or to the PLK Intellectual Property and shall not encourage or assist others directly or indirectly to do so, during the lifetime of this Agreement and thereafter. Any unauthorized use of the PLK Intellectual Property by Marketing Agency shall constitute a material breach of this Agreement and an infringement of the rights of PLK in and to the PLK Intellectual Property. Upon termination of this Agreement, Marketing Agency shall immediately terminate all use of the PLK Intellectual Property in every manner whatsoever.

(d)Marketing Agency acknowledges and agrees that, except as expressly provided herein, no right property, license, permission or interest of any kind in or to the PLK Intellectual Property is or is intended to be given or transferred to or acquired by Marketing Agency by the execution, performance or non-performance of this Agreement or any part hereof. All use of the PLK Intellectual Property by Marketing Agency will inure to the benefit of PLK and its Affiliates.

Appendix

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(e)Marketing Agency shall place PLK’s and its Affiliates’ copyright and trademark notices on all materials prepared by Marketing Agency hereunder which utilize the PLK Intellectual Property. Placement of the PLK copyright and trademark notices shall be in such locations and styles as Client may direct.

(f)Without in any way limiting the applicability of this Section 22, Marketing Agency acknowledges that  any  Material  developed  by Marketing Agency itself pursuant to this Agreement, with the exception of Third Party Rights, is and shall be deemed to be work made for hire and that PLK is the exclusive owner of all rights, title and interest, including the copyrights and any and all other intellectual property rights, in and to such Material, and provided further that with respect to materials developed by Marketing Agency for Franchisees, PLK shall own the intellectual property rights in such materials. If, for any reason, any of such materials is not found to have been created as work made-for-hire, or, for any other reason that Marketing Agency is the owner of intellectual property rights to such materials, Marketing Agency hereby assigns (and agrees to assign at the direction of PLK) all its right, title and interest in and to such materials, including the copyrights of such material, to PLK. Marketing Agency shall execute, acknowledge and deliver to PLK any instruments that, in the sole judgment and discretion of PLK, may be deemed necessary to carry out such assignment, and to protect PLK’s rights in the materials, and otherwise to carry out the purposes and intent of this Agreement (“Assignment Documents”). In the event any Assignment Document is not executed, acknowledged and delivered to PLK, within ten (10) days following a request therefor, PLK is hereby irrevocably granted a power of attorney to execute such Assignment Document on Marketing Agency’s behalf. If Marketing Agency executes any contract pursuant to this Agreement for the development of materials and/or ideas, to the extent that such contract is not for the licensing of Third Party Rights, such contract shall include a provision containing the language set forth in Appendix F in order to provide for the complete protection of PLK’s property, and further shall provide that no subcontractor or other third party shall have any interest in the property of PLK, including any security interest in any such property. If inclusion of the language set forth in Appendix F would result in payment by Marketing Agency of any additional taxes, then Marketing Agency shall so notify Client in a writing addressed to Client’s Legal Director prior to execution of such contract. Client will then instruct Marketing Agency as to whether or not such language shall be included in the contract, provided that if Client elects that such language shall be included, then Client shall reimburse Marketing Agency for such additional taxes.

(g)Marketing Agency represents and warrants that all Materials developed by or on behalf of Marketing Agency (other than portions thereof consisting of Third Party Rights) is original or that Marketing Agency has obtained all rights necessary for the unrestricted use of such, as well as for any concept, element or theme contained in any Materials, in any manner and over any period of time, including rights related to copyright, trademark, rights of publicity and privacy and trade secret, excepting such limitations, restrictions or reservations as Client shall consent to, in writing, before the Material is used or provided to Client. Marketing Agency agrees to secure for Client all third party consents, releases and contracts necessary to evidence the rights (which are subject to Third Party Rights) in any Material provided by Marketing Agency under this Agreement.

Appendix

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(h)Marketing Agency will not use any trademark, service mark, name, slogan, logo or phrase (“Marks”) developed by Marketing Agency in materials developed hereunder, whether for Client or Franchisee, unless Marketing Agency has received a written legal opinion approving such use from Marketing Agency’s trademark counsel. Marketing Agency must provide a copy of said written legal opinion to PLK’s trademark counsel for review and approval prior to Marketing Agency’s use of the Marks in any materials. Review and approval by PLK’s trademark counsel of use of the Marks in any materials shall not constitute a waiver by Client of Marketing Agency’s indemnity obligations as provided in Section 24. If the Marks are ultimately used in materials developed by Marketing Agency, then Marketing Agency agrees that such Marks are and shall remain PLK’s or its Affiliates’ sole property. Marketing Agency shall not obtain or attempt to obtain, during the Term of this Agreement, or at any time thereafter, any right, title or interest in or to any trademarks owned by PLK or its Affiliates or any other intellectual property used or owned by PLK or its Affiliates.

23.Marketing Agency shall safeguard all materials bearing the PLK Intellectual Property in its possession and Marketing Agency will be responsible for their loss, damage or destruction. Marketing Agency shall exert its best efforts to prevent any loss to Client resulting from the failure of proper performance by any third party. Unless otherwise directed by Client, Marketing Agency shall deliver to Client within thirty (30) days of completion of a project all props, costumes, wardrobe items and other objects purchased for use in the production of advertising materials for Client.

24.During the term of this Agreement and afterwards, Marketing Agency represents and warrants that no Confidential Information (defined below) relating to the businesses of the POPEYES® System shall be disclosed by Marketing Agency, or any of its subsidiaries or Affiliates (or any person who, during the term of this Agreement, is an officer, director, employee or independent contractor of Marketing Agency, or any of its subsidiaries or Affiliates), to any person (other than those employees, directors, officers and independent contractors of Marketing Agency who need to know to perform Marketing Services pursuant to this Agreement) without the prior written consent of PLK, unless such Confidential Information (a) becomes public, except by conduct that would constitute or result in a violation of this Agreement, or a breach of any warranty set forth in this Section 24; (b) has been publicly disclosed by Client, PLK, its parent, subsidiaries, franchisees or Affiliates to a third party, without restrictions on its disclosure; (c) was known to Marketing Agency (or the Marketing Agency subsidiary, Affiliate or independent contractor making the disclosure) prior to disclosure by or on behalf of PLK; (d)  was independently developed by Marketing Agency (or the Marketing Agency subsidiary, Affiliate or independent contractor making the disclosure), without breach of this Agreement; or (e) must be disclosed, pursuant to a judicial or other government mandate (provided that PLK is provided with prompt notice, prior to any disclosure, so that PLK may seek legal remedies to maintain the confidentiality of such Confidential Information, and further provided that any applicable protective order or equivalent is complied with). For the purposes of this Agreement, Confidential Information shall include plans, strategies, forecasts, financial information, owned and/or licensed software (including documentation and code), hardware and system designs, architectures and protocol, sources of goods, food product formulations, food product preparation and operating procedures, marketing research, Franchisee information, manuals and sales information, and the terms of this Agreement. Marketing Agency shall take the necessary steps and procedures to protect PLK’s and/or its parent’s, subsidiaries’, franchisees’ or Affiliates’ Confidential Information, including requiring the execution of non-disclosure agreements by all employees of Marketing Agency, all third parties to whom any Confidential Information is disclosed, and all employees of such third parties, in the form attached hereto as Appendix G. Marketing Agency represents and warrants that neither it nor any employee or subcontractor (of Marketing Agency) shall copy or use the Confidential Information except to the extent necessary to perform services under this Agreement. Marketing Agency expressly agrees that it will be liable for any and all damages of any kind or nature (including reasonable attorney fees) incurred by each Client Indemnitee as a result of any disclosure or misuse of any Confidential Information that would constitute or result in a violation of this Agreement, or a breach of any warranty set forth in this Section 23.

Appendix

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Indemnification & Insurance.

25.(a)Marketing Agency shall, at its own expense, indemnify, defend and hold harmless Client and PLK and each of their officers and directors, employees, successors, assigns, parent, subsidiaries, franchisees and Affiliates (each a “Client Indemnitee”) from and against any and all losses, liabilities, claims, causes of action, suits, damages, injuries, penalties, fines, costs or expenses (including reasonable attorneys’ fees), arising out of or in connection with (i) any undertaking or obligation on the part of Marketing Agency under this Agreement, or any Agreement between Marketing Agency and a Franchisee, (ii) any material prepared or supplied by Marketing Agency under this Agreement, including claims, causes of action and suits alleging libel, slander, defamation, invasion of privacy, plagiarism, piracy, idea misappropriation, copyright, trademark or service mark infringement, or any other failure of Marketing Agency to comply with any applicable law (such losses, liabilities, claims, causes of action, suits, damages, injuries, penalties, fines, costs or expenses (including reasonable attorneys’ fees), arising out of or in connection with such material hereinafter referred to as “Intellectual Property Claims”), and (iii) any agreements with third parties entered into by Marketing Agency to effectuate the provisions of this Agreement. Such indemnification shall apply, notwithstanding the fact that the material or agreements referenced above may have been approved by Client and/or PLK.

(b)Marketing Agency shall hold each Client Indemnitee harmless from, and indemnify each Client Indemnitee against, any loss, liability, claim, cause of action, suit, damage, injury, cost and expense (including reasonable attorneys’ fees), resulting or arising from any alleged injury or death to persons, or injury or damage to property, during the rendering of services required of Marketing Agency hereunder, if such injury occurs in whole or in part as a result of acts of Marketing Agency or its employees, whether said loss is sustained by a Client Indemnitee or any other person(s) or third party.

Appendix

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3.(c)With respect to any loss, liability, claim, cause of action, suit, damage, injury, cost or expense arising out of or resulting from (or allegedly arising out of or resulting from) any of the causes or circumstances set forth in Section 25(a) and Section 25(b) above, upon a Client Indemnitee’s written request, Marketing Agency shall (i) undertake the defense of any claim or litigation in which a Client Indemnitee is a named defendant; (ii) use counsel reasonably satisfactory to the Client Indemnitee in the defense; and (iii) proceed with diligence, timeliness and good faith in such defense, provided that the Client Indemnitee shall have the right to be kept informed at all times about the litigation. Marketing Agency shall not consent to the entry of any judgment, or  enter  into  any  settlement,  without  the Client  Indemnitee’s  prior  written  consent,  which  request for  consent  must  be  sent  to  the Client Indemnitee’s Legal Director. The Client Indemnitee may, at its election, take control of the defense and investigation of any claim against such Client Indemnitee, and may hire attorneys of its own choice to manage and defend such claims, at Marketing Agency’s cost, risk and expense; provided, however, that the Client Indemnitee shall not consent to the entry of any judgment or enter into any settlement without Marketing Agency’s prior written consent.

(d)Client reserves the right, at its election and at its own expense, to join in the defense of any suit brought against Marketing Agency which in any way relates to the subject matter of this Agreement and for which Client may be liable. In the event of such election, Client shall have the right to retain its own counsel at Client’s expense.

4. 26.(a)Client shall, at its own expense, indemnify, defend and hold harmless Marketing Agency, its officers and directors, employees, successors, assigns, parent and Affiliates (each an “Marketing Agency Indemnitee”) from and against any and all loss, liabilities, claims, causes of action, suits, damages, injuries, penalties, fines, costs or expenses (including reasonable attorneys’ fees), arising out of or in connection with (i) any false, deceptive or misleading description, depiction or comparison of Client and/or competitive products resulting from inaccurate information, material or data wholly supplied by Client to Marketing Agency, if and only if the procedures set forth in Section 10 of this Agreement have been followed; (ii) the use, purchase or consumption of Client’s products; and (iii) any alleged infringement of copyright or of trademark, title or slogan, or other intellectual property rights, including the right to privacy/publicity, relating to materials or information wholly supplied to Marketing Agency by Client for use in connection with services provided by Marketing Agency to Client hereunder. Under no circumstances will Client have any indemnity obligations to Marketing Agency in connection with any information, data, products or services provided by a Franchisee.

(b)An Marketing Agency Indemnitee will only be entitled to such indemnity if (i) in the case of clauses 25(a)(i) and 25(a)(iii), Marketing Agency utilizes the material, information or data in strict accordance with Client’s instructions and prior approval, (ii) any such claim or liability is brought to Client’s attention promptly, and (iii) the claim or asserted liability is not the result of any negligence or wilful act on the part of Marketing Agency (or any of its employees) or a Franchisee.

Appendix

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5.(c)With respect to any loss, liability, claim, cause of action, suit, damage, injury, cost or expense arising out of or resulting from (or allegedly arising out of or resulting from) any of the causes or conditions set forth in Section 25(a) above, upon Marketing Agency’s written request, Client shall (i) undertake the defense of any claim or litigation in which an Marketing Agency Indemnitee is a named defendant; (ii) use counsel reasonably satisfactory to Marketing Agency in the defense; and (iii) proceed with diligence, timeliness and good faith in such defense, provided that Marketing Agency shall have the right to be kept informed at all times about the litigation. No Marketing Agency Indemnitee shall consent to the entry or any judgment or enter into any settlement without Client’s prior written consent.

27.Insurance

(a)For as long as this agreement remains in effect and for three years thereafter, Marketing Agency shall maintain the following insurance:

(i)Commercial General Liability coverage on a per occurrence form, that includes broad form coverage for  “contractual  Liability,“  “property damage,“ “products liability,“ “bodily injury,“ “advertising injury,“ and “personal injury“ liability as those terms are defined in Insurance Services Office (ISO) Form CG00-01 or its equivalent. The policies shall provide the minimum limits of no less than the amounts set forth below, contain a waiver subrogation in favor of the Client Indemnitees, and name as additional insureds by policy endorsement each Client Indemnitee identified in Section 25 hereof. Advertising injury coverage provided under the Commercial General Liability insurance must include coverage for claims arising out of or related to:

(i) invasion or infringement or interference with the right of privacy or publicity, whether under common law or statutory law;(ii) infringement of copyright or trademark, whether under statutory or common law; (iii) libel, slander or other forms of defamation; and (iv) plagiarism, piracy or unfair competition resulting from the alleged unauthorized use of titles, formats, ideas, characters, plots, performers, or other material.

(ii)Auto Liability coverage on a per occurrence form. The policies shall provide the minimum limits of no less than the amounts set forth below, and name as additional insureds by policy endorsement each Client Indemnitee identified in Section 25 above.

(iii)Workers’ Compensation coverage that includes all coverage required under the laws of each state in which the Marketing Agency conducts business operations in any way related to the Client Indemnitees and should contain a waiver subrogation in favor of the Client Indemnitees.

(iv)Errors and Omissions or Advertising Agency Professional Liability Insurance insuring the contractual liability assumed by Marketing Agency under this Agreement, with respect to Intellectual Property Claims. The policy shall provide the minimum limits of no less than the amounts set forth below, contain a waiver subrogation in favor of the Client Indemnitees, and name as additional insureds by policy endorsement each Client Indemnitee identified in Section 25 hereof.

(b)All Marketing Agency insurance shall be deemed primary and shall not seek contribution from any separate insurance maintained by Client, regardless of the “Other Insurance” or similar provisions of the respective policies of insurance. All insurance coverage required herein shall be provided by an insurance company or companies with minimum AM Best ratings of “A(X)” or “A(10)”, where “A” is the Financial Strength Rating (“FSR”) and (X) or (10) is the Financial Size Category (“FSC”). In the event that an AM Best rating is not available, a minimum Standard and Poor’s FSR of “A” and an FSC (surplus) at least equal to an A. M. Best rating of “X” is required, which may be supplied by a PLK approved credit rating agency. Each policy shall provide for thirty (30) days notice to Client and PLK from the insurer by registered mail, return receipt requested, in the event of any unrestricted prior written notice of cancellation, non-renewal or change in coverage.

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(c)Each and every policy required pursuant to this Agreement, except as noted, shall have maximum deductibles of One Million Dollars ($1,000,000) subject to approval by PLK’s Risk Management Department and shall have coverage limits of:

(i)Comprehensive General Liability Insurance, including products liability coverage with limits of at least Ten Million Dollars ($10,000,000) per occurrence, Ten Million Dollars ($10,000,000) in the aggregate, and Fifteen Million Dollars ($15,000,000) in umbrella/excess liability coverage, for damage, injury and/or death to persons and damage and/or injury to property;

(ii)Auto Liability Insurance with a combined single limits for bodily injury and property damage of not less than $2,000,000;

(iii)Worker’s Compensation Insurance and Employer’s Liability Insurance coverage required under the laws of each state in which Marketing Agency conducts business operations in any way related to the Client Indemnitees.

(iv)Errors and Omissions Liability Insurance, including a severability of interest endorsement, in an aggregate amount not less than $5,000,000 per occurrence; and Marketing Agency shall, upon full execution of this Agreement (and on the policy anniversary dates or as otherwise reasonably requested by Client and PLK), obtain from its insurers certificates confirming that all required insurance coverage is in effect and Marketing Agency shall obtain copies of all endorsements that add the Client Indemnitees as additional insureds to the polices.

(d)All certificates of insurance and policy endorsements required herein shall be provided by Marketing Agency to The TDL Group Corp., 226 Wyecroft Road, Oakville, Ontario, L6K 3X7 Attention: Director, Safety and Risk Management,

(e)Marketing Agency shall use best efforts to require all third party subcontractors and suppliers, including, but not limited to Affiliates of Marketing Agency, to maintain insurance coverages consistent with the requirements and amounts set forth in this Section 27. Notwithstanding the foregoing, in the event that Marketing Agency’s third party contractors do not maintain the insurance requirements as provided herein, Marketing Agency acknowledges and agrees that it shall have full responsibility on such third party contractor’s behalf. Marketing Agency shall cause each such insurance carrier to issue a certificate to Client and PLK, which (i) shall be sent to PLK as set forth in Section 27(d) above; and (ii) will describe such insurance carrier’s coverage, and provide that such insurance carrier will not terminate, cancel or materially modify such insurance coverage without thirty days’ prior written notice to Client.

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6.(f)Marketing Agency’s failure to secure and maintain proper insurance coverage or failure to ensure that all of Marketing Agency’s third party subcontractors and suppliers, including, but not limited to Affiliates of Marketing Agency, have the proper insurance coverage as required above, will not relieve Marketing Agency of its responsibility to indemnify and defend a Client Indemnitee, and shall, of itself, constitute a material breach of this Agreement.

Term & Termination

28.(a)This Agreement will be effective as of the date hereof and will continue indefinitely unless and until terminated on ninety (90) days’ written notice by either Client or Marketing Agency. Termination may, at Client’s option, be made separately with respect to any or all services provided by Marketing Agency. In the event Client determines that Marketing Agency’s appointment should terminate with respect to some, but not all, services provided by Marketing Agency, the above procedure will apply on a service-by-service basis.

(b)In the event that either party shall breach any provision of this Agreement or shall default in the performance of any of its obligations hereunder, the party not in breach or default may at its option terminate this Agreement by giving written notice to the other party specifying the said default and such party’s intention to terminate, such termination to be effective forty-five (45) days following the giving of such notice, unless the party in breach or default shall have cured such breach or default prior to the expiration of such period.

(c)In the event Marketing Agency fails to maintain the insurance policies required by Section 26(a) hereof, Client shall have the right to terminate this Agreement effective on or at any time thereafter.

(d)This Agreement shall be deemed terminated immediately without prior notice or legal action by either party if the other party shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the other party seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property, and such proceeding is not dismissed within sixty (60) days; or the other party shall take any action to authorize any of the actions set forth above in this subsection (d).

(e)Client may terminate this Agreement without prior notice or legal action at any time following a change in control in Marketing Agency. For the purposes of this Agreement, “change in control” shall mean (1) a change in the membership of Marketing Agency’s board of directors by one-half during any two-year period, (2) a change in beneficial ownership by any person, corporation or group of 20% or more of the voting power of Marketing Agency, and/or (3) a merger, consolidation, liquidation or dissolution of Marketing Agency, or a sale of substantially all of the assets of Marketing Agency. Marketing Agency shall immediately notify of any such change in control.

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(f)The termination of this Agreement shall be without prejudice to either parties’ right to recover any monies due hereunder, including any such rights arising out of obligations hereunder of indemnification, or any other rights or remedies of the parties.

29.The respective rights and responsibilities of Client and Marketing Agency will continue in force during the notice period relative to termination. Termination of Marketing Agency’s right and obligation to perform services hereunder will be effective at the end of the notice period, or thereafter as determined by Client and provided in the notice, and:

(a)With respect to services being provided to Client, Marketing Agency will bill Client for all amounts which Client is obligated to pay under this Agreement for services performed through the date of termination and Client-approved expenses related thereto (to the extent it has not done so already), and Client will pay such amounts in the ordinary course of business;

(b)Regardless of any dispute between the parties hereto including but not limited to disputes concerning the payment of  money  and irrespective of the termination of this Agreement, upon payment in full of all undisputed amounts due and owing from Client to Marketing Agency, Marketing Agency shall transfer and assign, together with any copyrights thereon, and shall ship or deliver to Client (or if Client prefers, to any other entity) all property and materials belonging to or purchased for Client that are in the possession or control of Marketing Agency including but not limited to all materials containing Client’s Intellectual Property, all manuals, artwork, colour separations, research, advertising and promotional copy, layouts, scripts, franchise lists, and computerized data files, Confidential Information and all other information regarding Client’s advertising, sales, market surveys and all rights and claims thereto within thirty (30) days after the effective date of the termination of this Agreement, and shall allow Client access to same during the period of time between the date of termination notice and delivery/shipment; no extra compensation is to be paid to Marketing Agency for its services in connection with this transfer or access; and

(c)At the request of Client, Marketing Agency will transfer to Client all rights and obligations under existing contracts or commitments entered into by Marketing Agency, in connection with services to be provided to Client under this Agreement, except that any non-transferable contract or commitment will be carried to completion by Marketing Agency and paid for by Client in accordance with the terms of this Agreement, unless some other mutually acceptable approach is agreed to, in writing.

30.           All notices in connection with the termination of this Agreement shall be in writing and hand delivered or sent by certified mail, return receipt requested or by courier service such as UPS or Federal Express, addressed to the addresses set forth on Appendix H or such other address as may be designated in writing. Each notice shall be deemed to have been given: (i) when received, if given in person; or (ii) on the date of receipt or refusal, if otherwise given.

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7. 31.The provisions of this Agreement set forth in Sections 21, 22, 23, 24, 25, 26, 27, 29, 31, 32, 33, 34, 35, 36, 37, 38 and 40 shall survive any termination of this Agreement.

Miscellaneous

32.During the term of this Agreement and for one year thereafter, representatives or agents designated by Client may, upon reasonable notice and during normal business hours, examine the records and files of Marketing Agency, covering Marketing Agency’s dealings on behalf of Client and or Franchisees with production vendors and other third parties. Client shall have access to the time records of all Marketing Agency employees who work or have worked on the Client and/or Franchisee account and to cost accounting records of Marketing Agency relating solely to the services performed by Marketing Agency hereunder, except for individual salaries. All such records shall be made available to Client at the home office of Marketing Agency in [            ].

33.This Agreement shall be governed and construed under and in accordance with the laws of [ ]. In the event of litigation between the parties arising under or in connection with this Agreement, such litigation shall be brought only in                  , and the parties hereto irrevocably submit to the jurisdiction of such courts in connection with such actions.

34. This Agreement may not be assigned, either directly or by operation of law, by Marketing Agency, except with the express prior written consent of Client.

35.The failure of either party to object to or take affirmative action with respect to any conduct of the other which is a breach of the terms of this Agreement shall not be construed as a waiver thereof or of any future breach or subsequent wrongful conduct.

36.This Agreement represents the entire agreement between Client and Marketing Agency and supersedes and cancels any prior oral or written agreement, letter of intent or understanding related to the subject matter hereof.

37.No partnership, joint venture or employment relationship is created between Client and Marketing Agency by this Agreement. Marketing Agency and its employees, in regard to their relationship with Client, shall be independent contractors.

38.The parties hereto agree that in the event of a breach of any provision of this Agreement, the aggrieved party may be without an adequate remedy at law. The parties therefore agree that in the event of a breach of any provision of this Agreement, the aggrieved party may elect to institute and prosecute proceedings in the appropriate court, pursuant to Section 32 hereof, to enforce such provision through specific performance, or to enjoin the continuing breach of such provision, as well as to obtain damages for breach of this Agreement. By seeking or obtaining any such relief, the aggrieved party shall not be precluded from seeking or obtaining any other relief to which it may otherwise be entitled.

39.It is of critical importance to Client that Marketing Agency perform services pursuant to this Agreement in good faith and in concert with other advertising, marketing, public relations and promotion firms selected by Client and/or PLK during the term of this Agreement for the overall best interests and welfare of Client and PLK. Marketing Agency agrees to actively involve itself in such group efforts during the term of this Agreement. Active involvement shall include, but not be limited to participation by Marketing Agency key creative and management personnel designated by Client and/or PLK; attendance by such key personnel at all meetings; full release and exchange of ideas, information, techniques and proposals; and, full disclosure of, and discussion concerning, concepts, designs, plans, objectives, strategies, creations and research of Marketing Agency in regard to Client and PLK.

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40.The language in all parts of this Agreement shall be construed, in all cases, according to its fair meaning. The parties acknowledge that each party and its counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement.

41.PLK shall be a third party beneficiary under this Agreement with full authority to enforce all obligations of Marketing Agency as it relates to PLK’s rights set forth herein, including, but not limited to, with respect to the PLK Intellectual Property.

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APPENDIX A

Scope of Services

[Insert Scope of Services as agreed between
Master Franchisee and Marketing Agency]

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APPENDIX B

PERSONAL INFORMATION & SECURITY

Definitions

(a)“Security Breach” means: (1) any act or omission that materially compromises either Personal Information or the physical, technical, administrative, or organizational safeguards put in place by Agency (or its agents or subcontractors) that relate to the protection of Personal Information; or (2) receipt of a complaint in relation to the privacy practices of Agency, a breach or alleged breach of this Agreement or the privacy or data protection policies of Agency that involve Personal Information.

(b)“Personal Information” means information provided by or at the direction of PLK APAC PTE. LTD. (“PLK”), or to which access was provided in the course of Agency’s performance of the Agreement that: (1) identifies or distinguishes an individual, such as name, signature, address, telephone number, email address, date of birth, device ID, or any other unique identifier as pursuant to applicable law; or (2) that can be used to authenticate that individual including employee identification number, Social Security Number, driver’s license number or other government-issued identification number, passwords or personal identification numbers (PINs), biometric or health data, answers to security questions, or other personal identifiers. PLK employee’s business contact information is not by itself Personal Information. Personal Information qualifies as Confidential Information under this Agreement.

(c)“Highly Sensitive Personal Information” means a person’s government-issued identification number, financial account number, credit card number, debit card number, credit report, or biometric or health data.

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Security Breach Notification

(a)Agency shall notify PLK and the Company immediately of a Security Breach, and in any event within twelve (12) hours, after it becomes aware of such breach and shall provide PLK and the Company with the name and contact information for a primary security contact within Agency who will be available to assist PLK 24 hours per day, 7 days per week in resolving obligations associated with the Security Breach. Agency shall notify PLK and the Company of any Security Breach by e-mailing.

(b)Immediately following such discovery and notification to PLK and the Company, the parties will coordinate with each other to investigate the Security Breach. Agency agrees to fully cooperate with PLK and the Company in PLK’s and the Company’s handling of the matter, including any investigation, providing PLK with physical access to the facilities and operations affected, facilitating interviews with Agency’s employees and others involved in the matter, and making available all relevant records, logs, files, and data reporting or other obligations required by applicable law, regulation, standard, or as otherwise required by PLK and the Company.

(c)Agency shall take immediate steps to remedy the Security Breach at Agency’s expense in accordance with applicable privacy rights, laws, and standards. Agency shall reimburse PLK and the Company for actual costs incurred in responding to and/or mitigating damages caused by a Security Breach.

(d)Except as may be expressly required by applicable law, Agency agrees that it will not inform any third party (other than applicable law enforcement or as required by applicable law) of any Security Breach without first obtaining PLK’s and the Company’s prior written consent, other than to inform a complainant that the matter has been forwarded to PLK’s legal counsel. Further, Agency agrees that PLK and the Company shall have the sole right to determine: (1) whether notice of the Security Breach is to be provided to any individuals, regulators, law enforcement agencies, consumer reporting agencies, or others as required by law or regulation, or in PLK’s and the Company’s discretion; and (2) the contents of such notice, whether any type of remediation may be offered to affected persons, and the nature and extent of any such remediation. Any such notice or remediation shall be at Agency’s sole cost and expense.

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(e)Agency agrees to cooperate with PLK and the Company in any litigation or other formal action against third parties deemed necessary by PLK and the Company to protect its rights.

(f)Agency will promptly use its best efforts to prevent a recurrence of any such Security Breach. Upon PLK’s request, Agency shall, at its sole costa and expense, engage a third party security company agreed upon by PLK and Agency, to conduct a security audit and to provide a written security plan to address any issues related to such Security Breach and as otherwise identified in such audit.

Standard of Care

Agency acknowledges that in the course of its performance of the services, Agency may receive or have access to Personal Information. In recognition of the foregoing, Agency covenants and agrees that:

(a)It will keep and maintain all Personal Information in strict confidence, using such degree of care as is appropriate to avoid unauthorized use, transfer, sharing, or disclosure.

(b)It will use and disclose Personal Information solely and exclusively for the purposes for which such information, or access to it, is provided pursuant to the terms of this Agreement, and will not use, sell, rent, transfer, distribute, or otherwise disclose or make available Personal Information for Agency’s own purposes or for the benefit of anyone other than PLK and the Company without PLK’s and the Company’s express written permission.

(c)It will not, directly or indirectly, disclose Personal Information to anyone outside PLK and the Company including  subcontractors,  agents, outsourcers and auditors (hereinafter a “Third Party”), without express written permission from PLK and the Company unless and to the extent required by law enforcement or government bodies or as otherwise to the extent expressly required by applicable law or regulations. To the extent Agency discloses or makes Personal Information available to a Third Party, Agency shall remain liable to PLK and the Company for the actions and omissions of the Third Party and shall require pursuant to a written agreement signed by the Third Party that the Third Party complies with the terms and conditions of the Agreement including the data privacy and security requirements terms set forth in this Agreement, as if they were Agency.

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Information Security

(a)           Agency is responsible for any unauthorized collection, access, use, storage, disposal, or disclosure of Personal Information by its employees, agents or subcontractors under its control or in its possession. Without limiting the foregoing, Agency shall implement and maintain appropriate safeguards to protect the Personal Information that are no less rigorous than accepted industry practices (such as ISO 27001:2013, SOC 2 Type 2, SOC 2 Type 1 or other industry standards of information security) to protect the Personal Information from unauthorized access, destruction, use, modification, or disclosure, as well as with the Payment Card Industry Data Security Standard requirements (PCI DSS).

(b)           At a minimum, Agency’s information safeguards shall include: (1) secure business facilities, data centers, paper files, servers, back-up systems and computing equipment including, but not limited to, all mobile devices and other equipment with information storage capability; (2) network, device application, database and platform security; (3) secure transmission, storage and disposal; (4) authentication and access controls within media, applications, operating systems and equipment; (5) encryption of Highly Sensitive Personal Information stored on any electronic notebook, portable hard drive, or removable electronic media with information storage capability, such as compact discs, flash drives and tapes; (6) encryption of Highly Sensitive Personal Information when transmitted over public or wireless networks; (7) strictly segregating Personal Information from information of PLK/Company competitors so that both types of information are not commingled on any one system; (8) personnel security and integrity including, but not limited to, background checks consistent with applicable law; and (9) limiting access of Personal Information, and providing privacy and information security training, to Agency’s Authorized Employees. “Authorized Employees” are Agency’s employees or contractors who have a need to know or otherwise access the Personal Information to enable Agency to perform its obligations under this Agreement, and who are bound in writing by obligations of confidentiality sufficient to protect the Personal Information in accordance with the terms of this Agreement.

(c)           Upon PLK’s and the Company’s written request, Agency will promptly identify all Authorized Employees in writing as of the date of the request. During the term of each Authorized Employee’s employment by Agency, Agency will at all times cause such Authorized Employees to strictly abide by its obligations under this Agreement. Agency further agrees that it will maintain a disciplinary process to address any unauthorized access, use or disclosure of Personal Information by any of Agency’s officers, partners, principals, employees, agents or independent contractors.

(d)           Upon PLK’s or the Company’s written request, Agency shall provide PLK and the Company with a network diagram that outlines Agency’s Information Technology network and all equipment in relation to fulfilling the terms of this Agreement, including: (1) connectivity to PLK and the Company and all third parties who may access Agency’s network to the extent the network contains Personal Information; (2) all network connections including remote access services and wireless connectivity; (3) all access control devices (e.g., firewall, packet filters, intrusion detection, access-list routers); (4) any backup or redundant servers, and (5) permitted access through each network connection.

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Oversight of Security Compliance

Upon request, Agency shall grant PLK and the Company, or a third party acting on PLK’s or the Company’s behalf, permission to perform an assessment, audit, examination, or review of controls in Agency’s environment in relation to the Personal Information being handled and/or services being provided to confirm compliance with the Agreement, as well as any applicable laws, regulations, and industry standards. Agency shall fully cooperate with such assessment by providing access to knowledgeable personnel, physical premises, documentation, infrastructure, and application software that processes, stores, or transports Personal Information pursuant to the Agreement. In addition, upon request, Agency shall provide PLK with the results of any audit performed at Agency’s sole cost and expense that assesses the effectiveness of Agency’s information security program as relevant to the security and confidentiality of Personal Information shared during the course of this Agreement.

Injunctive Relief

Agency acknowledges and agrees that a breach of any data privacy and security obligation set forth in this Agreement may result in irreparable harm for which monetary damages may not provide a sufficient remedy, and as a result, PLK and the Company will be entitled to seek both monetary damages and equitable relief. Further, Agency’s failure to comply with any of the provisions of this Agreement shall be deemed a material breach of the Agreement, and PLK may terminate the Agreement for cause without liability to Agency.

Indemnity

Agency will indemnify, defend and hold harmless PLK and the Company, and their parents, subsidiaries and affiliates, and each of their respective officers, shareholders, directors,employees, and agents and all of their sccessors and assigns from and against any third party claims, suits, judgments, losses, fines, liabilities, assessments and expenses (whether fixed or contingent, and including reasonable attorneys’ fees and expenses) that arise from or are related to any failure to comply with any of Agency’s data privacy and security obligations under the Agreement, or Agency’s gross negligence or wilful misconduct that results in a Security Breach.

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APPENDIX C

MARKETING AGENCY COMPENSATION

Base Compensation: Client shall pay Marketing Agency the monthly sum of                                             ($             ), commencing on the effective date of this Agreement and continuing each month thereafter through the termination date of this Agreement (unless otherwise modified in writing by the parties hereto), payable on the first day of each such month.

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APPENDIX D

THE CODE OF BUSINESS ETHICS AND
CONDUCT FOR VENDORS

[to be the same as Appendix A.3 to Exhibit E to this Agreement below]

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APPENDIX E
BILLING PROCEDURES

[to be inserted as agreed between Master Franchisee and Marketing Agency]

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APPENDIX F

IP PROTECTION CLAUSE FOR CONTRACTS BY MARKETING AGENCY

[to be inserted by Master Franchisee]

Contract Provision to be included in Agency Contracts with Third Parties:

[Third Party] understands and agrees that all material worked on or developed by [Third Party], including but not limited to concepts, ideas, recommendations, copy, layouts, scripts, research, camera work, tape footage and production work, including preliminary drafts or versions thereof, shall be the exclusive property of PLK APAC PTE. LTD., which material PLK APAC PTE. LTD. shall have the full, free and exclusive right to use in any way, and such right shall include but is not limited to the right to sublicence the use of the material to others. [Third Party] acknowledges that all such material, including, but not limited to, all intellectual property rights therein is and shall be deemed to be work made for hire and that [Third Party] has no interest therein, including, without limitation, any security interest in such property, and hereby releases to Popeyes Restaurants International GmbH any interest therein which may be created by operation of law. If, for any reason, any of such materials is not found to have been created as work made for hire, [Third Party] hereby assigns all its right, title and interest in and to such materials, including the copyrights of such material, to PLK APAC PTE. LTD. [Third Party] hereby waives any and all so-called moral rights in and to the materials. [Third Party] shall execute, acknowledge and deliver to PLK APAC PTE. LTD. any instruments that, in the sole judgment and discretion of PLK, may be deemed necessary to carry out, give effect to, or evidence such assignment, and to protect the rights of PLK APAC PTE. LTD. in the materials, and otherwise to carry out the purposes and intent of this provision.

Appendix

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CERTAIN PORTIONS OF THE EXHIBIT THAT ARE NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL HAVE BEEN REDACTED PURSUANT TO ITEM 601(b)(10)(iv) OF REGULATION S-K. [****] INDICATES THAT INFORMATION HAS BEEN REDACTED.

APPENDIX G

NON-DISCLOSURE AGREEMENT

[to be inserted as agreed between Master Franchisee and Marketing Agency]

Appendix

55

CERTAIN PORTIONS OF THE EXHIBIT THAT ARE NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL HAVE BEEN REDACTED PURSUANT TO ITEM 601(b)(10)(iv) OF REGULATION S-K. [****] INDICATES THAT INFORMATION HAS BEEN REDACTED.

APPENDIX H
NOTICE DETAILS

[to be inserted]

Appendix

56